EXHIBIT 10.06

*	Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 406 of the Securities Act of 1933, as amended.
CARD PROGRAM SERVICES AGREEMENT
     This Card Program Services Agreement (“Agreement”) is made as of this 27th of October, 2006 (the “Effective Date”) by and between GE Money Bank, a federal savings bank (“Bank”), with an office located at 4246 South Riverboat Road, Suite 200, Salt Lake City, Utah 64123, and Green Dot Corporation, a Delaware corporation (“Servicer”), with an office located at 605 East Huntington Drive, Suite 205, Monrovia, California 91016.
     WHEREAS, Bank is engaged in the business of issuing prepaid cards in a variety of different programs, including under private label arrangements with retailers in which the cards bear the marks or logos of the retailers;
     WHEREAS, Servicer is engaged in the business of providing various services to issuers of prepaid cards, including processing, settlement and other services with respect to such cards;
     WHEREAS, Bank and Servicer desire that Servicer provide to Bank certain services in connection with payment cards issued by Bank, as provided in this Agreement;
     NOW, THEREFORE, in consideration of the payments to be made and services to be performed hereunder, upon the terms and subject to the conditions set forth in this Agreement and intending to be legally bound, the Bank and Servicer (each a “party” and collectively the “parties”) agree as follows:
     I. Individual Programs.
          A. This Agreement sets forth the terms and conditions on which Servicer will provide services for one or more prepaid card programs offered by Bank (each a “Program”) that the parties mutually agree will be subject to this Agreement.
          B Servicer shall have a right of first refusal to be the servicer on any prepaid card program involving a Prepaid Card, as that term is defined in the Network Agreement, that is offered by the Bank and sponsored or distributed by another Person, other than a prepaid card program offered directly to Cardholders. Such right of first refusal shall include both the right to make an initial offer of terms and conditions on which Servicer will service Prepaid Cards in such prepaid card program and the final right to better any final offer of terms and conditions by another servicer before acceptance by Bank. Notwithstanding the foregoing, Servicer shall not be entitled to exercise such right of first refusal if either (1) the [*], or (2) there is a material default by Servicer with respect to any Program serviced by Servicer.
          C. To the extent that Bank promotes a servicer as part of its marketing efforts to Persons that will be sponsors or distributors of a prepaid card program involving a Prepaid

*	Confidential Treatment Requested.

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Card, Bank will exclusively promote Servicer as its preferred provider. Notwithstanding the foregoing, Bank may [*] ([*]) [*].
          D. The provisions of Sections I.B and I.C of this Agreement apply to the Bank only with respect to Prepaid Cards issued by Bank for the Retail Consumer Finance unit of General Electric Capital Corporation, or any successor unit or division.
     II. Program Schedules.
          A. For each Program subject to this Agreement, the parties shall agree upon “Program Schedules” for the Program addressing (A) Description of Program, (B) Description of Services, (C) Service Level Agreement, (D) Servicing Fees, and (E) Reporting Package. Such Schedules, upon agreement of the parties, shall be incorporated into and become a part of this Agreement.
          B. Attached to this Agreement on the date hereof are the following Program Schedules for the first Program subject to this Agreement, where the “1” immediately following “Schedule” indicates the first such Program: Schedule 1-A — Description of Program (Wal-Mart Program); Schedule 1-B — Description of Services, Schedule 1-C — Service Level Agreement; Schedule 1-D — Servicing Fees; Schedule 1-E — Reporting Package; and Schedule 1-F-Settlement Terms for Intermediary Services.
          C. Program Schedules for Programs other than the first Program shall be agreed upon by the parties when the Program is made subject to this Agreement, and shall be numbered “Schedule 2- ,” “Schedule 3- ,” etc. to reference the second, third and subsequent Programs subject to this Agreement as agreed upon by the parties.
     III. General Terms and Conditions. The General Terms and Conditions and all schedules and exhibits attached hereto are incorporated herein and deemed part of this Agreement and the parties agree to comply with all such provisions.
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*	Confidential Treatment Requested.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf as of the date first above written.

Green Dot Corporation		GE Money Bank
605 East Huntington Drive, Suite 205		4246 South Riverboat Road, Suite 200
Monrovia, California 91016		Salt Lake City, Utah 64123

By:	/s/ Steven W. Streit	By:	/s/ Margaret M. Keane

Name:	Steven W. Streit	Name:	Margaret M. Keane
Title:	CEO	Title:	SVP, GE Money Bank

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1. CONSTRUCTION	1
1.1. Definitions	1
1.2. References	1
1.3. Interpretation	1

2. TERM	1

3. IMPLEMENTATION	1
3.1. Development of Implementation Plans	1
3.2. Assignment of Resources	2
3.3. Pilot Target Date	2

4. SERVICES	2
4.1. Obligation to Provide Services	2
4.2. Service Levels	2
4.3. Performance Warranty	2
4.4. Staffing	3
4.5. Conduct of Servicer Personnel	3
4.6. Subcontracting	4
4.7. Status Meetings/Reports	4
4.8. Coordination	4
4.9. Review of Servicing Materials	4
4.10. Training and Education	5
4.11. Reliance on Data	5
4.12. Settlement	6
4.13. Changes to Program	7

5. SERVICING FEES AND PAYMENT	7
5.1. Servicing Fees	7
5.2. Disputed Amounts	7
5.3. Terms of Payment	7
5.4. Taxes	8
5.5. Recovery	8
5.6. Revenue Share	8

6. WARRANTIES AND COVENANTS	8
6.1. Reciprocal Warranties	8
6.2. Servicer Representations and Warranties	8
6.3. Bank Representations and Warranties	9
6.4. Viruses	9
6.5. Non-Solicitation of Employees	10

7. PROGRAM MANAGEMENT/COMPLIANCE	10
7.1. Compliance with Law and Authorizations	10
7.2. Modifications to Comply with Legal Requirements	11

7.3. Network Requirements	12
7.4. Systems Changes	12

8. TERMINATION/DEFAULT	13
8.1. Bank’s Early Agreement Termination Rights	13
8.2. Bank’s Early Program Termination Rights	14
8.3. Servicer’s Early Agreement Termination Rights	15
8.4. Servicer’s Early Program Termination Rights	16
8.5. Early Termination Rights in Particular Jurisdictions	16

9. POST TERMINATION RIGHTS AND RESPONSIBILITIES	16
9.1. Extension of Termination	16
9.2. Termination/Expiration Assistance	16
9.3. Trailing Activity	18
9.4. BIN Transfer	18
9.5. Interbank Card Association Number	18
9.6. No Liens	18

10. LIABILITY / INDEMNIFICATION	18
10.1. Limitation on Liability	18
10.2. INDEMNIFICATION	19

11. INSURANCE	20
11.1. Maintenance of Insurance	20
11.2. Fraud Risk	21

12. INTELLECTUAL PROPERTY/OWNERSHIP RIGHTS	21
12.1. Bank Data	21
12.2. Bank Intellectual Property	21
12.3. Servicer Intellectual Property	21
12.4. Development Request Process	22
12.5. General Restrictions	23
12.6. Patent Rights	23
12.7. Residual Knowledge; Further Rights	23

13. CONFIDENTIALITY AND DATA SECURITY	23
13.1. Confidential Information	23
13.2. General Obligations	24
13.3. Information Security	25
13.4. Loss of Information	25
13.5. Data Security	26
13.6. Publicity	26

14. AUDITS	26
14.1. SAS 70 Audits	26
14.2. Regulatory Audits and Bank Reviews	27

15. DISASTER RECOVERY	28

15.1. Disaster Recovery Plan	28

16. OWNERSHIP OF PROGRAM	29
16.1. Ownership of Program	29
16.2. Relationships with Bank Clients	29
16.3. Green Dot Merchant Arrangements	30
16.4. Relationships with Cardholders	32
16.5. Relationship with Bank	32

17. MISCELLANEOUS PROVISIONS	33
17.1. Governing Law	33
17.2. Entire Agreement; Amendments	33
17.3. Relationship of Parties	34
17.4. Assignment	34
17.5. Notices	34
17.6. Waiver	35
17.7. Severability	35
17.8. Survival	35
17.9. No Third Party Beneficiaries	35
17.10. Force Majeure	35
17.11. Negotiated Agreement	36
17.12. Waiver of Jury Trial	36
17.13. Financial Information	36

18. DISPUTE RESOLUTION	36
18.2. Litigation and Injunctive Relief	37
18.3. Continued Performance	37

19. DEFINITIONS	37

TERMS AND CONDITIONS
1. CONSTRUCTION
     1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to them in Section 19 of this Agreement.
     1.2. References. In this Agreement, references and mention of the word “includes” and “including” shall mean “includes, without limitation” and “including, without limitation,” as applicable, and the word “any” shall mean “any or all”. Headings in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.
     1.3. Interpretation. In the event of a conflict between the general terms and conditions and the terms of any exhibit or schedules attached hereto, the terms of the exhibit or schedule shall control the interpretation of the Agreement with respect to the Services provided under that particular exhibit or schedule only. The exhibits and schedules together with the general terms and conditions shall be interpreted as a single document. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.
2. TERM
     Unless this Agreement has been earlier terminated, this Agreement shall commence on the Effective Date and end concurrently with the expiration or termination of the last Program subject to this Agreement (the “Term”). Unless otherwise agreed in writing by the parties, the Servicing Fees for Services provided by Servicer to Bank with respect to a Program shall remain fixed throughout the term of the Program, provided that the parties shall mutually agree in writing to the fees for any additional Services or services other than the Services. Unless otherwise agreed to by the parties in a Description of Program Schedule, as defined in Section 3.1, and subject to the terms of Article 8, the term of any Program shall commence on the effective date of such Program and end on the expiration date of such Program as set forth in the Description of Program Schedule.
3. IMPLEMENTATION
     3.1. Development of Implementation Plans. In connection with any Program listed in Schedule 1-A, 2-A and so forth (each a “Description of Program Schedule”) and any other Program added by mutual agreement of Servicer and Bank, Servicer, with the involvement of Bank, will develop a detailed, customized plan for implementation of the Services to be provided in the Program, which may provide for a pilot prior to full rollout (each, an “Implementation Plan”). Each Implementation Plan will be mutually developed and agreed upon by the parties, and will include assignment of tasks, deliverables and timelines, and an acceptance testing plan. Changes to Implementation Plans shall be mutually agreed upon and documented via a change control process. The implementation project leaders for each party shall regularly communicate on the progress of the implementation, the feasibility of the Implementation Dates specified in the Implementation Plans, and such other matters which may affect the smooth startup of the

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Program. The parties will work together to identify and resolve any issues arising in connection with any Program implementation.
     3.2. Assignment of Resources. Each party agrees to assign sufficient and knowledgeable staff to support each Implementation Plan, and shall cooperate fully with all reasonable requests of the other party made necessary to affect each Implementation Plan in a timely and efficient manner.
     3.3. Pilot Target Date. The parties have agreed that they will each be ready on or before October 29, 2006 to conduct an external pilot of the first Program subject to this Agreement, subject to any issues with the Bank Client. Such pilot shall involve approximately 380 Bank Client locations in the States of California, Georgia, Alabama, and Texas.
4. SERVICES
     4.1. Obligation to Provide Services. The services that Servicer will provide to (or on behalf of) Bank in connection with a Program (collectively, “Services”) shall be set forth in Schedule 1-B, 2-B, and so forth (each, a “Description of Service Schedule”). Servicer hereby agrees to provide the Services in accordance with the provisions of this Agreement. Except for any Bank Assumed Expenses, Servicer shall (a) be responsible for all costs and expenses incurred by Servicer in performing the Services, except such costs and expenses which the parties agree in writing will be paid for by a Bank Client or by a Network, and (b) pay all Other Expenses incurred in connection with the Program as and when such Other Expenses become due. All Services that involve customer contact shall be conducted from locations within the United States, unless otherwise approved by Bank in writing, which approval shall not be unreasonably withheld or delayed, provided that (i) Bank may in any case withhold or revoke its approval in the event a Bank Client objects to the foreign location or if Servicer or its outsource vendor violates Applicable Law, and (ii) any data that is transmitted outside of the United States pursuant to this Section shall be subject to the same data and security standards imposed on Bank with respect to Bank Data maintained in the United States. For purposes of the first Program subject to this Agreement, Servicer may provide Cardholder interfacing related Services from locations in the United States, Guatemala and/or the Philippines.
     4.2. Service Levels. Performance standards for the Services (each a “Service Level”) shall be as set forth in Schedule 1-C, 2-C, and so forth (each a “Service Level Schedule”). Failure to meet Critical Service Levels identified in a Service Level Schedule (a Critical Service Level failure may include repeated failure to perform in accordance with a particular Service Level, if so defined in a Service Level Schedule), will be grounds for termination by Bank, as further provided in Section 8.1(j). Servicer shall cure any failure to achieve a Service Level within the period specified within the applicable Service Level Schedule. Remedies, if any, for failure to achieve a Service Level shall be as set forth in a Service Level Schedule.
     4.3. Performance Warranty. Servicer represents and warrants the following with respect to the Services (the “Performance Warranty”): (i) that the Services will be performed in accordance with the requirements set forth in any applicable Schedule attached hereto, and in a timely, competent, and workmanlike manner consistent with or exceeding generally accepted industry standards, practice, and procedures for the Services, and (ii) that it will comply with

Applicable Law in the performance of its duties and obligations under this Agreement, each Program implemented pursuant hereto, and the Transactions contemplated herein, and (iii) that the Servicer System, and all Services, will function, and be provided, in material conformance with the applicable Documentation.
          (a) Except as may be expressly agreed in writing by Servicer, Servicer’s Performance Warranty does not apply to:
     (i) defects, problems, or failures caused by the Bank’s nonperformance of obligations essential to Servicer’s performance of its obligations or by Bank’s instructions to Servicer; or
     (ii) defects, problems, or failures caused by an event of force majeure, provided Servicer takes the steps outlined in Section 17.10 hereof to recover from, or mitigate the impact of, the force majeure.
          (b) THE PERFORMANCE WARRANTY, AND THE WARRANTIES IN ARTICLE 6 HEREOF, ARE IN LIEU OF, AND SERVICER DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE. ADDITIONALLY, EXCEPT AS OTHERWISE PROVIDED HEREIN, BANK DISCLAIMS ANY WARRANTY, CONDITION OR REPRESENTATION (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO ITS OBLIGATIONS HEREUNDER.
     4.4. Staffing.
          (a) Servicer shall employ adequate numbers of suitably trained and highly qualified personnel with the education, knowledge base, experience and skill necessary to perform the Services. Servicer will deploy and maintain employee screening procedures which comply with Applicable Law.
          (b) Servicer will assign a relationship manager to Bank’s business, and other high-level managers designated by Servicer who will be responsible on an overall basis for Bank’s business with Servicer (“Key Personnel”), and will respond to any issues raised by Bank with respect to such managers, including removing from Bank’s business any Key Personnel whose performance is not reasonably satisfactory to Bank.
     4.5. Conduct of Servicer Personnel. Servicer personnel, when performing Services on the premises of Bank or its Affiliates, shall comply with all rules and regulations that Bank or the Affiliate advises Servicer are generally applicable to Bank’s or the Affiliate’s contractors, as well as any policies and procedures that may be provided by Bank or the Affiliate relating to confidentiality and security of Bank’s or the Affiliate’s Confidential Information. Without limiting the foregoing, Servicer will ensure that its Key Personnel working on the Program read, acknowledge and comply with Bank’s Sharing the Commitment to Integrity policy (the “Integrity Policy”) applicable to Bank’s service providers (set forth as Exhibit A hereto) as well as Applicable Law that prohibits disclosure of Bank Data. Servicer will roll out awareness training on the Integrity Policy to those of its employees Servicer considers appropriate based on their job role.
     4.6. Subcontracting.
          (a) Except for (1) Total Systems Services, Inc. and its Affiliates, including TSYS Prepaid, Inc., ClientLogic Operating Corporation and its Affiliates and 24/7 Customer.com Inc.; and (2) subcontracting development work to individual contract programmers, hiring individual temporary employees to augment its operations, or as otherwise expressly permitted herein, Servicer will not subcontract performance of any of the Services without Bank’s prior written consent, which Bank will not unreasonably withhold or delay. Servicer will ensure that any subcontractors engaged in connection with the Services meet the same standards as are required of Servicer’s personnel hereunder. Servicer shall be responsible for the work performed by, and the acts and omissions of, all of its subcontractors as if they were Servicer’s employees. Notwithstanding the foregoing, vendors providing printing, manufacturing, shipment and merchandising services to Bank and/or Servicer in connection with a Program shall not be considered subcontractors for purposes of this Agreement.
          (b) Promptly after the Effective Date, Servicer shall cooperate with Bank in Bank’s efforts to cause Servicer’s subcontractor, TSYS, to enter into an agreement with Bank, in form and substance acceptable to Bank, pursuant to which TSYS will provide Bank or its designee with Termination/Expiration Assistance and/or continued services equivalent to the services TSYS provides to Servicer prior to the termination or expiration of any Program hereof if Servicer fails to perform its obligations under this Agreement. Servicer shall provide to Bank all necessary information and data, including relevant codes, necessary for Bank to receive such services from TSYS.
     4.7. Status Meetings/Reports. Bank and Servicer will hold regularly scheduled periodic meetings to review the status of the performance of the Services. Ad hoc meetings will also be held at the request of either party. Agendas shall be agreed upon between both Parties. Each party will use its best efforts to address and resolve any issues identified at such meetings. Servicer will provide reports regarding its performance as set forth in Schedule 1-E, Schedule 2- E and so forth (each a “Reporting Schedule”).
     4.8. Coordination. Servicer will cooperate and coordinate, at Bank’s request, with Bank and/or any other third parties working with Bank who are performing similar, related or different services than the Services to facilitate proper interfaces and overall achievement of Bank’s goals. Additionally, each party will promptly notify the other if it becomes aware of an act or omission of a third party service provider that may materially affect or delay provision of the Services.
     4.9. Review of Servicing Materials. Servicer shall submit to Bank, for Bank’s prior written approval, all written correspondence, Cardholder service scripts, advertisements, policies, procedures, packaging and other materials relating to marketing Cards or the Program, Cardholder servicing, statementing or handling of Transactions (including Cardholder Agreements and privacy policies), and any other materials (printed or otherwise) that will be sent to, used to communicate with or market to prospective, current or former Cardholders or Bank Clients (e.g., Wal-Mart) (referred to herein as “Servicing Materials”); provided, however, that Bank shall not have the right to terminate this Agreement for Servicer’s failure to obtain such approval from Bank as long as (i) Servicer in good faith attempts to comply with the requirements of this Section 4.9, and (ii) Servicer does not materially fail to comply with such requirements subsequent to receiving written notice from Bank of non-compliance with such requirements. Bank shall review all Servicing Materials submitted by Servicer and provide its response within ten (10) Business Days after receipt from Servicer. Servicer shall abide by and use the approved Servicing Materials in providing Services hereunder. Upon approval of the Servicing Materials by Bank, any material changes to such Servicing Materials shall require the written approval of Bank before such changed version is used in performing the Services. Servicer shall not use any Servicing Materials in providing the Services until such approval is given by Bank.
     4.10. Training and Education.
          (a) Servicer shall provide a reasonable number of sessions of training to Bank, and at Bank’s request, to Bank Clients, in accordance with the training schedule developed pursuant to the applicable Implementation Plan. The sessions shall be provided at no charge if held at a Servicer facility or a facility of a Bank Client. If Bank wishes to hold any such sessions at a location other than a Servicer facility or a Bank Client facility, Servicer will provide such training sessions at the location(s) of Bank’s choice, at times mutually agreed between Servicer and Bank.
          (b) Servicer will provide to Bank, at no charge, five (5) complete sets of the Documentation. Each time any Documentation is updated with a material revision, Servicer will provide five (5) sets of such updates to Bank at no additional charge. Bank may make copies of the Documentation (or relevant portions) for internal distribution in connection with monitoring and/or performing its obligations under any Program and, provided it has obtained Servicer’s written consent, which consent shall not be unreasonably withheld, may provide copies of such Documentation (or relevant portions) to (i) Bank Clients who are enrolled under any Program, and (ii) Bank’s third party providers as required to support Bank’s disaster recovery plans.
          (c) Servicer shall adopt and maintain a training program for its personnel and those of its permitted subcontractors who perform any customer-interfacing related Services that is reasonably acceptable to Bank. Servicer shall provide the training materials used for such training to Bank for review. Bank shall review such training materials and provide its comments within ten (10) Business Days of receipt.
     4.11. Reliance on Data. Servicer will perform the Services on the basis of information furnished by Bank, and data provided by Bank Clients. Servicer shall be entitled to rely upon any such data, information, or instructions as provided by Bank and Bank Clients. Notwithstanding the foregoing, Servicer will maintain in the Servicer System one or more validation procedures to identify and verify questionable incoming data (e.g., duplicate files, redundant transactions) even if caused by Bank Client/merchant error, and will re-validate or reject any transactions that appear to be erroneous. The parties shall each use commercially reasonable efforts to correct any errors in data, once discovered, at the earliest possible opportunity.
     4.12. Settlement.
          (a) Unless otherwise agreed upon in writing by the parties, all Transactions in which a Cardholder makes a purchase or obtains cash, including Transactions at Bank Client locations, shall be authorized, processed and settled pursuant to Network Rules. Bank and Servicer acknowledge and agree that, where Servicer processes a Transaction for a Card issued by Bank, Bank is either obligated to pay the amount of the Transaction, or Bank is entitled to receive the amount of the Transaction under applicable Network Rules.
          (b) Servicer shall daily determine the Net Network Settlement for Bank on all Card Transactions under the Network Rules and shall provide written notice of such amount to Bank no later than [*]. “Net Network Settlement” means the net amount payable to Bank by the Networks, or the net amount payable to the Networks by Bank, as applicable, for Transactions settled with Networks and/or other financial institutions in accordance with applicable Network Rules. Bank shall receive payment directly from the Networks, or shall pay directly to the Networks, the Net Network Settlement amount in accordance with the Network Rules pursuant to settlement accounts established between Bank and the Networks.
          (c) In addition to Settlement of Transactions subject to the Network Rules, the parties acknowledge that this Agreement shall govern the settlement between the parties of (i) Transactions at Bank Client locations in which a Cardholder purchases or loads a Card (other than a GD Reload) (“Bank Client Reload”), and (ii) if Bank agrees to provide Intermediary Services with regard to a Bank Client as contemplated by Section 16.3, funds owing between the Bank Client and the Servicer with respect to the Green Dot Merchant Arrangement. The terms and conditions of settlement of Bank Client Reloads and transfer of funds in connection with such Intermediary Services are set for in Schedule 1-F.
          (d) Bank shall pay Servicer, by initiating a fed-wire before [*] of [*], any Net Load Settlement owed by Bank to Servicer for Transactions occurring on the Business Day before the immediately prior Business Day and any previous non-Business Days, and Servicer will pay to Bank, by initiating a fed-wire before noon of each Business Day, any Net Load Settlement owed by Servicer to Bank for Transactions occurring on the [*] the [*] and any previous non-Business Days. Servicer will provide Bank with daily settlement and accounting information, and Bank agrees that Bank is responsible for the daily maintenance and reconciliation of all accounting entries with respect to the Net Load Settlement. For these purposes, “Net Load Settlement” shall mean the net amount owing between the parties with respect to the Settlement described on Schedule 1-F.
          (e) Interchange income payable by the Networks on Cards issued by Bank shall be paid by the Network to Bank and Bank shall pay the portion of such income payable to Servicer under this Agreement as a servicing fee and retain the remainder. All expenses and assessments on Bank by the Networks with respect to the Cards shall be paid directly by Bank and Servicer shall reimburse Bank upon demand for such amounts as part of the Other Expenses payable by Servicer under this Agreement.

*	Confidential Treatment Requested.

     4.13. Changes to Program. Bank shall have the right to change a Program as described in any Description of Program Schedule in accordance with the provisions of this Section 4.13. If Bank desires to make such a change, Bank shall provide Servicer written notice of such change in a Program that Bank is requesting (a “Program Change Notice”) and the parties shall mutually agree in writing on a reasonable time period (including reasonable time for unexpected events) for Servicer to implement the change, assuming Servicer allocates reasonable resources to the project. Servicer shall complete work on changes requested by Bank within the time period agreed upon by the parties. Notwithstanding the foregoing, the parties agree that: (a) Bank shall pay any reasonable incremental costs and expenses incurred by Servicer as a result of such change in the Program; and (b) in the event that such change materially affects the rights or obligations of Servicer under this Agreement (other than Servicer’s right to payment which shall be governed by Section 4.13(a)), Servicer shall so notify Bank in writing within fifteen (15) Business Days of receiving such notice of change from Bank, and upon receipt of such a notice by Bank, the parties will attempt in good faith to negotiate an amendment to the provisions hereof to address such effects. If the parties are unable to reach a mutually satisfactory agreement as to such an amendment as contemplated by Section 4.13(b), either party may terminate this Agreement upon not less than ninety (90) days’ advance written notice to the other party. Bank reserves the right to withdraw a Program Change Notice, including if the parties cannot agree upon the reasonable incremental costs and expenses to Servicer as contemplated by Section 4.13(a) or on any changes to this Agreement as contemplated by Section 4.13(b). Upon implementation of a change to a Program pursuant to this Section 4.13, the affected Description of Program Schedule shall be revised to incorporate such change. Notwithstanding the foregoing, changes to the Program resulting from changes in Applicable Law or Network Rules shall not be subject to this Section 4.13, but shall be governed by Sections 7.2 and 7.3, respectively.
5. SERVICING FEES AND PAYMENT
     5.1. Servicing Fees. Bank agrees to pay Servicer the servicing fees (“Servicing Fees”) as specified in Schedule 1-D hereto, Schedule 2-D, and so forth (each a “Fee Schedule”) and to reimburse Servicer for any Bank Assumed Expenses in accordance with the terms of the relevant Fee Schedule. Except as expressly provided in this Agreement: (a) the Servicing Fees and Bank Assumed Expenses shall be Servicer’s sole right to compensation under this Agreement, and (b) Bank shall not be obligated to reimburse Servicer for any costs or expenses incurred by Servicer in performing the Services or payable by Servicer in connection with this Agreement other than the Bank Assumed Expenses.
     5.2. Disputed Amounts. If either party disputes any fee, charge or amount on any invoice issued pursuant to this Agreement, and such dispute cannot be resolved promptly through good faith discussions between the parties, the parties shall diligently proceed to resolve any such dispute, provided that the disputing party delivers a written statement to the other party describing the basis of the dispute.
     5.3. Terms of Payment. Bank shall pay Servicer any amounts due Servicer, other than amounts payable under Section 4.12, within forty-five (45) days following receipt of Servicer’s invoice therefor.

     5.4. Taxes. The Servicing Fees provided herein do not include any federal, state or local sales, use or similar taxes or duties applicable to the Services provided hereunder, and Bank shall have no liability for such amounts. Bank shall not be responsible for reimbursing Servicer for any taxes based on Servicer’s income or corporate franchise.
     5.5. Recovery. The Parties agree that the Servicing Fee payable to Servicer under Section 5.1 may include all or a portion of amounts paid to Bank by a Bank Client, a Network or other third party with respect to a Program. If the Servicing Fee payable to Servicer includes any such amounts, they shall be set forth on the applicable Fee Schedule and Bank agrees not amend an agreement with such a third party with respect to payment of such amounts to Bank, or waive any rights to such payment, without the consent of Servicer. The parties agree that other payments in respect of costs may be allocated as agreed by the parties in writing.
     5.6. Revenue Share. If the Parties determine to jointly offer ancillary products to Cardholders, they shall determine an allocation of compensation from such offerings between them at the time the product offerings are made.
6. WARRANTIES AND COVENANTS
     6.1. Reciprocal Warranties. Each party represents and warrants to the other party, the following, on an ongoing basis, throughout the term hereof:
          (a) It is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.
          (b) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions and perform the obligations contemplated by this Agreement.
          (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action and will not constitute a violation of any judgment, order or decree.
          (d) None of its senior officers or directors has been subject to (i) a criminal conviction involving dishonesty or a breach of trust or money laundering, (ii) administrative or enforcement proceedings commenced by any regulatory agency, or (iii) a restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of such party or any of its senior officers or directors.
     6.2. Servicer Representations and Warranties. Servicer represents and warrants the following, on an ongoing basis, throughout the Term hereof:
          (a) Servicer is either the owner of, or has the license, right and permission to use (to extent necessary to provide the Services) the Servicer Intellectual Property used by Servicer in performing the Services, and Servicer has the right to grant Bank the rights to use such Intellectual Property and products to the extent contemplated under this Agreement.

          (b) Servicer has not violated any (i) Applicable Law, or (ii) any Bank policies of which Servicer has been given written notice, in each case regarding the offering of unlawful inducements in connection with this Agreement.
          (c) All Documentation delivered to Bank in connection with the Services accurately and completely describes the functions and features of the Services and related technology systems. The Services shall, in all material respects, conform to the Documentation.
          (d) Servicer shall maintain policies, procedures and controls designed to safeguard against interruptions in the Services due to events outside Servicer’s control, including, without limitation, internal audits necessary to monitor the proper functioning of the Servicer System and policies and procedures to prevent the introduction of Viruses or disabling code into the Servicer System. Servicer shall use commercially reasonable efforts (of at least a level and quality generally accepted in the industry) to prevent Viruses from being coded or introduced into the Servicer System and from impairing the integrity of any Bank Data resident thereon.
          (e) Servicer will at no charge or other cost to Bank, and at Bank’s request (i) correct any defects identified by Bank or Servicer in the Servicer System or processes which materially impact Service delivery; and (ii) correct any performance or processing errors of Servicer by performing the Service or regenerating or re-running data as needed.
          (f) Servicer represents and warrants that it and its vendors will at all times during the Term of this Agreement comply with any Payment Card Industry requirements on the handling or storage of data that may be established by Network Rules to the extent such requirements apply to the activities of Servicer (or its vendors) with respect to each Program.
     6.3. Bank Representations and Warranties. Bank represents and warrants the following, on an ongoing basis, throughout the Term hereof, that with respect to each Program:
          (a) Bank has agreements with each Bank Client hereunder to permit it to provide Cards and the Services contemplated hereunder to Bank Client and Bank Client customers. Bank has the license, right and permission to use any Intellectual Property of Bank Client used by Bank or Servicer in connection with any Program, and Bank has the right to grant Servicer the rights to use such Intellectual Property to the extent expressly granted in this Agreement; and
          (b) Bank is either the owner of, or has the license, right and permission to use the Bank Intellectual Property used in connection with any Program, and Bank has the right to grant Servicer the rights to use such Bank Intellectual Property to the extent expressly granted in this Agreement;
     6.4. Viruses. Each party will be responsible for preventing Viruses (as defined below) from being coded or introduced into the other party’s system(s) by its actions. In the event a Virus is found (or reasonably believed) to have been introduced into the other party’s system(s) by or through the other party, the party introducing the Virus will use commercially reasonable efforts at no additional charge to assist the other party in reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to assist the other party to the same extent to mitigate and restore such losses. “Virus” means (i) program code or programming instruction or set of instructions intentionally designed to disrupt, disable, harm, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically described as a virus or by similar terms, including Trojan horse, worm or backdoor.
     6.5. Non-Solicitation of Employees. Bank and Servicer agree that during the Term and for a period of six (6) months thereafter, neither party shall solicit the services or employment of the other party’s employees who have been directly or indirectly introduced or otherwise had contact with the soliciting party as a result of the Services provided by Servicer to Bank hereunder, without the written consent of such other party as applicable. Notwithstanding the foregoing, neither party shall be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by the soliciting party, (ii) responds to any public advertisement not specifically targeted at the other party’s employees, or (iii) has been introduced to the soliciting party by a third party recruiter who was not directed by the soliciting party to specifically target the other party’s employees.
7. PROGRAM MANAGEMENT/COMPLIANCE
     7.1. Compliance with Law and Authorizations.
          (a) Bank and Servicer shall each comply with all Applicable Laws and applicable Authorizations that apply to the performance of their respective obligations under this Agreement. Bank will establish and provide to Servicer written procedures designed to assist Servicer, when providing the Services, in complying with Applicable Laws and applicable Authorizations that apply to Bank (including anti-money laundering requirements and requirements under Regulation E with respect to disclosures given to Cardholders and error resolution processes). Bank reserves the right to change such compliance procedures in effect at the beginning of a Program, from time to time during the Program, upon reasonable notice to Servicer; provided that Bank shall be responsible for any material increase in the cost to Servicer of providing the Services that is caused by any such change in the compliance procedures, as mutually agreed upon by the parties in their reasonable discretion.
          (b) Servicer shall (i) keep itself fully advised of all requirements of Applicable Law, including those that apply to Bank to the extent that Servicer is performing Services on behalf of Bank pursuant to this Agreement, (ii) obtain and maintain all Authorizations required to permit it to perform the Services and its other obligations under this Agreement, (iii) perform the Services in compliance with all applicable Authorizations and Applicable Law that apply to Servicer, the compliance procedures established (and modified) by Bank pursuant to Section 7.1(a), the Network Rules, the applicable Cardholder Agreement, the Integrity Policy and Servicer’s other obligations under this Agreement, (iv) use commercially reasonable efforts to notify Bank in writing of any change to or enactment of or change in the interpretation or enforcement of any Applicable Law that requires a change to any Program, and (v) select, provide and maintain all components of the Servicer System so that at all times during the term of this Agreement the Servicer System complies with all Applicable Law (including those relating to reporting, record maintenance, computer security, disclosure and audit requirements) that apply to Servicer and the compliance procedures established (and modified)

by Bank pursuant to Section 7.1(a). Notwithstanding the foregoing, Servicer shall not be in breach of its obligations under Section 7.1(b)(iv) unless Servicer fails to provide Bank with notice required by such provision, Bank provides Servicer written notice of such failure and Servicer subsequently materially breaches its obligation to provide Bank with a subsequent notice under such provision.
          (c) If a party believes that the other party is not conducting its business or otherwise performing its obligations under this Agreement in compliance with all Applicable Law and applicable Authorizations, then such party shall have the right to so inform the other party and the parties will consider in good faith whether to modify the relevant operations, practices or procedures or implement new practices or procedures in order to comply with all Applicable Law and applicable Authorizations. In no event will the fact that a party may have failed to inform the other party of a potential failure to comply with an Applicable Law or Authorization affect such party’s obligation to comply with Applicable Law and Authorizations as provided in this Agreement.
          (d) Servicer shall promptly notify Bank (i) no later than one (1) Business Day after receiving any oral or written complaints or notices of investigation from any government entity or the Better Business Bureau with respect to a Program or any written complaints from other third parties that mention government entity involvement with respect to any Program, (ii) no later than three (3) business days after becoming aware of any material litigation involving Servicer that is likely to have a material adverse effect on a Program or Servicer’s ability to perform the Services under the Agreement or any litigation alleging that Servicer has violated any Applicable Law or applicable Authorization, in each case, if any such complaint, investigation or litigation (A) relates to Bank, any Cardholder or any Bank Client, (B) would reasonably be expected to reflect negatively on Bank or any Bank Client, or (C) could materially affect Servicer’s ability to perform any of the Services or its obligations under this Agreement. Each Party shall notify the other party no later than one (1) Business Day after becoming aware of any serious media investigation into a Program.
     7.2. Modifications to Comply with Legal Requirements. In the event of any change to or enactment of or change in the interpretation or enforcement of any Applicable Law or the Network Rules that would have an adverse effect on the sale, marketing, or operation of any Cards or any Programs, Servicer and Bank each agree to not terminate this Agreement or such Programs unilaterally, but to meet with the other party to explore possible modifications to the Cards or Programs or other actions including, without limitation, an allocation of risks and expenses, that would enable Bank and Servicer to perform and receive performance pursuant to this Agreement; provided that Bank may suspend a Program under this Agreement pending such exploration if reasonably necessary to avoid liability or violation of Applicable Law or Network Rules. Any modifications agreed to by the parties shall be implemented as soon as practicable. In the event that after reasonable negotiations, including escalation of negotiations to appropriate senior levels of the parties’ respective management, the parties are unable to agree on a course of action that reasonably protects the parties from increasing liability, either party shall have the right to terminate this Agreement as to any Cards or Programs affected by the Applicable Law or applicable Network Rules. Servicer shall have one-hundred eighty (180) days after Bank so instructs it to wind-down the affected Cards or Programs; provided, however, that Servicer shall comply immediately with any change to Applicable Law or Network Rules that has become effective, or any cease and desist order, injunction, or similar legal order issued by a government entity with jurisdiction over Bank or Servicer or a court of competent jurisdiction.
     7.3. Network Requirements
          (a) Bank will advise each Network utilized to process Transactions in connection with this Agreement to direct the Network BIN numbers it expects to use in connection with the Services to Servicer for processing, during the time Services are to be performed.
          (b) Bank shall execute and maintain such applications, agreements and other forms as shall be required by any Network in connection with any registrations and filings necessary under any Program to (i) effectuate the issuance of Cards, and (ii) designate Servicer as an independent service provider of Bank.
          (c) Bank and Servicer each acknowledge that they are familiar with the articles, bylaws, operating regulations, rules, procedures and policies of each Network utilized to process Transaction hereunder (the “Network Rules”). Bank and Servicer also each agree to comply with the Network Rules, to the extent the Network Rules apply to their activities, and each of them shall be responsible, as between Bank and Servicer, for any claims, liabilities, lawsuits and expenses arising out of or caused by its failure to comply with the Network Rules. Bank further agrees that it shall be responsible for securing Network approvals with respect to all aspects of the Cards and Programs (including fees and Program structure) and all marketing materials.
     7.4. Systems Changes.
          (a) Servicer shall not implement any changes, deletions, or additions to the Servicer System that (i) may reasonably be expected to have a material adverse effect on the Services, Bank’s or Cardholder’s use of the Services, Bank, Bank Clients or the Bank operating environment, or (ii) would require Bank or any Bank Client to make material changes to its or their systems to either (A) continue receiving or using the Services, or (B) receive and transmit information to and from Servicer, without first providing Bank with at least ninety (90) days’ prior written notice (or if such prior notice is not possible, the maximum possible prior written notice) and obtaining Bank’s written consent prior to the implementation of any such actions.
          (b) The foregoing notwithstanding, Servicer may make temporary changes required by an emergency, subject to its obligations under this Agreement. Servicer shall document and promptly report such emergency changes to Bank. Servicer shall, as requested by Bank, provide support for changes to Bank’s systems and procedures, if any, necessitated by changes in the Servicer System. In all cases Servicer shall use commercially reasonable efforts to ensure that no changes are introduced into the Servicer System which may materially adversely affect the ability of Servicer to deliver and Bank to receive the Services.
          (c) Servicer shall provide to Bank operational bulletins concerning the Services and the operation and use of the Servicer System no later than it makes such bulletins available to its other customers. These operational bulletins shall: provide advance notice regarding upcoming enhancements to the Servicer System and changes and additions to the services offered by Servicer; be produced on a regular basis and provide implementation dates, features, benefits and specific directions on where to locate more detailed information; and (iii) be included in updates to other Documentation (including user manuals and/or new user manuals).
8. TERMINATION/DEFAULT
     8.1. Bank’s Early Agreement Termination Rights. Bank may terminate this Agreement and all Programs and Schedules hereto, at any time during the Term, without further obligation or the payment of any early termination fee, upon any of the following events or conditions:
          (a) Servicer’s commission of a material breach of any term, obligation, covenant, representation or warranty of this Agreement that is not subject to being cured (e.g., improper disclosure of Confidential Information);
          (b) Servicer’s commission of a material breach of any term, obligation, covenant, representation or warranty of this Agreement which is not cured within ninety (90) days’ written notice (5 Business Days for payment defaults) from Bank specifying the breach (or such longer period, if any, as Bank may agree to in its reasonable discretion if the breach is not capable of being cured within ninety (90) days);
          (c) Servicer (i) ceases all or substantially all of its operations, or (ii) threatens to cease performing the Services for any reason other than a breach of this Agreement by Bank and fails to provide Bank in writing adequate assurance that it will continue to perform the Services within five (5) days of receiving Bank’s written request for such assurance;
          (d) Servicer admits in writing its inability to pay its debts as they become due, or generally fails to pay its debts as they become due, or commences or has commenced against it a case under any chapter of Title 11 of the United States Code as now comprised or in the future amended (“Bankruptcy Code”), or consents to the entry of an order for relief under the Bankruptcy Code, or consents to or suffers the appointment of a custodian, receiver, liquidator or trustee for all or a major part of its property, or makes an assignment for the benefit of creditors, or consents to or suffers an entry of a court order involving the winding up or liquidation of its affairs, or suffers the issuance of a court writ, warrant or attachment or similar process against all or a substantial part of its property;
          (e) Beginning in Servicer’s fiscal year ending in 2007, (i) Servicer’s EBITDA (earnings before income taxes, depreciation and amortization) measured over a rolling four fiscal quarter period, excluding special charges, is less than zero, and (ii) at the end of such four fiscal quarter period when EBITDA is determined, Servicer’s cash and cash equivalents on hand are less than the annualized loss multiplied by two (2); provided, however, that Servicer shall have one quarter to cure such condition before Bank may exercise any termination right under this Section;
          (f) Servicer undergoes a Prohibited Change of Control;

          (g) Significant litigation is filed and remains pending against Servicer which could reasonably be expected by Bank to (A) be decided against Servicer, and (B) if so decided, materially and negatively affect Servicer’s ability to provide the Services;
          (h) In the event that “nonpublic personal information” (as defined in the Privacy Regulations) regarding Cardholders is intentionally or unintentionally disclosed by Servicer without authorization by Bank in a manner that could have a material adverse effect on Bank, Bank Clients or Cardholders;
          (i) Any breach by Servicer of Section 6.2(b) of this Agreement;
          (j) Bank or Servicer (other than for Bank’s breach) has terminated that certain Network Agreement between Bank and Servicer pursuant to the terms therein;
          (k) The Office of Thrift Supervision requests or directs Bank to terminate this Agreement;
          (l) Bank has the right to terminate any agreement between Servicer and Bank, including without limitation, the Network Agreement, other than (1) by providing a notice of non-renewal or (2) pursuant to Section 7.2 of the Network Agreement, subject to successful renegotiation by the Parties of Schedule 1-D to this Agreement; and
          (m) A material adverse change has occurred in the operations, business, financial condition or prospects of Servicer, which Bank has determined, in good faith, has had, or is reasonably likely to have, a material adverse effect on the ongoing operations or continued viability of Servicer.
          Bank understands and agrees that Bank’s right to terminate this Agreement pursuant to Sections 8.1 (f) and (h) shall be limited as follows: Bank must give its notice of termination under Section 8.1(f), if at all, no later than sixty (60) days after Bank receives complete financial and security information from Servicer or its new owner requested by Bank (and Servicer or such new owner agrees to provide the necessary financial and security information within sixty (60) days following the effective date of the Prohibited Change of Control; and Bank must give its notice of termination under Section 8.1(h), if at all, no later than ninety (90) days after Servicer provides Bank with information about the root cause of the incident and its proposed action plan to correct any weakness discovered as a result of the incident.
     8.2. Bank’s Early Program Termination Rights. Bank may terminate any Program or any Schedule or Schedules issued hereunder related to such Program, at any time during the Term, without further obligation or the payment of any early termination fee, upon any of the following events or conditions with respect to such Program or Schedule(s):
          (a) Those termination events set forth in a Service Level Schedule relating to failure to achieve certain Service Levels with respect to such Program;
          (b) The agreement between Bank and the applicable Bank Client (or among Bank, the applicable Bank Client and Servicer) with respect to such Program (each, a “Bank-

Bank Client Agreement”), terminates or, if Servicer is also a party to such agreement, Servicer’s rights as a party to such Agreement are terminated by Bank and/or Bank Client (including, without limitation, the termination of such rights by the appointment of a successor to Servicer under the terms of such Agreement);
          (c) Those termination events set forth in a Service Level Schedule relating to failure to achieve certain Service Levels; and
          (d) A material adverse change has occurred in the operations, business, financial condition or prospects of Servicer, which Bank has determined, in good faith, has had, or is reasonably likely to have, a material adverse effect on the ongoing operations or continued viability of the Program.
     8.3. Servicer’s Early Agreement Termination Rights. Servicer may terminate this Agreement and all Programs and Schedules hereto, at any time during the Term, without further obligation or the payment of any early termination fee, upon any of the following events or conditions:
          (a) Bank’s commission of a material breach of any term, obligation, covenant, representation or warranty of this Agreement that is not subject to being cured (e.g., improper disclosure of Confidential Information);
          (b) Bank’s commission of a material breach of any term, obligation, covenant, representation or warranty of this Agreement which is not cured within thirty (30) days’ written notice from Servicer specifying the breach (or such longer period as Servicer may agree to in its discretion if the breach is not capable of being cured within thirty (30) days);
          (c) Bank ceases all or substantially all of its operations, other than by a consolidation or merger with any of Bank’s Affiliates;
          (d) Bank admits in writing its inability to pay its debts as they become due, or generally fails to pay its debts as they become due, or commences or has commenced against it a case under any chapter of the Bankruptcy Code, or consents to the entry of an order for relief under the Bankruptcy Code, or consents to or suffers the appointment of a custodian, receiver, liquidator or trustee for all or a major part of its property, or makes an assignment for the benefit of creditors, or consents to or suffers an entry of a court order involving the winding up or liquidation of its affairs, or suffers the issuance of a court writ, warrant or attachment or similar process against all or a substantial part of its property;
          (e) Significant litigation is filed and remains pending against Bank which could reasonably be expected by Servicer to (A) be decided against Bank and (B) if so decided, materially and negatively affect Bank’s ability to perform its obligations under this Agreement;
          (f) In the event that “nonpublic personal information” (as defined in the Privacy Regulations) regarding Cardholders is intentionally or unintentionally disclosed by Bank in a manner that could have a material adverse effect on Servicer;

          (g) Any Regulatory Authority requests or directs Servicer to terminate this Agreement; and
          (h) Servicer has terminated that certain Network Agreement between Bank and Servicer pursuant to the terms therein;
     Servicer understands and agrees that Servicer’s right to terminate this Agreement pursuant to Section 8.3(f) shall be limited as follows: Servicer must give its notice of termination under Section 8.3(f), if at all, no later than ninety (90) days after Bank provides Servicer with information about the root cause of the incident and its proposed action plan to correct any weakness discovered as a result of the incident.
     8.4. Servicer’s Early Program Termination Rights. Servicer may terminate any Program or any Schedule or Schedules issued hereunder related to such Program, at any time during the Term, without further obligation or the payment of any early termination fee, upon the occurrence of those termination events set forth in a Service Level Schedule relating to failure to achieve certain Service Levels with respect to such Program.
     8.5. Early Termination Rights in Particular Jurisdictions. Either party may terminate any Program in a particular jurisdiction (e.g., state or municipality) in the event that Bank, Bank Client or Servicer is unable to obtain any Authorization required to permit it to perform its obligations under this Agreement in such jurisdiction after, with respect only to Bank and Servicer, having used commercially reasonable efforts to obtain such Authorization.
9. POST TERMINATION RIGHTS AND RESPONSIBILITIES
     9.1. Extension of Termination. If this Agreement has expired, or if Bank has elected to exercise its right to terminate this Agreement, Bank may extend the Effective Date of Termination one or more times as it elects, for a total of not more than one hundred eighty (180) days following the original Effective Date of Termination and Servicer shall perform its obligations under this Agreement until such extended Effective Date of Termination. Pricing in effect hereunder as of the date of the termination notice will remain in effect throughout any period of extension; provided, however, that in the event of any termination pursuant to Section 7.2 that results in additional costs to Servicer, the parties shall negotiate changes to pricing in good faith. If the parties are unable to agree to such pricing changes within thirty (30) days after the date of Bank’s notice of termination, Bank shall not be permitted to extend the Effective Date of Termination.
     9.2. Termination/Expiration Assistance. Commencing six (6) months prior to the termination or expiration of this Agreement or any Program, or on such earlier date as Bank may reasonably request, or commencing upon a notice of termination (including notice based upon default by Bank), in whole or in part, or of non-renewal of this Agreement or any Program, and continuing through the effective date of expiration or, if applicable, of termination of this Agreement or any Program, Servicer shall provide to Bank, or at Bank’s request to Bank’s designee (“Bank Designee”), all necessary assistance to facilitate the orderly transition of Services to Bank or its designee to allow the Services to continue without interruption or adverse effect (“Termination/Expiration Assistance”). The cost and expense of such

Termination/Expiration Assistance provided by Servicer shall be (a) at Servicer’ sole cost and expense if the termination or expiration of the Agreement or Program is attributable to Servicer’s failure to perform its obligations or renew this Agreement, (b) at Bank’s sole cost and expense if the termination or expiration of the Agreement or Program is attributable to Bank’s failure to perform its obligations or renew this Agreement, and (c) divided equally among Servicer and Bank in any circumstance not covered by section 9.2(a) or 9.2(b). To the extent that Bank is responsible for payment of such costs and expenses of Servicer, Servicer shall invoice Bank for such services provided by Servicer employees at an hourly rate of $150 per hour. Bank shall pay such invoices within thirty (30) days following receipt of the invoice. In no event shall Servicer be required to deliver to any Bank Designee any Confidential Information of Servicer or Servicer Intellectual Property unless Bank has caused such Bank Designee to enter into a confidentiality agreement with Servicer in form and substance acceptable to Servicer in its reasonable discretion. Termination/Expiration Assistance shall be subject to and include the following:
     (i) Servicer shall provide the Services and Termination/Expiration Assistance until all applicable Cards being terminated are deconverted. Such actions by Servicer shall be subject to the other provisions of this Agreement, including all applicable performance standards, service levels and pricing.
     (ii) Servicer shall develop with Bank, a plan for the orderly de- conversion and/or transition of the performance of the Services, under this Agreement for each Program being terminated, from Servicer to Bank or a third party designated by Bank (the “Bank Designee”).
     (iii) Servicer shall provide Bank and/or the Bank Designee with information concerning the Services reasonably necessary for uninterrupted and timely transition of the Services under this Agreement or any Program, from Servicer to Bank or the Bank Designee, in such form as Bank may reasonably request, together with instructions concerning the format and means of accessing such data.
     (iv) Meeting and consulting will be provided to Bank and the Bank Designee as necessary for uninterrupted and timely transition of the Services being transitioned.
     (v) Upon termination or expiration of this Agreement or any Program and completion of the Termination/Expiration Assistance, each party (the “Holding Party”) shall return (or destroy, if so instructed by the other party) all of the other party’s data and Confidential Information in the possession of the Holding Party related to the Programs being terminated, or if the Agreement is being terminated, all Confidential Information in the possession of the Holding Party; provided, however, that subject to the confidentiality obligations of Article 13, the Holding Party may retain a reasonable number of copies of this Agreement, and such other Confidential Information of the other party as is mutually agreed, or is required for the Holding Party’s regulatory compliance purposes.

     (vi) Servicer acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide Termination/Expiration Assistance as provided in this Article 9, Bank will be irreparably harmed. In such a circumstance, Bank may proceed directly to court. If a court of competent jurisdiction should find that Servicer has breached (or attempted or threatened to breach) any such obligations, Servicer agrees that, without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by Servicer and restraining it from any further breaches (or attempted or threatened breaches).
     9.3. Trailing Activity. For at least 120 days following the Effective Date of Termination, Bank shall maintain a settlement account with Servicer or the depository institution designated by Servicer which Servicer may charge to settle any trailing activity which accrues prior to the Effective Date of Termination and which is not known to Servicer until sometime thereafter (including any chargeback of a transaction which is authorized prior to the Effective Date of Termination).
     9.4. BIN Transfer. Prior to the transfer of the Services to Bank or the Bank Designee upon the expiration of the Term of this Agreement, Bank shall inform the applicable Networks in writing (with a copy to Servicer) of the transfer of its Bank Identification Number (BIN) to the new processor.
     9.5. Interbank Card Association Number. Prior to the transfer of the Services to Bank or the Bank Designee upon expiration or termination of this Schedule, Bank shall inform the applicable Networks in writing (with a copy to Servicer) of the transfer of its Interbank Card Association (“ICA”) number to the new processor following the Effective Date of Termination, as well as the new ACH account number for billing purposes.
     9.6. No Liens. Under no circumstances will Servicer have or claim a lien or any other encumbrance of any kind on the Bank Data or Bank’s information or property, whether before or after termination of this Agreement.
10. LIABILITY / INDEMNIFICATION
     10.1. Limitation on Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY IN CONTRACT, TORT, (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, INCLUDING ANY FAILURE OF PERFORMANCE, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO A PARTY’S OBLIGATION TO INDEMNIFY THE OTHER PARTY AGAINST THIRD PARTY CLAIMS PURSUANT TO SECTION 10.2.

     10.2. INDEMNIFICATION.
          (a) Servicer agrees to indemnify, defend and hold harmless Bank and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each, a “Bank Indemnitee”) from and against any and all Indemnified Losses arising from, in connection with, or based upon allegations whenever made, of any of the following: (i) Servicer’s failure to satisfactorily observe or perform any duties or obligations under this Agreement, or Servicer’s breach of this Agreement (including without limitation, any warranty made hereunder); (ii) infringement or misappropriation by Servicer of any patent, trade secret, copyright or other Intellectual Property rights under the laws of the United States or any state in the United States; (iii) misrepresentations contained in the Documentation regarding the capabilities of the Servicer System; (iv) acts or omissions of Servicer or any of its agents in connection with the Services, a Program or this Agreement; (v) employment, compensation or workplace claims made by any Servicer employee or contractor; (vi) unauthorized access to Bank Data by any third party through Servicer or its systems or through any Servicer subcontractor or its systems; or (vii) violation by Servicer of any Applicable Laws or applicable Authorizations that apply to Servicer’s performance of its obligations under this Agreement.
          (b) Bank agrees to indemnify, defend and hold harmless Servicer and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each a “Servicer Indemnitee”) from and against any and all Indemnified Losses arising from, in connection with, or based upon allegations whenever made, of any of the following: (i) Bank’s failure to satisfactorily observe or perform any duties or obligations under this Agreement, or Bank’s breach of this Agreement (including without limitation, any warranty made hereunder); (ii) infringement or misappropriation by Bank of any patent, trade secret, copyright or other Intellectual Property rights under the laws of the United States or any state in the United States (except (x) if caused by Servicer or its agents acting on behalf of Bank, or (y) claims by any Bank Client with respect to infringement or misappropriation of Intellectual Property); (iii) processing errors and other acts or omissions of Bank or its agents (other than Servicer or its agents) in connection with a Program or this Agreement; (iv) Servicer’s use of trademarks or data supplied by Bank, (v) employment, compensation or workplace claims made by any Bank employee or contractor (other than Servicer’s employees or contractors); (vi) unauthorized access to Servicer Data by any party through Bank or its systems or through any Bank subcontractor (other than Servicer or its subcontractors) or its systems; or (vii) violation by Bank of any Applicable Laws or applicable Authorizations that apply to Bank’s performance of its obligations under this Agreement, or Servicer’s following the compliance procedures developed (and modified) by Bank pursuant to Section 7.1(a).
          (c) With respect to indemnity for claims asserted by third parties, the parties shall follow the procedure set forth in this Section 10.2(c). The parties shall provide each other prompt notice of any claim for which indemnification is sought, but failure to provide prompt notice shall not relieve the indemnifying party from its obligation to indemnify the other party, except to the extent the indemnifying party is prejudiced as a result of the delay in notification. The parties shall cooperate in the defense of the claim. The indemnifying party shall select and pay qualified, experienced counsel to defend the claim, and shall obtain the approval of the other party therefor (not to be unreasonably withheld, conditioned or delayed). The indemnified party shall be entitled to participate in the defense, and may hire its own separate counsel at its own expense, if it desires. The indemnifying party must obtain the consent of the indemnified party to settle any indemnified claim, if the settlement is reasonably likely to cause adverse publicity to the indemnified party, or if the settlement would require any representation or action of any kind on the part of the indemnified party, other than the payment of money (which will be paid by the indemnifying party).
11. INSURANCE
     11.1. Maintenance of Insurance. Servicer shall, throughout the Term, have and maintain in force at least the following insurance coverages from insurers acceptable to Bank:
          (a) Employer’s Liability Insurance and Worker’s Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $1,000,000 USD and a minimum aggregate limit of $10,000,000 USD or the minimum limits required by law, whichever limits are greater.
          (b) Comprehensive General Liability Insurance, including Products, Completed Operations, Premises Operations Personal and Advertising Injury, Contractual and Broad Form Property Damage liability coverages, on an occurrence basis, with a minimum combined single limit per occurrence of $1,000,000 and a minimum combined single aggregate limit of $10,000,000 USD.
          (c) Property Insurance, including Extra Expense and Business Income coverage, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of Servicer pursuant to this Agreement. Such insurance shall have a minimum limit adequate to cover risks on a replacement costs basis.
          (d) Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage, uninsured motorist and underinsured motorist liability with a minimum combined single limit per accident of $1,000,000 USD or the minimum limit required by law, whichever limit is greater.
          (e) Commercial Crime Insurance, including blanket coverage for Employee Dishonesty and Computer Theft, for loss or damage arising out of or in connection with any fraudulent or dishonest acts committed by the employees of Servicer, acting alone or in collusion with others, including the property and funds of others in their possession, care, custody or control, with a minimum limit per event of $1,000,000 USD.
          (f) Electronic Data Processing Errors and Omissions Insurance covering liability for loss or damage due to an act, error, omission or negligence, or due to machine malfunction, with a minimum limit per event of $1,000,000 USD.
          (g) Umbrella Liability Insurance with a minimum limit of $10,000,000 USD in excess of the insurance coverage described above in part (b) and (e) above in this Section 11.

     11.2. Fraud Risk. Servicer shall maintain insurance coverage on terms, in amounts and from carriers acceptable to Bank that provides coverage for losses sustained as a result of unauthorized or fraudulent Transactions with Cards, including losses associated with “under-floor” Transactions.
12. INTELLECTUAL PROPERTY/OWNERSHIP RIGHTS
     12.1. Bank Data. Bank shall remain the sole and exclusive owner of all Bank Data and all Bank Confidential Information (as defined in Article 13), regardless of the form in which such data or information is stored, maintained or processed. Bank grants Servicer a nonexclusive license to use the Bank Data solely to provide the Services under this Agreement.
     12.2. Bank Intellectual Property. Subject to this Section 12.2 and the other provisions of this Agreement, Bank retains all right, title, and interest in and to Bank Intellectual Property. “Bank Intellectual Property” shall mean (i) all pre-existing Intellectual Property owned by Bank or its Affiliates as of the Effective Date, (ii) Intellectual Property which Bank or its Affiliates develops after the Effective Date, and (iii) Servicing Materials that have been customized for Bank or a Program beyond changing the name to Bank or a Bank Client or Program pricing (i.e. excluding Servicing Materials developed by Servicer for its client programs generally, without regard to any Program), and (iv) cards, cardholder agreements, privacy policies and any other documents expressly establishing Bank’s relationship with Cardholders. Except as may be specifically provided in this herein, nothing in this Agreement shall be deemed to be either a grant of right or license, explicit or implicit (from Bank or any of its Affiliates to Servicer or any of Servicer’s Affiliates or Servicer employees) in or to any Bank Intellectual Property or other Intellectual Property in which Bank or its Affiliates has (now or in the future) any right, title or interest.
     12.3. Servicer Intellectual Property.
          (a) Subject to this Section 12.3 and the other provisions of this Agreement, Servicer retains all right, title, and interest in and to Servicer Intellectual Property. “Servicer Intellectual Property” shall mean the Servicer Software and all source code, object code, documentation (whether electronic, printed, written, or otherwise), working papers, non-Bank data, programs, diagrams, models, drawings, flow charts, and research (whether in tangible or intangible form or in written or machine-readable form), Servicing Materials, other than those described in Section 12.2(iii), Documentation and all techniques, processes, inventions, knowledge, know-how, trade secrets (whether in tangible or intangible form or in written or machine-readable form), developed by Servicer prior to or during the Term of this Agreement, and such other proprietary information relating to Servicer or the Servicer Software that Servicer identifies to Bank in writing as proprietary at the time of disclosure or would reasonably be expected to be confidential. Except as may be specifically provided herein, nothing in this Agreement shall be deemed to be either a grant of right or license, explicit or implicit (from Servicer or any of its Affiliates to Bank, Bank’s Affiliates, or Bank employees), in or to any Servicer Intellectual Property or any other Intellectual Property in which Servicer or its Affiliates has (now or in the future) any right, title, or interest.

          (b) Servicer grants a nonexclusive license to (i) Bank, (ii) Bank’s Affiliates, and (iii) Cardholders and the Bank Clients (only to the extent the Services are designed to be used by Cardholders and such Bank Clients) to use any online functionality made available by Servicer to Bank and/or Bank Clients and all Documentation, manuals and other materials necessary for the use of the Services during the Term. With respect to literary works or other works of authorship generated by Servicer under this Agreement including manuals, training materials and other materials containing technical or operational procedures concerning the Services (“Non-Software Materials”), Servicer will retain ownership (or such other rights as it may have) in such Non-Software Materials. Servicer hereby grants to Bank and Bank Clients, a non-exclusive license to use such Non-Software Materials during the Term.
     Servicer reserves the right to determine the hardware, software, and tools to be used by Servicer in performing the Services. Servicer shall retain title and all other ownership and proprietary rights in and to the Servicer Intellectual Property, and any and all derivative works based thereon. Such ownership and proprietary rights shall include any and all rights in and to patents, trademarks, copyrights, and trade secret rights. Bank agrees that the Servicer Intellectual Property is not “work made for hire” within the meaning of U.S. Copyright Act, 17 U.S.C. Section 101.
     12.4. Development Request Process.
          (a) Bank may, from time to time, request that Servicer develop software, documentation, methods, processes, procedures, or other Intellectual Property relating to the Services. Bank’s request and related proposals and materials concerning such request and proposals (together, a “New Product Development Request”) shall be Bank Confidential Information.
          (b) In each such case, Servicer will review Bank’s request, discuss the business and systems requirements with Bank, and, if Servicer is willing to make the change, provide Bank, at Bank’s request, with an estimate of timing, and two estimates (per Bank’s request) of cost as follows: (i) one estimate assuming that Servicer will have the right to make the enhancement available to any or all of its customers, in Servicer’s discretion, from the time the enhancement is first released; and (ii) one estimate assuming that Servicer will provide an exclusive use period equal to the shorter of (x) six (6) months or (y) until a competitor introduces similar software, documentation, methods, processes, procedures or other Intellectual Property, but will be able to make the enhancement available to any or all of its customers upon the earlier of the expiration of the exclusive use period, or the termination of this Agreement.
          (c) Once Bank receives the quotes from Servicer, Bank will decide and advise Servicer which option it chooses, and Servicer will proceed in accordance with the estimate. The parties acknowledge and agree that the computer code written in conjunction with any and all modifications, additions, enhancements, developments, improvements to, or derivative works from, the Servicer Software (“Enhancements”) are owned exclusively by Servicer, even when implemented by Servicer in accordance with a New Product Development Request by Bank, and even when used exclusively for Bank. However, nothing herein shall limit or prevent (i) Bank from developing, having developed, using, selling, or otherwise implementing and commercializing products or systems having the same or similar functionality as specified in any such development request as long as Bank develops, uses, sells and/or implements the functionality without use of Servicer’s Confidential Information; or (ii) Servicer from developing, having developed, using, selling or otherwise implementing and commercializing products or systems having the same or similar functionality as specified in any such development request as long as Servicer develops, uses, sells and implements the functionality without use of Bank’s Confidential Information. In addition, if Bank advises Servicer that the functionality covered by the New Product Development Request is the subject of a patent or a pending patent application, Servicer shall not take any action in contravention of Bank’s actual or pending patent rights (provided that the foregoing shall not prevent Servicer from challenging any such patent or patent application based on prior use of the patented item or other legitimate basis). The submission of a New Product Development Request hereunder shall not be construed as an express or implied grant of any rights or license in the functionality covered by the request.
     12.5. General Restrictions. Neither party nor its Affiliates nor any other Entity retained by either party in connection with this Agreement shall use the other party’s name, trademark or other intellectual property of the other party or the other party’s parent or Affiliates, including without limitation, General Electric Company, unless such use is approved in writing by the other party. Servicer agrees that it will not provide to its other customers, nor use in any way in the course of other engagements, any materials containing Bank Intellectual Property or Bank Confidential Information, provided that this Section 12.5 shall not in any way limit Servicer’s right to use Enhancements to provide services to its other customers. Bank agrees that it will not provide to customers who are not Bank Clients, nor use in any way in the course of other engagements, any materials containing Servicer Intellectual Property or Servicer Confidential Information, provided that the foregoing shall not prevent Bank from providing materials to Cardholders in connection with a Program.
     12.6. Patent Rights. Nothing in this Agreement shall be deemed by implication or otherwise to be a grant of right or license from a party or any Affiliate of the party to the other party or its Affiliates or agents in or to any patent or patent application in which such party or any Affiliate of such party has any right, title or interest.
     12.7. Residual Knowledge; Further Rights. Each party shall have the right to use for any purpose any Residuals from the performance of the Agreement, so long as such Residuals do not include any Intellectual Property of the other party. “Residuals” shall mean any information in intangible form not protected or protectable by copyright, trade secret, patent or other intellectual property rights, including any ideas, concepts, know-how or techniques contained therein.
13. CONFIDENTIALITY AND DATA SECURITY
     13.1. Confidential Information.
          (a) “Confidential Information” of a party shall mean all information and documentation of or relating to such party or its business (and with respect to Bank, relating to Bank Clients or their business) that is obtained in connection with this Agreement, whether or not designated as confidential. Bank Data shall be the Confidential Information of Bank. All information related to the Servicer System, Servicer Software, and Documentation shall be Confidential Information of Servicer.
          (b) Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the party having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party without reference to the Confidential Information of the furnishing party; (iii) information received from a third party, other than a party involved in providing or obtaining Services hereunder (e.g., merchants, Cardholders, Bank Clients) not under a confidentiality obligation to the disclosing party; or (iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party.
          (c) The parties acknowledge and agree that the substance of the negotiations of this Agreement, and the terms of this Agreement are considered the Confidential Information of both parties.
     13.2. General Obligations.
          (a) Except as permitted under this Section 13.2, neither party shall use, copy, sell, transfer, publish, disclose, display, or otherwise make available any of the other party’s Confidential Information except to Permitted Persons as necessary to perform or enforce its obligations under this Agreement or as required by Applicable Law. Each party shall implement reasonable security procedures to protect the Confidential Information of the other party, and shall advise all permitted recipients of the Confidential Information of the other party of these confidentiality obligations. “Permitted Persons” shall be: (i) officers, directors or employees of each such party and its Affiliates who have a need to know of such contents in order to perform or enforce its obligations under this Agreement; (ii) legal counsel and accountants for such party or its Affiliates; or (iii) any governmental or regulatory agency if required by Applicable Law; (iv) any Bank subcontractors, (v) any Servicer subcontractors permitted under the terms of Section 4.6(a), or (vi) as otherwise approved in writing by the parties ((i) through (vi) collectively, “Permitted Persons”).
          (b) All such Confidential Information shall be disclosed by a party only to Permitted Parties who have agreed to: (i) restrict their use and disclosure of the other party’s Confidential Information to the use and disclosure permitted under this Agreement for such party specified in connection with provision of the Services, (ii) comply with Applicable Law; and (iii) implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the other party’s Confidential Information as provided herein. Servicer will be fully responsible for the conduct of its subcontractors as described in Section 4.6 above and any person who obtains Bank’s Confidential Information through any Servicer subcontractor. Bank will be fully responsible for compliance with this Section 13 by any third parties, as described in Section 4.8, working as Bank’s subcontractors and any person who obtains Servicer’s Confidential Information through any Bank subcontractor.
          (c) A party may disclose Confidential Information of the other party if required to do so by subpoena, court or regulatory order, or other legal process, provided the party notifies the other party of its receipt of any such process, and reasonably cooperates, at the other party’s expense, with efforts of the disclosing party to prevent or limit disclosure in response to such process. In addition to the precautions and restrictions in this Section, the parties agree to comply with the special provisions related to Bank Data set forth in Section 13.3 below.
          (d) As soon as reasonably practicable after the termination or expiration of this Agreement, each party shall return or deliver to the other party or, if agreed to by the disclosing party, destroy all materials delivered by the disclosing party to recipient party or prepared by recipient containing any Confidential Information of the disclosing party and, in the event of any agreed destruction of such information, deliver a certificate signed by an officer of the recipient party certifying such destruction.
          (e) No disclosure by any party of any of its Confidential Information shall constitute a grant to the recipient party of any interest or right whatsoever in such Confidential Information, which shall remain the property solely of the disclosing party, except as otherwise expressly provided for herein. Nothing contained herein shall limit the disclosing party’s rights to use its own Confidential Information in any manner whatsoever.
          (f) Notwithstanding any other provision in this Agreement, each party to this Agreement understands that if it fails to comply with this Section 13, the other party will suffer irreparable harm, which may not be adequately compensated for by monetary damages alone. Each party, therefore, agrees that in the event of its breach or threatened breach of this section, the other party shall be entitled to injunctive and/or other preliminary or equitable relief, without bond, in addition to any other remedies as provided for in this Agreement.
          (g) Servicer shall not store any Bank Data or Bank Confidential Information outside of the United States without Bank’s prior written consent, and (ii) Servicer agrees and acknowledges that any Bank Data or Bank Confidential Information which is stored outside the United States pursuant to Bank’s consent shall be subject to the same data protection and security standards that Bank imposes on third parties in the United States with respect to Bank Data and/or Bank Confidential Information.
     13.3. Information Security. Servicer shall be responsible for establishing and maintaining an information security program to protect the security, confidentiality and integrity of Bank Data as may be appropriate to meet the objectives of the Gramm-Leach-Bliley Act and the regulations and guidelines promulgated thereunder (the “GLB Act”) with respect to (i) ensuring the security and confidentiality of Bank Data, (ii) protecting against any anticipated threats or hazards to the security or integrity of Bank Data, and (iii) protecting against unauthorized access to or use of Bank Data that could result in substantial harm or inconvenience to Bank, Cardholders or any Bank Clients. Bank shall be responsible for maintaining security for its own systems, servers, and communications links.
     13.4. Loss of Information. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of a party, the other party will promptly (i) notify the such party upon becoming aware thereof; (ii) take such actions as may be necessary or reasonably requested by such party to minimize the violation, and (iii) cooperate in all reasonable respects with such party to minimize the violation and any damage resulting therefrom.
     13.5. Data Security. In addition to all the provisions of this Article 13, the following additional provisions shall apply to the security of Bank Data:
     (i) Servicer will comply with its then-current security policies and procedures, and its security policies and procedures shall comply with laws and regulations applicable to Servicer, to financial institutions generally, and to financial institutions’ third party processors generally.
     (ii) If, at any point during the investigation of a breach of security, Servicer’s information security department determines that Bank is impacted, Servicer will promptly notify Bank’s designated point of contact. Timing of notification may vary depending on the situation, but in no event will exceed 48 hours after discovery.
     (iii) Servicer will provide relevant information to Bank and will work with Bank to minimize any adverse effects of any such breach, and Servicer will bear the expense of compliance with any legal requirements (such as notices to Cardholders or customers) associated with the breach, and any efforts taken to mitigate or resolve such effects, which shall be mutually agreed between Servicer and Bank.
     (iv) Servicer will ensure that its subcontractor TSYS (or any successor subcontractor) will include testing of its security policies and procedures in its annual SAS 70 audit, as described in Section 14.1.
     (v) Servicer will safeguard any Bank inventory (such as Card plastic) in its possession or under its control or the control of its subcontractors in accordance with Network’s and Bank’s security requirements.
     (vi) Servicer will ensure that all Bank Data is encrypted during any period of transmission using prudent, industry accepted encryption methodology.
     13.6. Publicity. Neither party may refer to or name the other party directly or indirectly in any press release, public announcement, public disclosure, or promotional or marketing materials without the other party’s prior written consent.
14. AUDITS
     14.1. SAS 70 Audits.
          (a) Annually during the Term, Servicer shall cause TSYS (or any successor subcontractor) to retain an independent auditor (each, an “Third Party Auditor”) to perform an audit or series of audits, each of which audit(s) shall conform to the American Institute of Certified Public Accountants Statements or Auditing Standards No. 70 Type II (such audit(s), together with the audit referred to in subsection (b) below, referred to herein collectively as the

“SAS 70”) or any successor or substitute statement adopted by the American Institute of Certified Public Accountants, of the control activities and processes maintained by TSYS (or any successor subcontractor) to provide the services then being provided by it in connection with this Agreement.
          (b) On the Effective Date, Servicer shall provide Bank a copy of the SAS 70 report resulting from the most recent SAS 70 audit conducted with respect to TSYS (or any successor subcontractor), and shall thereafter promptly after receipt of each SAS 70 report resulting from an annual SAS 70 audit with respect to TSYS (or any successor subcontractor) provide Bank a copy of such report. Servicer will also update Bank on issues of concern identified in each SAS 70 audit of TSYS (or any successor subcontractor), and will keep Bank updated on progress towards resolution.
          (c) Bank may ask questions of Servicer concerning the SAS 70 audits and the SAS 70 reports provided under this section, which Servicer shall promptly investigate and answer. Servicer will discuss and resolve with TSYS (or any successor subcontractor) any areas of concern raised by Bank.
          (d) At all times during the Term each Third Party Auditor shall be a nationally (United States) recognized auditing firm.
     14.2. Regulatory Audits and Bank Reviews.
          (a) If any governmental or regulatory agency or other entity having jurisdiction over Bank lawfully requires, in accordance with authority granted to such entity, that it and/or Bank be permitted to review or audit the Services then being provided by Servicer or information concerning Bank held by Servicer under this Agreement, then Servicer, upon reasonable advance notice from Bank (to the extent Bank is able or permitted to provide such notice) shall allow such governmental or regulatory agency or other entity or Bank, as the case may be, to conduct the required audit.
          (b) Upon Bank’s request, Servicer will provide to Bank and its representatives who have agreed in writing to the obligations in this Agreement imposed on Bank with respect to Confidential Information of Servicer, reasonable access to facilities and operations of Servicer and its agents, and copies of such Bank-related records held by or under the control of Servicer, as are reasonably necessary for the purpose of reviewing Servicer’s compliance with its obligations under this Agreement, and the accuracy of invoices and/or any amounts due or paid between the parties with respect to this Agreement; provided that: (i) such audits are conducted in a manner that endeavors to minimize any material disruption to the business of Servicer; (ii) Bank, or the party conducting such audit on Bank’s behalf, shall provide Bank not less than ten (10) Business Days’ prior written notice of such audit or such shorter notice period as may be necessary under the circumstances as reasonably determined by Bank; (iii) no books or records are removed from their usual place of keeping unless authorized in writing by Servicer; and (iv) the audit itself and Bank’s associated expenses shall be paid for by Bank. If such a review of amounts due or paid between the parties herein uncovers overcharges or underpayments by a party, that party will immediately refund the overcharge and/or pay the amount of the underpayment plus interest thereon at the rate of five-percent (5%) annually, imposed from the date of the payment of the overcharge or the date the underpayment was due, as applicable, through the payment date.
15. DISASTER RECOVERY
     15.1. Disaster Recovery Plan.
          (a) Servicer shall be responsible for the implementation, maintenance, testing and execution of a technology disaster recovery and business continuity plan for the Services (the “TBCP”). Servicer shall provide Bank a summary of the then-current TBCP each Contract Year, and upon Bank’s request. Servicer shall update the TBCP no less often than annually and as otherwise necessary and appropriate to remain current with the environments covered by the plan. This obligation shall include contracting with third-party disaster recovery and hot site service vendors, if a hot site vendor strategy is used by Servicer. Servicer’s responsibilities with respect to the TBCP shall include the following:
          (b) Servicer shall provide Bank with prior written notice of any changes to the TBCP. Among other things, the TBCP shall: (i) list the time criteria for restoring the Servicer System and other Service environments and transporting data from off-site storage facilities to the applicable disaster recovery facilities; and (ii) provide for the recovery of mission critical Service capabilities and the Servicer System within the time frames provided in the TBCP.
          (c) Servicer shall test the TBCP at least one (1) time per calendar year. Testing activities will include the following: (i) performing the test at the business recovery center; (ii) permitting Bank to observe and/or to participate in such tests, and reviewing the Bank Data following restoration; (iii) providing Bank with a written report of the test results; and (iv) performing problem resolution of unsuccessful test components in a timely manner.
          (d) Servicer shall periodically identify opportunities for improvement and efficiencies in business continuity and disaster recovery functions.
          (e) Servicer shall ensure that the TBCP enhances and complements the effectiveness of Servicer’s technology business continuity/disaster recovery capabilities. Servicer shall cooperate with Bank in integrating the parties’ respective technology business continuity and disaster recovery plans, and shall be responsible for all reasonable expenses associated with such integration.
          (f) If a disaster or business interruption affects the Services, Servicer shall provide technology business continuity and recovery functions in accordance with the TBCP. Such functions shall include the following:
     (i) Declaring a disaster in accordance with Servicer’s reasonable recovery activation criteria. Servicer shall promptly notify Bank of a declared disaster in accordance with Servicer’s documented Bank communications procedures.
     (ii) Providing a single point-of-contact for technology business continuity related communications and activities.

     (iii) Maintaining communications with Bank as to the status of the disaster and the progress of the restoration process.
     (iv) Assuming responsibility for the Services and facilities at the business continuity and disaster recovery facilities.
     (v) Cooperating with Bank in resolving any: (A) business continuity or disaster recovery issues relating to the Services, (B) Bank responsibilities associated with the Services, or (C) impacts on Bank’s operating environment.
16. OWNERSHIP OF PROGRAM
     16.1. Ownership of Program. Bank shall be the sole and exclusive owner of the Program under which Bank issues Cards. Servicer’s rights with respect to the Program and the participants in it shall be limited to the right to provide Services on the express terms and conditions set forth in this Agreement. Bank shall be entitled to all Program Revenue and Servicer’s payment rights shall be limited to receipt of the Servicing Fee as expressly provided herein.
     16.2. Relationships with Bank Clients.
          (a) Except as set forth in Section 16.3 below, Servicer acknowledges and agrees that it shall have no interest or rights with respect to Bank’s relationship with Bank Clients. Subject to Section 16.2(d) below, Bank, in its sole discretion, shall be entitled to determine all of the terms of Bank’s relationship with any Bank Client and whether to enter into, modify or terminate any such relationship.
          (b) Servicer will not enter into any relationship or participate in any arrangement with a Bank Client that in any way competes or may compete with any of the following products or services of Bank or any of its Affiliates without the prior written consent of Bank, which may be withheld in Bank’s sole and absolute discretion: (i) any then existing product or service, (ii) any product or service then under development, or (iii) any product or service for which Bank or any of its Affiliates has developed a financial proposal for such Bank Client.
          (c) The limitations of Sections 16.2(b) shall apply with respect to a Bank Client during the term of the Schedule to this Agreement that describes the Program provided to such Bank Client.
          (d) Bank will not agree to an amendment to the provisions of a Bank Client Agreement on exclusivity or the fees charged by Bank or Bank Client on Cards provided to Customers of Bank Client, without Servicer’s prior written consent, which consent shall not be unreasonably withheld or delayed.
          (e) If, with respect to any Bank Client which is also a Bank Customer but not also a Green Dot Customer:

     (i) Servicer (A) materially breaches Service Level 1 (Authorizations), 3 (Call Response Timeliness), or 4 (Call Abandonment), (B) discloses “nonpublic personal information” of Cardholders as described in Section 8.1(h), (C) violates Applicable Law (other than as a result of Servicer following the compliance procedures developed and modified by Bank pursuant to Section 7.1(a)) or (D) materially fails to settle cardholder funds with Bank (each of (A) through (D), a “Major Breach”), and
     (ii) such Major Breach causes both a termination of this Agreement or the applicable Program schedule and a termination of the Bank-Bank Client Agreement with such Bank Client (the “Servicer Bank Client Termination”), and,
     (iii) Servicer enters into an arrangement with such Bank Client for a replacement or successor private label prepaid card program (the “New Green Dot Program Agreement”) within six (6) months after the Servicer Bank Client Termination; then,
     (iv) Servicer shall pay to Bank, for the initial term of the New Green Dot Program Agreement the Actual Bank Program Revenue (as such term may be defined in the applicable Bank Client Fee Schedule) that it would have received under such applicable Bank Client Fee Schedule if this Agreement or the applicable Program Schedule had not been terminated; provided, however, that if the initial term of the New Green Dot Program Agreement is less than two (2) years, then Servicer shall pay to Bank the amount that Bank would have received under this section 16.2(e)(iv) if the initial term of the New Green Dot Program Agreement were two (2) years.
          (f) If, with respect to any Bank Client which is also a Green Dot Customer but not also a Bank Customer:
     (i) Bank (A) materially breaches Service Level 8.1 (Data Transmissions From Bank Client to Servicer) or 8.2 (Data Transmissions From Bank to Bank Client POS Location), (B) discloses “nonpublic personal information” of Cardholders as described in Section 8.3(f), (C) violates Applicable Law or (D) materially fails to settle cardholder funds with Servicer (each of (A) through (D), a “Major Breach”), and
     (ii) such Major Breach causes both a termination of this Agreement or the applicable Program schedule and a termination of the Bank-Bank Client Agreement or Servicer’s agreement with such Bank Client (the “Servicer Bank Client Termination”), then,
     (iii) Bank shall not solicit such Bank Client for a prepaid card program during the remainder of what would have been the term of Bank’s or Servicer’s agreement with such Bank Client.
     16.3. Green Dot Merchant Arrangements.

          (a) Notwithstanding Section 16.2, Bank and Servicer may agree to jointly solicit a Bank Client for an arrangement (a “Green Dot Merchant Arrangement”) in which the Bank Client sells prepaid cards marketed under the Green Dot name (“GD Cards”), sells reload packs (“GD Reload Packs”) and/or conducts point of sale, swipe and go reload transactions (“POS Reloads”) by which individuals may load prepaid cards (“GD Reloads”) and pay payees participating in the Green Dot Financial Network (“GD Network”). The terms and conditions of any such Green Dot Merchant Arrangement shall be mutually agreeable to Bank, Bank Client and Servicer.
          (b) The parties acknowledge that the term “GD Reloads” includes reload packs in the GD Network that are sold by a Bank Client to a Cardholder to whom Bank has issued a Card and/or POS Reloads to Cards issued by Bank. Except as expressly provided in this Agreement, the rights and obligations of Servicer with regard to a Bank Client conducting GD Reload transactions as a merchant participating in the GD Network, whether any such GD Reload involves a Card issued by Bank or a card not issued by Bank, shall be established by the agreement between Servicer and Bank Client with respect to the Green Dot Merchant Arrangement.
          (c) If Servicer enters into a Green Dot Merchant Arrangement with a Bank Client as contemplated by subsection (a), Bank may serve in the limited capacity as intermediary for transmitting between the Bank Client and Servicer: (i) data regarding sales of GD Cards or GD Reloads (“GD Transaction Data”), and (ii) funds relating to such transactions (“GD Transaction Funds”). Such transmission of GD Transaction Pack Data and GD Transaction Funds (the “Intermediary Services”) shall be integrated with transmission between Bank and Servicer of data and funds relating to sales and loads of Cards issued by Bank in a manner mutually agreed upon by the parties to reduce administrative burdens on the Bank Client. Except as expressly provided in this Agreement, Bank’s sole obligation with respect to a Bank Client’s participation in any sale of GD Cards or GD Reloads Packs involving a Bank Client, and any Green Dot Merchant Arrangement, shall be to transmit GD Transaction Data and GD Transaction Funds between the Bank Client and Servicer in an accurate, timely and complete manner in accordance with the provisions of this Agreement.
          (d) If Bank agrees to provide Intermediary Services with respect to a Bank Client, the Description of Services Schedule for the relevant Program shall indicate such agreement and whether the arrangement involves the sale of GD Reload Packs and/or POS Reloads. However, Bank reserves the right to cease providing Intermediary Services with respect to a Bank Client upon written notice to Servicer if Bank, in its reasonable discretion, determines that continuation of providing such Intermediary Services presents an unacceptable risk of material financial loss or material adverse consequences to Bank’s relationship with its Bank Client, with such materiality determined in relationship to the size of the Program.
          (e) Bank shall be responsible for transmitting GD Transaction Data in an accurate, timely and complete manner in accordance with the terms of the Green Dot Merchant Arrangement, but Bank shall not be responsible for the accuracy or completeness of GD Transaction Data received from a Bank Client or Servicer or determination of amounts payable between a Bank Client and Servicer with respect to GD Transaction Funds. In addition, notwithstanding anything in this Agreement, Servicer shall bear the entire risk of non-

performance by a Bank Client of its obligations to Servicer with respect to a Green Dot Merchant Arrangement, including with respect to failure by a Bank Client to pay amounts owing to Servicer or failure by a Bank Client to comply with Applicable Law, and Bank shall not have any such risk or liability for any such failure. Servicer will indemnify Bank in accordance with the provisions of Section 10.2 for any Indemnified Losses incurred as a result of any act or omission of Servicer or its agents in connection with a Green Dot Merchant Arrangement.
     16.4. Relationships with Cardholders. Servicer acknowledges and agrees that it shall have no interest or rights with respect to Bank’s relationship with Cardholders. Bank shall be entitled to determine all of the terms of the Cardholder Agreements and whether to issue, amend, or cancel its relationship with the Cardholder; provided, however, that Bank shall provide notice to Servicer of any change made by Bank to any Cardholder Agreements at least ninety (90) days prior to the effective date of any such change, and Servicer shall have ten (10) business days to review and comment on the change. Servicer shall not be liable for any damages resulting from Bank’s failure to advise Servicer of any change made by Bank to a Cardholder Agreement as required under this Section. Servicer shall not use any information obtained in providing Services to solicit Cardholders or applicants for Cards for any goods or services, including any prepaid cards or other financial services. Notwithstanding the foregoing, Bank agrees not to (a) offer a Cardholder an upgrade Card under an arrangement with a third party without the prior written consent of Servicer, or (b) cross-sell additional products or services to Cardholders that can reasonably be expected to have a material adverse impact on the costs incurred by, or the economic return to, Servicer with respect to providing the Services.
     16.5. Relationship with Bank. Bank appoints Servicer as Bank’s representative or agent for the limited and sole purpose of rendering the marketing, solicitation, sales, distribution and other Services as set forth in this Agreement. In connection with this appointment, Bank and Servicer agree to the following:
          (a) Servicer acknowledges Banks right to monitor and review the activities Servicer performs for Bank hereunder;
          (b) Servicer acknowledges the statutory authority of Bank’s regulator, the Office of Thrift Supervision (“OTS”) to regulate and examine and take an enforcement action against the Servicer with respect to the activities performed by Servicer as agent or representative of the Bank;
          (c) Servicer acknowledges that Bank has provided the Servicer with information and training designed to insure that Servicer will be adequately educated about the Bank’s products and services offered in connection with this Agreement, including the distinctions between insured and non-insured products, and relevant law that may apply to the marketing, solicitation and customer service activities instituted of behalf of Bank hereunder;
          (d) Servicer acknowledges that Bank will review and update the training material on an annual basis and ensure that Servicer receives training as needed; training records will be made available for review by OTS examiners;

          (e) Servicer acknowledges that Bank must adopt a detailed compliance program to ensure adequate monitoring, supervision and control over the Servicer and the activities the Servicer performs on behalf of the Bank. Such oversight includes ensuring that Servicer’s own anti-money laundering compliance programs are detailed, thorough, and implemented accurately and fully;
          (f) Servicer acknowledges that Bank will undertake periodic reviews of the compliance program conducted under the auspices of the Bank’s compliance officer to determine if Servicer is operating in compliance with the Bank’s established policies and procedures regarding the marketing, solicitation, customer service, or other activities related to the Bank’s authorized banking products or services;
          (g) Servicer acknowledges that Bank will institute a system for tracking and resolving consumer complaints involving Cards and Programs hereunder in a timely manner and will provide an annual report regarding Cardholder and other consumer complaints and their resolution to the Bank’s board of directors;
          (h) Servicer acknowledges that a review and approval process will be undertaken by Bank for all Card and Program disclosures, advertising, and other promotional material;
          (i) Servicer acknowledges that the Bank and Program Manager are both subject to control and supervision by the appropriate OTS Regional Office or OTS Headquarters. This control and supervision includes, but is not limited to, the ability to require that Bank obtain OTS’s approval (or non-objection) before entering into a contractual arrangement with Servicer and the right of the OTS to approve specific contractual language;
          (j) Servicer acknowledges that the OTS may require both Bank and the Servicer to submit periodic reports to OTS;
          (k) Servicer acknowledges that the OTS may require the Bank to modify or terminate its relationship with the Servicer at any time; and
          (l) The OTS may institute any other requirements or conditions that the OTS deems appropriate for that particular.
17. MISCELLANEOUS PROVISIONS
     17.1. Governing Law. The parties acknowledge that Bank, as a federally chartered saving bank, is regulated by the Office of Thrift Supervision, and is therefore subject to Federal law, and entitled to preemption from state laws to the fullest extent permitted by law. In any matters not so preempted (if any), the validity, construction and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by the internal laws of the State of Utah, excluding its principles of conflict of laws.
     17.2. Entire Agreement; Amendments. This Agreement, and the exhibits and schedules hereto, constitute the entire agreement between Servicer and Bank with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. This Agreement, and the exhibits and schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees. In the event of any conflict between the terms of this Agreement and the terms of that certain Prepaid Card Program Agreement dated October 20, 2006 by and between Bank, Servicer, Wal-Mart Stores, Inc. and certain of its Affiliates, the terms of this Agreement shall control.
     17.3. Relationship of Parties. Except as provided in Section 16.4 above, the performance by Servicer of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between Bank and Servicer, nor shall this Agreement be deemed to constitute a joint venture or partnership between Bank and Servicer.
     17.4. Assignment. No Party may assign its respective rights and obligations under this Agreement without the prior written consent of the other Party, provided that a Party may assign all or a portion of its rights and obligations under this Agreement to an Affiliate of the assigning Party without the prior written consent of the other Party, including assignments to such an Affiliate in connection with a sale, exchange or transfer of all or substantially all of such Party’s business and assets or any other form of business combination of the assigning Party with or into its Affiliate; provided that (i) no such assignment shall release the assigning Party from its obligations hereunder, (ii) notwithstanding the foregoing, Servicer may assign this Agreement upon not less than twenty (20) day’s advance written notice to Bank, but without consent of Bank, so long as such assignment is in connection with the sale of all or substantially all of its assets and does not constitute a Prohibited Change of Control.
     17.5. Notices. Except as otherwise specified in the Agreement, all notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

In the case of Bank:	GE Money Bank
4246 South Riverboat Road, Suite 200
Salt Lake City, Utah 84123
Attn: President

With a copy to:	GE Capital Corporation, Consumer Finance U.S. and Canada Division
777 Long Ridge Road Stamford, CT. 06902-1250
Attn: General Counsel

In the case of Servicer:	Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, California 91016

Attn: Chief Executive Officer

With a copy to:	Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, California 91016
Attn: General Counsel
     17.6. Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.
     17.7. Severability. If any provision of this Agreement is held by court or arbitrator of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect.
     17.8. Survival. This Section, and Section 4.3(c), Article 5, Section 6.5, Articles 9, 10, 12, 13, Section 14.2, Section 16.1. 16.2, 16.4, and Articles 17 and 18 shall survive the expiration or earlier termination of this Agreement for any reason.
     17.9. No Third Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Bank, Bank’s Affiliates receiving the Services under this Agreement, and Servicer.
     17.10. Force Majeure. Notwithstanding any provision contained in this Agreement, neither party shall be liable to the other for any default or delay in performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by revolution or other civil disorders; wars; acts of enemies; strikes; labor disputes; fires; floods; acts of God; federal, state or municipal action; or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence or precaution it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. This clause shall not apply to matters pre-dating the force majeure event or condition. The party suffering a force majeure must notify the other party as soon as possible after becoming aware of the force majeure. In the event of a force majeure, the non-performing party must use reasonable commercial efforts to provide or resume performance as quickly as possible, via use of alternative sources, workarounds or other means (including in the case of Servicer, activating disaster recovery plans as provided for hereunder). Additionally, the party who is not the non-performing party shall be entitled to pursue other means of obtaining substitute performance, and the non-performing party will provide reasonable assistance to facilitate substitute performance. Bank shall not be obligated to pay for Services during any time period under which the Services have been suspended. If a force majeure event interferes in a material respect with critical functions (e.g., issuing Cards, loading value, processing transactions) involved in providing the Services for longer than five (5) days, then Bank shall be entitled in its sole discretion to terminate this Agreement without further obligation of any kind to Servicer. Notwithstanding the foregoing, Bank may not terminate this Agreement by reason of force majeure after the force majeure situation has been resolved, Services have resumed normally, and the Service Levels are once again being achieved.
     17.11. Negotiated Agreement. Servicer and Bank each acknowledge that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties’ voluntary agreement based upon the level of risk to Bank and Servicer associated with their respective obligations under this Agreement and the payments to be made to Servicer and the charges to be incurred by Servicer pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this document.
     17.12. Waiver of Jury Trial. Each of Bank and Servicer hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of Servicer or Bank, regardless of the nature of the claim or form of action, contract or tort, including negligence.
     17.13. Financial Information. Servicer will provide to Bank annually, as soon as they are available, but no later than one-hundred and twenty (120) days after the end of each fiscal year, a copy of its audited financial statements and annual report addressing Servicer’s performance, together with such other financial information as Servicer has available and that Bank may reasonably request to prove Servicer’s satisfaction of the financial requirements set forth in this Agreement. In addition, Servicer will provide to Bank quarterly, within thirty (30) days after the end of each fiscal quarter, a copy of its quarterly and year-to-date financial statements prepared on a management accounting basis and certified by Servicer’s chief financial officer. Servicer shall subsequently provide to Bank a letter from Servicer’s chief financial officer confirming that the presentation of the quarterly and year-to-date financial statements was accurate once GAAP basis financial statements are available.
18. DISPUTE RESOLUTION
     Any dispute between the parties arising out of or relating to this Agreement (including the interpretation of any provision of this Agreement, the performance by a party, or any licensing agreement or patent related to this Agreement) shall be resolved as provided in this Article 18.
          (a) Informal Dispute Resolution. Subject to the other Sections of this Article 18, the parties initially shall attempt to resolve their dispute informally, in accordance with the following:
          (b) Upon the written notice by a party to the other party of a dispute (“Dispute Notice”), each party shall appoint a designated representative, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.
          (c) The designated representatives shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding. Meetings will be held at a location mutually acceptable to the parties.
          (d) During the course of discussion, all reasonable requests made by a party to the other for non-privileged information, reasonably related to this Agreement, shall be honored in order that a party may be fully advised of the other party’s position.
          (e) The specific format for the discussions shall be left to the discretion of the designated representatives.
     18.2. Litigation and Injunctive Relief.
          (a) The only circumstance in which disputes between Bank and Servicer will not automatically be subject to informal dispute resolution is where: (i) a party makes a good faith determination that amicable resolution through continued negotiation of the matter does not appear likely; (ii) sixty (60) days have elapsed from the date the Dispute Notice was received by the other party without the dispute having been resolved; (iii) commencement of litigation is deemed appropriate by a party to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that a temporary restraining order or other injunctive relief is necessary or (iv) a party exercises its rights pursuant to Section 13.2(f) of this Agreement.
          (b) Except as specifically stated otherwise in this Agreement, nothing in this Agreement shall be deemed to prevent either party from bringing infringement actions under the patent laws of the United States or availing itself of such procedures as are available through the United States Patent and Trademark Office. For the avoidance of doubt, the parties acknowledge that either party may seek immediate injunctive relief for the infringement of any of the other party’s patents.
     18.3. Continued Performance. Each of Servicer and Bank shall continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes performance. Disputes over payment will not be deemed to preclude performance.
19. DEFINITIONS
     “Affiliate” shall mean, with respect to a party, any Entity at any time Controlling, Controlled by or under common Control with, such party.
     “Agreement” shall mean this agreement, all schedules and exhibits attached hereto, any future amendments to any of them, and any future Statements of Work, schedules and exhibits added hereto by mutual agreement.
     “Applicable Law” means any and all federal, state, local or other law, regulation, rule, code or ordinance and all other applicable judicial administrative judgments, orders, or decrees to which Servicer and/or Bank is subject, including without limitation, any such laws, rules or regulations applicable to Cards, Cardholder Fund Accounts, any Program, financial institutions and their third party processors including, without limitation, the Privacy Regulations, and the GLB Act.
     “Authorization(s)” shall mean any domestic or foreign, federal, state, local or other governmental or other quasi-governmental consent, license, permit, grant, authorization or approval, including, but not limited to, any consent, license, permit, grant, authorization or approval of any governmental entity, used in, or necessary for (i) Servicer’s performance of the Services or (ii) Bank’s conduct of its business, as it relates to the Services, as conducted by Bank.
     “Bank” shall mean GE Money Bank, a federal savings bank.
     “Bank Assumed Expenses” means the expenses identified as such in a Fee Schedule.
     “Bank-Bank Client Agreement” has the meaning given in Section 8.2(b).
     “Bank Client” shall mean a retailer or other company (other than a Network or Servicer) whose marks or logos appear on Cards issued by Bank and that assists Bank in promotion of the Cards in connection with a Program.
     “Bank Client Reload” has the meaning given in Section 4.12(c).
     “Bank Client Reload Data” has the meaning given in Section 1 of Schedule 1-F.
     “Bank Client Settlement Statement” has the meaning given in Section 2 of Schedule 1-F.
     “Bank Customer” means any Person with respect to which Bank issues private label or co-branded credit cards as part of a private label or co-branded credit card program between Bank and such Person as of the day before such Person becomes a Bank Client.
     “Bank Data” means any and all data and information of any kind or nature about Bank Clients, suppliers, business partners or Cardholders (including without limitation, personal information, Transaction information, payment information and prepaid card and bank account numbers) which is transmitted to Servicer by Bank, a Bank Client or Cardholders, or which is received or developed by Servicer in the course of providing the Services.
     “Bank Designee” has the meaning given in Section 9.2.
     “Bank Indemnitee” has the meaning given in Section 10.4.
     “Bank Intellectual Property” has the meaning given in Section 12.2
     “Bankruptcy Code” has the meaning given in Section 8.1.

     “Business Days” shall be Mondays through Fridays except holidays recognized by the Federal Reserve Board of Chicago.
     “Card” shall mean a debit card, prepaid card, stored value card or other payment card issued by Bank where funds are provided to Bank or its agent prior to Bank’s issuance of the Card.
     “Cardholder” means (i) an Entity to which Bank issues a Card, or (ii) an Entity who uses a Card to make a transaction.
     “Cardholder Agreement” means the agreement between Bank and Cardholder to whom the Bank issues the Card governing the terms and conditions applicable to the use of the Card and all disclosures associated therewith.
     “Change of Control” means any event or series of events by which any Person (or Persons acting in concert), other than an Affiliate of the Person, shall acquire Control of another Person.
     “Commencement Date” means the date that the first Program is launched under this Agreement with a Bank Client.
     “Confidential Information” has the meaning given in Article 13 hereto.
     “Contract Year” shall mean successive periods of twelve months, the first of which (being slightly longer than twelve (12) months) shall commence on the Commencement Date and terminate on the last day of the month in which the first anniversary of the Commencement Date occurs.
     “Control” shall mean the direct or indirect ownership of over 50% of the capital stock (or other ownership interest, if not a corporation) of any Person or the possession, directly or indirectly, of the power to direct the management and policies of such Person by ownership of voting securities, by contract or otherwise. “Controlling” shall mean having Control of any Person and “Controlled” shall mean being the subject of Control by another Person.
     “Dispute Notice” has the meaning given in Section 18.1.
     “Documentation” shall mean Servicer’s standard user instructions, and Servicer’s policies and procedures relating to the Services, including user guides, tutorials, on-screen help, and operating procedures, as provided to Bank in written or electronic form.
     “Effective Date” shall mean the date so defined on the first page of this Agreement.
     “Effective Date of Termination” shall mean the date in which this Agreement expires or terminates following a notice of non-renewal or termination; the term shall include any date of expiration or termination extended pursuant to Section 9.1.

     “Entity” shall mean an individual or a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization, and includes the parties hereto.
     “GD Cards” has the meaning given in Section 16.3(a).
     “GD Network” has the meaning given in Section 16.3(a).
     “GD Reload” has the meaning given in Section 16.3(a).
     “GD Reload Packs” has the meaning given in Section 16.3(a).
     “GD Transaction Data” has the meaning given in Section 16.3(c).
     “GD Transaction Funds” has the meaning given in Section 16.3(c).
     “Green Dot Customer” means any Person with respect to which Servicer has a prepaid card relationship as of the day before such Person becomes a Bank Client.
     “Green Dot Merchant Arrangement” has the meaning give in Section 16.3(a).
     “Holding Party” has the meaning given in Section 9.2.
     “Indemnified Losses” shall mean any and all losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses, reasonable out- of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages (including, without limitation, liquidated, special, consequential, punitive and exemplary damages), claims (including, without limitation, counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, or proceedings by whomsoever asserted.
     “Implementation Plan” has the meaning given in Section 3.1.
     “include” or “including” shall mean without limitation.
     “Intellectual Property” shall mean any and all know-how, inventions, patents, copyrights, models, designs, trademarks, trade dress, trade secrets, know-how, test results, knowledge, techniques, discoveries, compilations, regulatory filings, or other information (whether or not patentable and whether or not in tangible or intangible form), and any other industrial or proprietary rights, and any documentation relating thereto, and any and all applications for any of the forgoing, whether or not registered as of the effective date or at any later date.
     “Intermediary Services” has the meaning given in Section 16.3(c).
     “Key Personnel” has the meaning given in Section 4.4(b).
     “Net Network Settlement” has the meaning given under Section 4.12(b).

     “Net Load Settlement” has the meaning given under Section 4.12(d).
     “Network” shall mean an electronic payment network that operates under a common name and through which financial institutions are able to authorize, route, process and settle Transactions (e.g., MasterCard and Visa), provided, however, that the term shall not include the GD Network.
     “Network Rules” has the meaning given in Section 7.3.
     “New Product Development Request” has the meaning given in Section 12.4.
     “Network Agreement” means that certain Network Membership Agreement dated as of the Effective Date by and between Bank and Servicer.
     “Other Expenses” shall mean (a) any fees charged by a Network for any purpose in connection with Cards issued by Bank, including interchange fees, fees related to registration of Servicer, and Network assessments charged to Bank, (b) any losses suffered by Bank with respect to authorization failures, Card inventory losses such as those attributable to Card theft, loss or damage, or Transaction losses associated with a Card, including losses associated with Cardholder fraud, and under floor limit processing, other than any of the foregoing attributable to the willful misconduct of Bank employees, and (c) any expense, fee or cost incurred by Servicer on Bank’s behalf in providing the Services required under this Agreement, and (d) all expenses, fees and costs incurred with regard to Bank’s obligation to provide the Program to the Bank Client, other than Bank Assumed Expenses. Any losses suffered by Bank shall be due and payable by Servicer to Bank when suffered.
     “Permitted Persons” has the meaning given in Section 13.2(a).
     “Person” means and includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.
     “POS Reload” has the meaning given in Section 16.3(a).
     “Privacy Regulations” shall mean the regulations promulgated under Section 504 of the Gramm-Leach-Bliley Act, Pub. L. 106-102, as such regulations may be amended from time to time.
     “Private Label Debit Card” has the meaning given in Section 16(f).
     “Program Change Notice” has the meaning given in Section 14.13.
     “Program Revenue” means all income derived by Bank from a Cardholder’s acquisition or use of, or maintenance of funds with respect to, a Card issued pursuant to a Program.
     “Prohibited Change of Control” means any Change in Control with respect to Servicer, or any transaction in which a Person acquires all or substantially all of Servicer’s assets, if the Person that acquires Control of Servicer, or all or substantially all of Servicer’s assets, either: (a) is not at least as financially sound as Servicer and/or not at least as capable of meeting the obligations of Servicer under this Agreement as Servicer; (b) is insolvent or will become insolvent as a result of such acquisition; (c) in the commercially reasonable judgment of Bank, would cause harm to the goodwill or reputation of Bank or a Bank Client or the Bank or a Bank Client name or brand; (d) is in the business of operating general merchandise retail sales outlets or providing consumer financial services; or (e) has been engaged in material litigation with a Bank or a Bank Client in the past ten (10) years or there has been the threat of such material litigation. For purposes of clarification, an initial public offering by Servicer, or an internal reorganization among Affiliates shall not, by itself, be considered a “Prohibited Change of Control” hereunder.
     “Regulatory Authority” means, as the context requires, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and any other Federal or state agency having jurisdiction over Bank or Servicer.
     “SAS 70” has the meaning given in Section 14.1(a).
     “Service Level” shall have the meaning set forth in Section 4.2.
     “Servicer” shall have the meaning given in the Introduction.
     “Servicer Indemnitee” has the meaning given in Section 10.4.
     “Servicer Intellectual Property” has the meaning given in Section 12.3.
     “Servicer Software” shall mean the software owned by Servicer and used to provide the Services.
     “Servicer System” means all equipment, software, systems, processes and procedures used or necessary for use by Servicer to perform the Services, but not including the information technology, software, equipment, systems, processes and procedures used by Bank or any of its Affiliates or vendors other than Servicer.
     “Services” has the meaning given in Section 4.1.
     “Servicing Materials” has the meaning given in Section 4.9.
     “Settlement” means the movement and reconciliation of funds between Bank and Network members in accordance with Network.
     “TBCP” has the meaning given in Section 15.1
     “Term” shall mean the period set forth in Article 2.
     “Termination/Expiration Assistance” has the meaning given in Section 9.2.

     “Transaction” means a transaction which may be initiated with a Card issued pursuant to a Program and the applicable Cardholder Agreement, which may include, but shall not be limited to: (i) a purchase, (ii) a credit for a previous purchase, (iii) a cash withdrawal from an automated teller machine, kiosk or other terminal where such Transactions may be initiated (including cash back at point-of-sale), (iv) a bill payment or other payment to a third-party, (v) transfer of funds, (vi) initial loading of funds on a Card, and (vii) adding additional funds to “reload” a Card.
     “Virus” has the meaning given in Section 6.3.

SCHEDULE 1-A
DESCRIPTION OF WAL-MART PROGRAM
1. Bank Client: Wal-Mart Stores, Inc., a Delaware corporation, Wal-Mart Stores Texas L.P., a Texas limited partnership, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores East, Inc., an Arkansas corporation, and Wal-Mart Stores East, L.P., a limited partnership formed under the laws of Delaware (each of the foregoing, individually and collectively, “Bank Client” or “Wal-Mart”)).
2. Card Branding (Launch Date):
     (a) Private label Wal-Mart Card (“Single Pak-Card”) (4Q 06 Launch)
     (b) Private label Wal-Mart SharePak Card (“Share Pak Card”) (1Q 07 Launch)
3. Accounts Accessed:
     (a) Value loaded on Cards will be FDIC-insured deposit.
     (b) Cards will access a pooled, general ledger account at Bank.
4. Issuance:
(a) Single Pak Card: temporary instant issue Card that is purchased at Wal-Mart point-of-sale locations (“Temporary Card”) followed by a permanent Card embossed with Cardholder’s name that is mailed to Cardholder (“Permanent Card”). Both Cards may be used in PIN-based or signature-based Transactions.
(b) Share Pak Card: Temporary Card that is purchased at Wal-Mart point-of-sale locations followed by two (2) Permanent Cards.
5. Features and Functionality:
The Program for Wal-Mart (the “Wal-Mart Program”) and Cards shall have the features, functionality and/or capabilities described in that certain Prepaid Card Program Agreement dated October 20, 2006 by and among Bank, Servicer and Bank Client (the “Triparty Agreement”)
6. Cardholder Fees — (Others TBD)
     (a) Initial Card Sale Fees (Single Pak: Non-Check Cashing): $8.94 (Temporary Card Only)

     (b) Initial Card Sale Fees (Share Pak: Non-Check Cashing): $12.94 (Temporary Card Only)
     (c) Reload Fees at Wal-Mart POS (Non-Check Cashing): $4.64 (Permanent Card Only)
     (d) Reload Fees at Wal-Mart POS (Check Cashing): $0.00 (Permanent Card Only)
     (e) Reload Fees at Wal-Mart using MoneyPak: $4.64 (Permanent Card Only)
     (f) ATM Withdrawal (domestic): $1.95
     (g) ATM Withdrawal (international): $3.50 (plus FX pass through)
     (h) ATM Balance Inquiry: $0.75
     (i) Negative Balance: $0.00 (No overdraft fees)
     (j) Special Assistance Fee: $2.00
     (k) Lost/Stolen Replacement: $8.94
     (l) 2nd Card Fee: $8.94 (Permanent Card Only)
     (m) Expedited Card Delivery Fee: $19.95 (Permanent Card Only)
     (n) Paper Statement Fee: $2.00
     (o) Cash Advance Fee: $ 3.50
     (p) Direct Deposit Fee: $0.00 (Permanent Card Only)
     (q) Account Closure Fee: $0.00
     (r) PIN Debit Purchase Fee: $0.00
     (s) Signature Purchase Fee: $0.00
     (t) Fee for Cash Back on Purchase at POS: $0.00
     (u) Monthly Maintenance Fee: $4.94
     (v) Other: As may be set forth in Triparty Agreement.
7. Term of Wal-Mart Program. Unless the Agreement has been earlier terminated, this Schedule shall commence on the Effective Date and shall be co-terminus with the earlier to occur of (i) termination of the Triparty Agreement, and (ii) termination of either Bank’s or

Servicer’s rights under the Triparty Agreement (hereinafter, the “Term”). Upon termination of the Wal-Mart Program, in the event that (A) Wal-Mart does not exercise its right to purchase the Cards from Bank as described in the Triparty Agreement and (B) Bank terminates Servicer’s right to service such Cards, subject to any necessary filings or governmental approvals, Bank shall transfer to Servicer or Servicer’s designee any Cards originated in the four (4) months prior to termination. Upon such transfer, Bank shall pay to Servicer or Servicer’s designee in immediately available funds and shall be an amount equal to the aggregate dollar amount loaded on Cards as of the closing date of the transfer.
8. Right of First Refusal. Servicer shall have the right to participate in the right of first refusal related to non-Wal-Mart branded cards granted to Bank in the Triparty Agreement. Bank shall not waive or modify any such right without Servicer’s prior written consent.
9. Road-to Credit Bounties. In the event any bounties are paid to Bank in consideration of a Road-to-Credit program as described in the Triparty Agreement, such bounties shall be added to Schedule 1-D and Servicer shall have a right to share in such bounties as part of its Base Servicing Fee as described in such schedule.
10. Visa Marketing Funds. Any funds paid by Visa to Bank in respect of marketing the Wal-Mart Program or Cards, other than funds paid to the Program Marketing Fund (as such term is defined in the Triparty Agreement) shall be paid to the Party which incurred the costs as reimbursement for the incurrence of costs associated with such marketing.

SCHEDULE 1 -B
DESCRIPTION OF SERVICES
[Attached]

SCHEDULE 1-B
to
CARD PROGRAM SERVICES AGREEMENT (“AGREEMENT”)
BETWEEN GE MONEY BANK (“BANK”)
and
GREEN DOT CORPORATION (“SERVICER”)
DESCRIPTION OF SERVICES

1.0	General
1.1	Servicer. Servicer shall provide all services that are reasonably necessary or appropriate for operation of the Wal-Mart Program, including with respect to Bank Client and Cardholders, except those services that are expressly assumed by Bank under this Schedule 1-B, as such services may be revised from time to time pursuant to the terms of the Agreement (the “Services”).

1.2	Bank. Subject to the terms of the Agreement, Bank shall be responsible for providing the following services in connection with the Wal-Mart Program:
                1.2.1 Setting Cardholder fees
                1.2.2 Together with Servicer, setting marketing strategy
                1.2.3 Card Issuance
1.3	Scope of Services. Without limiting the scope of Servicer’s obligations under Section 1, the Services to be provided by Servicer shall include the specific services set forth in the remaining Sections of this Schedule.

1.4	Best Practices. Upon request by Bank, Servicer shall (i) conduct reasonable research to determine pre-paid card industry “best practices” with respect to any aspect of the Services, and (ii) perform such aspect of the Services in accordance with “best practices.”

1.5	Policies and Procedures. Subject to the terms of the Card Program Services Agreement between Bank and Servicer (the “Agreement”), Servicer shall deliver to Bank for review, upon intervals reasonably specified by Bank, a comprehensive and current set of all policies and procedures, training materials and/or compliance materials developed and maintained by Servicer in connection the performance of its obligations hereunder. In addition, upon request by Bank, Servicer shall provide Bank with a report on all supplements, changes and modifications made by Servicer to any of the foregoing. Bank acknowledges and agrees that as of the date hereof, Servicer has delivered all such materials to Bank.

1.6	Soft Launch and Full Launch. All the Services set forth in this Schedule shall be available for both the initial, limited location launch of the Wal- Mart Program (the “Soft Launch”) and the chain wide launch (the “Full Launch”), except for the following Services, which shall not be available during the Soft Launch: Data Warehousing, fraud queuing (as described in Section 10.2.3), 11 digit customer number (as described in Section 5.3.3.2), transactional history FTP file (as described in Section 6.3).

2.0	Relationship Management.

Servicer shall provide all relationship management services for the Wal-Mart Program, in connection with which Servicer shall appoint an account manager to be Bank’s single point of contact for Card products (the “Account Manager” or “AM”). If the AM is unavailable for any reason, Servicer shall provide a back up AM at all times. The AM shall be available at all times via a cell phone or pager and shall respond to all Bank issues and requests in a timely manner as required in the SLAs set forth in Schedule 1-C (the “SLAs”). Further, the AM shall provide all Card metrics, monitoring, and reporting requirements as specified in the SLAs, and shall organize and attend quarterly review meetings to assess SLA metrics, performance and Bank issues.

3.0	Marketing and New Card Set-Up
3.1	Marketing. Servicer shall manage all media, advertising plans and marketing materials in connection with which Servicer shall, without limitation, design, produce and distribute (i) to Bank Client all marketing and related materials (including Instant Issue Cards) for use by Bank Client in selling Cards, (ii) to Cardholders or prospective Cardholders all promotional materials as reasonably instructed by Bank. All such materials shall be approved in writing by Bank prior to distribution to Bank Client or to Cardholders or prospective Cardholders. Notwithstanding the foregoing, Servicer and Bank shall mutually agree to the allocation of costs of the development and distribution of all such marketing materials, and Servicer shall not be required to perform any obligations under this Section 3.1 without such mutual agreement.

3.2	New Card Set-Up. Servicer shall provide all services necessary for prospective Cardholders to open new Cards via phone and online, and Servicer shall process prospective Cardholders on a real time basis via XML messaging over web services. As part of the Services, Servicer shall accept and process Bank Data and related files for new Card set up. File and interface messaging formats shall be as mutually agreed by Bank and Servicer. To the extent that new Cards are accepted and processed in batch mode, any batch files shall be in the 101 file format, the Excel spreadsheet format provided by Servicer. Servicer shall also commit to abiding by all SLAs regarding new Card set up.

3.3	In-Store Displays. Servicer shall be responsible for the timely development, distribution, set-up (for Soft Launch only) and management of all in-store displays, fixtures and related collateral used to facilitate the sale or servicing of Cards at Bank Client locations, including end-caps, kitting, and pamphlets. The parties will meet and mutually agree upon in- store merchandising requirements prior to a broader launch of the Wal- Mart Program.

4.0	Authorizations
4.1	General. Servicer shall provide all authorization services for Card products, including the services described in this Article 4:
•	Authorization Processing

•	Authorization Parameters and MCC (Merchant Category Code) Tables
4.2	Authorization Processing and Parameters
                4.2.1 Authorization-processing services shall include the capabilities required to receive, enter, process, and post Card authorization activity.
                4.2.2 Servicer shall accept electronic requests, both in batch and in real- time modes, for authorization of monetary Transactions (including purchases, payments, cash advances, ATM withdrawals and merchandise returns).
                4.2.3 The accessing of Card accounts for an authorization at the Card level or account level, including PIN verification, CVV and Cardholder address verification.
                4.2.4 Servicer shall switch to back-up authorization parameters, which parameters shall reflect the same process as the primary parameters, immediately upon failure of the primary system. Servicer will switch to the backup authorization system within thirty (30) minutes or less upon failure of the primary system. The backup system shall reside on a separate hardware platform and possess a separate copy of all Bank Data.
                4.2.5 Servicer shall have the ability to support all authorization parameters requested by Bank, including the following (not applicable to Card load transactions):
•	Single Transaction/purchase limits.

•	Number of Transactions allowed (daily).

•	Dollar spending amount allowed (daily).

•	Limits on Transaction frequency, Transaction amount or aggregate amount of ATM withdrawals within a day.
                4.2.6 As Cardholders use their Cards to make Transactions, the Servicer System shall deduct from the Cards on a real-time basis, all charges and fees as may be authorized, and add to the Cards on a real time basis all load amounts; provided, however, that if such deductions and/or additions cannot be made on a real time basis due to reasons outside of Servicer’s reasonable control, then Servicer shall complete such additions and deductions as soon as practicable. Unless otherwise approved by

Bank, once a Cardholder’s Card balance is depleted or would be depleted if a requested debit amount is approved, the Servicer System will prevent the Cardholder from debiting the requested amount, as applicable, until such time as the Cardholder has loaded sufficient funds to the Card, except such transactions permitted or authorized by any Network, including, but not limited to “under floor limit” transactions.
                4.2.7 The Authorization System shall provide the option to set up MCC’s at Program levels that have the following parameter controls (not applicable to Card load transactions):
•	Include MCC’s

•	Exclude MCC’s
4.3	Authorization Response
                4.3.1 Servicer’s authorization response in connection with sale Transactions at Bank Client locations shall include the Cardholder’s then available account balance.
5.0	Collateral

Servicer shall provide all services for Card collateral (including correspondence, plastic, mailers, letters, end caps and statements), including the services described in this Article 5.0:
•	Mailers, correspondence and letters

•	Collateral production, insertion, mailing and management

•	Plastics embossing, production, induction and mailing

•	Statements production, enhancements and mailing

•	Collateral Inventory Management

5.1	Mailers, Correspondence and Letters. Servicer shall provide all correspondence related services for the Cards, including the services described in this Article 5.1. These services include:
•	Mailers, Correspondence and Letters
                5.1.1 Mailers, Correspondence and Letters
Servicer will prepare correspondence to communicate with Cardholders according to Bank’s reasonable requests and as mutually agreed to by Bank and Servicer. Subject to TSYS capabilities and the terms of the Agreement, Servicer shall, at Bank’s request, add letter functionality to its correspondence and letter capabilities in order to enhance the correspondence system in accordance with Bank’s business requirements that may enable Bank to create, maintain, revise, update, and organize letter formats in accordance with Bank’s business requirements.
                5.1.2 PIN Selection
Servicer shall provide Cardholders the ability to obtain Card PINs via PIN selection via IVR.
5.2	Collateral Production, Insertion and Mailing. Servicer shall provide all services with respect to Collateral production, insertion, mailing and management for Cards, including the services described in this Article 5.2. Collateral including Card plastic, statements, Card carriers, and inserts to mailers and Card carriers. Subject to the mutual agreement of Bank and Servicer, Collateral may be reasonably customized for some or all Programs per Bank’s instructions. These services include:
•	Collateral Production

•	Collateral Insertion and Mailing
                5.2.1 Collateral Production
                          5.2.1.1 Servicer shall perform all functions necessary to procure and administer collateral using facilities certified by the applicable Network (e.g., Visa and Interlink) and using vendors and facilities certified by the applicable Network (e.g., Visa and Interlink). Servicer’s responsibility shall include:
•	Inventory numbering, where applicable

•	Creation based on mutually agreed specifications

•	Storage

•	Revisions and Updates upon Bank request

•	Destruction upon Bank request

•	UPC Assignment and Management

•	Item Number Assignment

•	Management of Bank Process Logistics Requirements
                5.2.2 Collateral Insertion and Mailing
Servicer shall make available to Bank functionality enabling Bank to insert up to five (5) items of collateral in card carriers.

5.3	Plastics, Production, Embossing, Thermal-Printing, Induction and Mailing. Servicer shall provide all Card and Plastic services for the Cards, including the services described in this Article 5.3:
•	Card production, embossing, thermal-printing (non-embossed), induction, insertion and distribution

•	11 digit Cardholder identification number (not on magnetic stripe for Soft Launch)
                5.3.1 Card production, induction, insertion and distribution
                          5.3.1.1 Servicer shall perform the functions necessary to produce, in the quantities and on mutually agreed schedules, Cards using only processes and facilities certified by the applicable Network(s) (e.g., Visa, Interlink) Servicer’s responsibility shall include the following:
                                  5.3.1.1.1 Receive, inspect, and induct plastics within forty- eight (48) hours of receiving Card plastics. Notify Bank of plastics that do not meet the applicable specifications provided by Bank to Servicer. (Custom materials can be ordered with Bank’s approval via plastic proof or Bank may order its own plastics.) In the event that Servicer determines that a custom collateral is found to be defective, Servicer shall notify Bank of such defects within two (2) business days of such determination.
                                  5.3.1.1.2 Collect, organize, decipher, calculate and present (including through reports) the Bank Data collected from the Servicer System, including any relevant electronic Card files containing information concerning production of the Cards.
                                  5.3.1.1.3 As requested by Bank, emboss plastics, including adding text, numbers, and logos, in compliance with applicable Network Rules.
                                  5.3.1.1.4 Encode the resulting Card in compliance with the applicable Network Rules.
                                  5.3.1.1.5 Print required Bank information on Card carriers.
                                  5.3.1.1.6 Produce 72-hour rush Card plastic for new or existing Cardholders, upon Cardholder request, provided that Servicer must process plastic for next day delivery only if the Card is requested by 6pm Central Time and the Cardholder has agreed to pay the associated fee. Delivery of any such Card to an address other than the “bill to” address shall require a signed acknowledgment of receipt from the Cardholder or other authorized recipient.
                                  5.3.1.1.7 Servicer shall provide all support related to magnetic stripe parameters. Servicer shall provide design support. Bank will supply to Servicer Card logo artwork which meets Servicer specifications. Servicer will provide a proof to Bank within seven (7) business days of receipt. Bank will notify Servicer of acceptance and Servicer will send the proof to the applicable Network within two (2) business days. Once Servicer receives all related materials and acceptance from the applicable Network, Servicer and Bank will begin final testing.
                                  5.3.1.1.8 Perform as requested by Bank services respecting the following: Card plastic design/ production assistance, inserting, ultragraphic/graphic imaging, activation sticker labeling, Card mailers, ultraforms, photo Card, rush plastics, Card pulls, and re-issuance of lost/stolen Cards, in accordance with mutually agreed to policies and procedures.
                          5.3.1.2 Servicer shall perform all functions necessary to insert and deliver Reloadable Cards to their intended recipients. Servicer’s responsibilities shall include the following:
•	Trim, burst and fold the Card carriers.

•	Attach activation sticker to each Card, as requested by Bank.

•	Data match the Cards and the Card carriers.

•	Insert the Cards into the correct corresponding Card carriers.

•	Insert the Card carriers and any applicable Bank-approved materials into the correct envelopes. Bank must adhere to material size and paper specifications as outlined in the Servicer User Manuals previously provided to Bank by Servicer.

•	Supply the required postage on those Card carrier envelopes being mailed to their respective intended recipients by the US Postal Service.

•	Seal and deliver to US Postal Service facility/representatives Card carrier envelopes being transmitted to their respective intended recipients by the US Postal Service.

•	Seal and deliver to non-US Postal Service facility/representatives Card carrier envelopes that are to be delivered to their respective intended recipients by a courier other than the US Postal Service.

•	Ship individual Cards and Card stacks (bulk cards) per Bank’s delivery instructions to Bank Client locations.

•	Not ship Cards to locations outside of the United States.
                          5.3.1.3 Servicer shall log and code Cardholder’s record for plastic return and the date of such return. Servicer shall destroy all returned plastics per the issuing Network Rules. Servicer will supply Bank with a daily report of all returned plastics.

                          5.3.1.4 Servicer shall pull Cards, upon request, from daily and reissue embossing and thermal printing work and destroy or ship such pulled Card plastics per Bank’s instructions.
                          5.3.1.5 Servicer shall pull unembossed and non-thermal printed Card stock and destroy/mail/or ship the plastics per applicable Network Rules.
                          5.3.1.6 Servicer shall generate and print custom Card mailer information based on specifications initially established at Wal-Mart Program initiation or conversion and/or as modified at Bank’s request from time to time.
                5.3.2 Reporting Obligations and Provision of Information
                          5.3.2.1 Servicer shall produce and deliver reports to Bank according to mutually agreed reporting guidelines not inconsistent with the Services Agreement concerning Servicer’s Card/plastic production, insertion and distribution services. These reports shall be at the individual Bank extended BIN, ISO or issuer level, where appropriate, and include the following:
•	Monthly status report(s) of card/plastic production and mailings and associated quality measurements including defect and cycle time reporting.

•	Monthly card/plastic inventory report.
                          5.3.2.2 Servicer shall provide to Bank through its reporting system data relating to custom Card/plastic storage, production and distribution as requested by Bank for Bank’s use in creating reports for Bank and Bank Clients.
                5.3.3 11 digit Cardholder identification number
                          5.3.3.1 Print or have printed 11 digit Cardholder identification number on Permanent Cards.
                          5.3.3.2 Place 11 digit Cardholder identification number within track 2 of the magnetic stripe by the later of March 31, 2007 or Full Launch
5.4	Plastic and Collateral Inventory Management. Servicer shall control and manage the inventory level of plastics (both internally and at Bank Client locations), mailers, inserts, envelopes and other collateral in accordance with Bank’s reasonable requirements including, for the Soft Launch of the Wal-Mart Program, the requirements set forth in the “Distribution Center Proposed Solution for Pilot Launch” document attached hereto as Exhibit A, in connection with which Servicer shall comply with all Bank Client distribution requirements and Network Rules applicable to Cards bearing Network marks. Servicer shall develop complete and comprehensive training materials with respect to Servicer’s obligations under this Article, which materials shall be subject to Bank’s review and approval, train all its personnel who are responsible for plastic and/or collateral inventory management under the Wal-Mart Program in a manner that will enable them to perform in accordance with such Program’s requirements, and monitor such personnel’s compliance with such requirements. Servicer shall take appropriate action against any Servicer personnel not complying with such requirements.

5.5	Statements. Servicer shall provide to Bank all services related to providing statements to Cardholders, including the services described in this Article 5.5:
•	Statement production, insertion and distribution

•	Statement inventory management, if Bank is utilizing a custom statement.

•	Statement access and storage

•	Statement file creation

•	Electronic Access of Statements
                5.5.1 Statement Production, Insertion and Distribution.
Servicer shall collect, organize, decipher, and present (on-line, in tangible written form, and/or electronically) Bank Data collected on the Servicer System. The Servicer System shall provide account level coding to identify a Cardholder’s telephone request, and the date of such request, to have statements mailed to Cardholder. Any such request may be withdrawn by Cardholder at any time by contacting Servicer by telephone. From the Bank Data, Servicer shall prepare and deliver Cardholder statements in form and substance, and at dates and frequency levels (including no later than on the Servicer Statement Day of each month and on a “one-off’ basis), as mutually agreed to by Bank and Servicer. Servicer shall not provide a written statement(s) to a Cardholder unless requested by Cardholder. Servicer’s responsibilities shall include the following:
•	Create a print-ready file for the production operation containing the Bank Data needed to print statements.

•	Print Statements.

•	Trim, burst and fold statements and prepare for insertion together with additional collateral requested by Bank into envelopes (not for “one-off’ statements).

•	Provide Bank with the opportunity to review and approve statements, including without limitation, designs and content fields. Statement designs will be provided with in six (6) weeks from artwork/ design submission by Bank to Servicer. Bank must approve final proofs.

•	Supply required postage for those envelopes being transmitted to their respective intended recipients by the US Postal Service.

•	Seal and deliver to the appropriate US Postal Service facility/representative envelopes containing statements that are to be transmitted to their respective intended recipients by the US Post Office.

•	Review marketing materials received from Bank vendors/Client, or Bank’s agents, to determine, in accordance with Bank instructions, including those regarding weight restrictions for mailings, whether and when such materials will be included in the applicable statement mailings. Bank is to ensure the materials provided adhere to the size specifications for purposes of insertion determined by Servicer.

•	Insert statements into correct envelopes in the order and priority as instructed by Bank according to Servicer requirements. Servicer will provide up to three (3) insertion pockets.

•	Servicer shall prepare and deliver duplicate or replacement Cardholder statements as requested by Bank or Cardholders from time to time, whether requested via help desk (as described in Article 6.0), online website or otherwise (and for any status, except if the Card is in activation status, but has not been activated). Servicer will mail the statements directly to the address contained in the Cardholder record, as such address may be updated from time to time by Bank or Cardholder.
                5.5.2 Statement Inventory Management
Servicer shall provide all statement inventory management services for Cards, including the services described below for Bank custom statements:
                          5.5.2.1 Order and stock all materials required for statement production, including statement envelopes and statement paper, so that there is an adequate supply available.
                          5.5.2.2 Provide inventory procurement assistance and inventory management of the Bank forms and envelopes.
                          5.5.2.3 Provide inventory management of the Bank insert materials.
                5.5.3 Statement Access and Storage

Servicer shall provide all statement access and storage services for Cards, including the services described below:
                          5.5.3.1 Servicer shall store and, upon Bank’s request, return to Bank statement data for a period of no less than five (5) years from the date of creation or any longer period as may be required by Applicable Law.
                          5.5.3.2 Produce replacement statements requested by Bank or Cardholders via an on-line or phone request and mail the requested statements directly to the address designated in the request.
                5.5.4 Statement File Creation
                          5.5.4.1 Servicer shall provide to Bank statement file creation services for Cards, including the following services: Servicer shall prepare print-ready files, including Cardholder statements, in accordance with Bank’s proscribed parameters. Servicer shall promptly provide Bank with the opportunity to review and approve the printed output of such files.
                          5.5.4.2 Based on Bank’s proscribed parameters (including Bank’s requirements pertaining to weight management), Servicer shall include in statement files the appropriate print marks for any applicable inserts, letters and messages. Servicer shall provide Bank the ability to review and approve each month’s statement insert, letters and message set-up prior to mailing.
                5.5.5 IVR/VRU Access to Transaction History
                          5.5.5.1 Servicer shall provide Cardholders with IVR/VRU access to the last thirty (30) transactions.
                          5.5.5.2 Servicer shall provide Cardholders on-line access to a history of their Card Transactions for the past sixty (60) days plus current month-to-date, including purchases, loads and any fees assessed in connection with such Transactions.
                          5.5.5.3 Upon request by Cardholders, Servicer shall provide Cardholders with a regularly scheduled alert regarding their account balance via email and/or SMS transmission.
5.6	Summary Disclosures. Servicer shall provide to Bank all services related to providing Cardholders an online sixty (60) day Transaction summary and IVR/VRU access to the last 30 transactions and current balance with respect to their Cards (each, a “Summary Disclosure”), including the services described in this Article 5.6:
•	Electronic Access of Summary Disclosures

•	Distribution of Summary Disclosures to requesting Cardholders.

                5.6.1 Electronic Access of Summary Disclosures
                          5.6.1.1 Servicer shall provide Cardholders with online access to their current Summary Disclosures. Servicer shall also provide Cardholders with IVR/VRU access to their last 30 transactions.
                5.6.2 Distribution of Summary Disclosures to requesting Cardholders
Upon request by Cardholders, Servicer shall provide Cardholders with written copies of their Summary Disclosures in accordance with the same requirements as set out in Article 5.5 applicable to the provision of written Statements to Cardholders.
6.0	Compliance and Legal. In connection with Servicer’s obligations under Section 7 of the Agreement, Servicer shall comply with Bank’s Legal and Compliance Requirements as provided by Bank to Servicer and as may be amended by Bank from time to time upon written notice to Servicer. Unless otherwise instructed in the Legal and Compliance Requirements, Servicer’s obligations shall include the following:
6.1	USA Patriot Act. Upon set-up of each new Card, Servicer shall notify Bank in accordance with mutually agreed to reporting procedures if it has not received any of the following information from Bank with respect to such Card:
•	Name

•	Physical Address (street, rr #, apt. #, city, state, zip code)

•	Unique Identifying Number (e.g., Social Security Number, Tax ID Number or other acceptable number)

•	Date of Birth
Servicer shall refuse to issue a Permanent Card to any Cardholder, promptly upon direction by Bank if appropriate identification of the Cardholder or prospective Cardholder is not obtained in accordance with Bank’s policies. If a Cardholder is refused a Permanent Card by Bank, Bank will (i) allow Cardholder to spend funds remaining on the Temporary Card, or (ii) at the Cardholder’s request, issue a check to Cardholder in the amount equal to the funds loaded onto the Card plus the sale price for the Card and any fees associated with such sale.
6.2	OFAC. Servicer shall screen all new Cardholders to whom Bank proposes to issue a Card, together with any authorized users of the Card, against the Office of Foreign Assets Control (OFAC) database and shall promptly provide Bank with a report (as described below) of the Cardholders and prospective Cardholders who match the information contained in the OFAC database, so that Bank can take the appropriate action. If Bank so chooses, Servicer, upon request, shall initiate recurring scans of Bank’s entire Card base against the most current OFAC file on a monthly or quarterly basis and promptly provide Bank with a report (as described below) of Cardholders who match the information contained in the OFAC database, so that Bank can close such Card accounts immediately. Servicer shall install the most recent version of the OFAC database within two (2) business days of receipt.

Within twenty-four (24) hours of the completion of each screening process for any Cardholder or prospective Cardholder who matches the information contained in any OFAC database, Servicer shall provide Bank with a report to include First Name, Last Name, Middle Initial, Address, City, State, Zip, Social Security Number or Tax Identification Number in a mutually agreed upon format (each an “OFAC Report”). Bank shall review and research Cardholders information contained in the OFAC Report and advise Servicer of research findings. Servicer shall update Cardholder’s records pursuant to the OFAC Report findings communicated by Bank, or other communication from Bank relating to Cardholders who match the information contained in the OFAC database, which may be derived from other processes from time to time.

Servicer shall refuse to issue a Card, or cancel any outstanding Card, promptly upon direction by Bank with respect to any Cardholder or prospective Cardholder that appears to be in the OFAC database.

6.3	Bank Secrecy Act/Anti-Money Laundering. On a daily basis during Full Launch, provided that Bank and Servicer have established a mutually agreeable scope and procedure, Servicer shall provide a FTP file transmission to Bank containing all transactional activity for each given day within that daily period for each Card, as extracted from Servicer’s data warehouse. Servicer shall reasonably cooperate with Bank in conducting fraud detections, investigations and filing Suspicious Activity Reports with respect to Card transactional activity.

If in the course of fraud detection and investigation Servicer identifies suspicious activity that requires filing of a Suspicious Activity Report under Applicable Law, Servicer shall provide Bank with all information within its possession regarding such activity, and cooperate with Bank so that Bank may file a SAR.

6.4	Regulation E. Servicer shall respond to and resolve all Cardholder and Card related disputes, inquiries and errors referred to Servicer by Bank within the time frames and requirements set forth in Regulation E and in compliance with all policies and procedures related to dispute processing services in accordance with applicable Network Rules. Without limiting the foregoing, Servicer shall fulfill Bank’s obligations under and in compliance with Section 205 of Regulation E (except that Servicer shall comply with the final rule related to payroll cards instead of providing periodic statements to all customers), provided that (i) Servicer shall seek prior written approval of any policy, procedure, description or other material that affects Bank’s compliance with such sections of Regulation E, (ii) Bank cooperates with Servicer in connection with its performance of its obligations under this Section, including promptly funding any provisional (and final) credits to Cardholder accounts, as appropriate.
7.0	Customer Service and Support. Servicer shall provide all support services to Cardholders and/or Bank, including:
•	Bank: Support desk handling of all Bank Inquiries

•	Bank: Card Account Maintenance

•	Bank: Dispute Processing

•	Cardholder: Support desk handling of all Cardholder Inquiries/License

•	Cardholder: Card Account Maintenance

•	Cardholder: Voice Response Unit (VRU) Services

•	Cardholder: Website Report

7.1	Bank: Support Desk Inquiries. Servicer shall provide Bank with an escalation process to address all Bank inquiries submitted via telephone and/or in written correspondence (e.g. lost/stolen Cards, PIN reset, disputes under Regulation E).

7.2	Bank: Account Maintenance. Servicer shall perform Bank requested maintenance to all Cards as may be reasonably requested by way of written correspondence (including e-mail).
For the avoidance of doubt, servicing of Bank requested maintenance to Cardholder data elements is part of the Services. Servicer shall perform Bank requested maintenance to Cardholder Card data elements whether such requests are received by Servicer (i) through written correspondence or (ii) through e-mail. Servicer will provide Card maintenance services in accordance with SLAs as provided in Schedule 1-C.
7.3	Bank: Dispute Processing. In addition to the services described in Section 7.4 with respect to Regulation E, Servicer shall provide all dispute processing and error resolution services for all Card related errors and disputes, including PIN based disputes, all in accordance with Applicable

Law and in compliance with applicable Network Rules. These services include those related to:
•	Charge backs

•	Unauthorized Charges

•	Re-presentments

•	Arbitration of Merchant Disputes

•	Network Disputes

•	Network Compliance Violations by Merchant

•	Draft Requests

•	Research
In addition, Servicer will maintain and comply with all policies and procedures related to dispute processing services in accordance with Applicable Law and applicable Network Rules. Any write-off of a disputed amount or loss that is caused by or arises from Servicer missing required time frames or not complying with Applicable Law or applicable Network Rules shall be the sole responsibility of Servicer, unless such compliance failure was due to a delay or error by Bank.
                7.3.1 Charge backs.
Servicer shall issue account charge backs where appropriate and necessary. All Transactions that meet all criterions agreed upon by Servicer and Bank, such criterion to be in compliance with applicable Network Rules and Applicable Law, will be issued charge backs by Servicer in an effort to recover funds from a merchant that has either made an error or charged an amount not authorized by Servicer or Bank.
                7.3.2 Re-presentments
Following charge back procedures, Servicer shall review and make a commercially reasonable decision with respect to any Transaction that is re-presented by a merchant in an effort to recover funds charged back from the Bank. Servicer shall provide Bank activity reports that detail all signature based re-presentments submitted, the dispositioning of each such re-presentment and, for cases where re-presentment was allowed, the reason for such allowed re-presentment. These reports shall be provided to Bank on each day for which signature based re-presentment activity occurs. Servicer shall provide Bank daily status reports of all signature based and PIN based re- presentment activity if and when requested by Bank.
                7.3.3 Arbitration of Merchant Disputes

If Servicer reasonably determines that a dispute should be taken to arbitration, Servicer shall pursue any and all avenues to win each arbitration case approved by Bank. Bank commits to make decisions for each arbitration request from Servicer within applicable Network timeframes. Servicer shall be responsible for all Network fees associated with such arbitration cases.
                7.3.4 Network Compliance violations by Merchant
Servicer shall file compliance violation reports to the Networks where appropriate and necessary when charge backs and auto-charge backs do not exist. For Transactions that meet all agreed upon criteria, compliance will be filed in order to recover funds from a merchant that has either made an error or charged an amount not authorized by Servicer or Bank when no charge back right exists and the amount is in direct violation of an applicable Network Rule. Servicer shall notify Bank of any such violation, as well as file reports, as appropriate, in accordance with Network requirements.
                7.3.5 Draft Requests
Servicer shall comply with all Bank or Cardholder initiated Draft Requests within the timeframes outlined in applicable Network Rules as well as with Applicable Law. Servicer shall indemnify Bank from and against any claims or losses (including payment of attorneys fees) resulting from its failure to meet such timeframes, except any such failures attributable to a merchant. Servicer shall pursue enforcement of charge backs and other rights against merchants and other parties pursuant to mutually-agreed guidelines within the framework of applicable Network Rules as well as Applicable Law, in the event the failure is attributable to such parties.
                7.3.6 Research
Upon request by Bank, Servicer shall promptly investigate and report back to Bank regarding matters relating to any Cardholder or merchant dispute in connection with a Transaction.
7.4	Cardholder: Support desk handling of all Cardholder Inquiries/License. Servicer shall provide a support desk to receive and respond to all Cardholder inquiries submitted via telephone and/or in written correspondence (e.g. lost/stolen Cards, PIN reset, disputes under Regulation E). Bank hereby grants to Servicer a non-exclusive, revocable, royalty free license within the United States to use Bank’s “Money Bank” tradename and trademarks in connection with providing such support desk services. Any use of such tradenames and trademarks by Servicer must be approved in writing in advance by Bank at least fifteen (15) days prior to use, and must comply with the Agreement and the most recent written usage guidelines, if any, that are delivered by Bank to Servicer.

7.5	Cardholder: Card Maintenance. Servicer shall perform Cardholder requested maintenance to with respect to Cards as may be requested telephonically or by way of written correspondence.

For the avoidance of doubt, providing Cardholder requested maintenance to Cardholder Card data elements is part of the Services. Servicer shall perform Cardholder requested maintenance to Cardholder Card data elements when such requests are received by Servicer telephonically. Servicer will provide maintenance services in accordance with SLAs as provided in Schedule 1-C.

7.6	Cardholder: Voice Response Unit (VRU) Services. Servicer shall provide Cardholders VRU services as mutually agreed in writing by Bank and Servicer.

7.7	Bank and Cardholder Web-Site Support. [Refer to Section 13 — Online Tools].
8.0	Product and Servicer System Enhancements. Subject to the terms of the Agreement, Servicer shall on a fee basis enhance its products and the Servicer System when new services and/or functionality is requested by Bank or is required to make the Servicer System compatible and properly configured and integrated to work as a system with Bank’s systems and any hardware or software vendors of Bank, and any upgrades to any of the foregoing. Product enhancements shall comply with the process for new product and feature introduction described in this Article and in the Agreement. This includes completing a formalized new product and feature introduction process as mutually agreed by the parties. The AM shall be responsible for coordinating, on behalf of Servicer, all new products, product enhancements, developing the relationship, facilitating quarterly meetings, and assisting Bank in meeting strategic needs with respect to the Card product, Enhancements and related Services. Notwithstanding anything in this Section 8, Servicer shall not be required to provide any product or Servicer System enhancements if such an enhancement would, in the reasonable discretion of Servicer, compromise the architectural integrity, security, reliability or performance of the Servicer System, unless such enhancement is required to comply with Applicable Law.
The following product enhancement services and/or forms shall be provided by Servicer including:
•	Product Request Form

•	Enhancement Scoping

•	Execution and Implementation
8.1	Product Request Form (PRF). Servicer will reasonably assist Bank in completing a PRF (such PRF shall be in the format as mutually agreed by the parties) for any New Product Development Request, Enhancement or other projects. Information contained within the PRF shall include the details, description, reason substantiating the request, and timing associated with the request. Servicer will confirm with Bank that the PRF is substantially complete and will assign an implementation manager and conversion analyst to oversee and manage Servicer internal resources and work associated with developing, testing and implementing any enhancement mutually agreed to by Bank and Servicer.
8.2	Enhancement Scoping.
                8.2.1 Subject to the terms of the Agreement, Servicer shall scope all requests for new products, services or enhancements including, without limitation, New Product Development Requests subject of a PRF, and provide Bank with related time and/or cost estimates and/or options, all as described in the Agreement and as otherwise reasonably requested by Bank.
8.3	Execution and Implementation. Servicer shall complete the development, testing, production and documentation of all mutually agreed to New Product Development Requests, Enhancements or other projects reasonably requested by Bank. Each new project shall be delivered based on the timing and cost estimate provided by Servicer, unless Bank submits any change to the New Product Development Request. Subject to the terms of the Agreement, Servicer will reasonably cooperate with Bank, and as requested, any third parties, in the development, testing and implementation of any New Product Development Requests, Enhancements or other projects. Servicer shall assign an implementation manager and conversion analyst to such projects as mutually agreed by the parties.

8.4	Right of Refusal. Servicer shall provide Bank an installation date within thirty (30) Business Days after Bank’s receipt of the requested written hours and cost estimates for the relevant project. After that time, the Bank shall have up to ten (10) Business Days to accept or refuse the project, thus canceling the project and any associated costs, unless Bank requires additional information (in which case the time within which Bank must accept or reject the project shall be extended until ten (10) Business Days after Bank obtains all required information.

Notwithstanding the foregoing, Bank may cancel implementation of any project resulting from a PRF at any time upon notice to Servicer, provided that in such event Bank shall be responsible for payment of all approved costs incurred by Servicer up to the point of cancellation.
9.0 File and Data Exchange for Card Account.
9.1	Servicer shall provide reports to Bank via an FTP site pursuant to Section 15.0 for Soft Launch. Bank and Servicer shall work together in good faith to define and develop a mutually agreed to scope and nature of data exchange between the parties.

9.2	Data Retention and Storage
                9.2.1 Servicer shall retain for a period of at least five (5) years, or any longer period as may be required by Applicable Law, all Cardholder account data and any other Bank Data, all in compliance with Applicable Law.
9.3	Communication Links.
                9.3.1 As requested by Bank, Servicer shall install, provide or cause to be installed or provided the systems and communication links reasonably necessary to transmit Bank Data and the files, data and transmissions described in Sections 9.1 and 9.2 to and from its facilities or equipment to and from the facilities or equipment of Bank.
                9.3.2 Servicer shall, during the Term, maintain such systems and links for communicating in good working order.
                9.3.3 The method of transmission and the media employed will be proposed by Servicer and be subject to approval by Bank. The Parties shall take into consideration relevant factors such as traffic type, in-bound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.
10.0	Fraud. Servicer shall provide information, functionality and services as requested by Bank to minimize and manage Card fraud. Servicer shall make available and perform the fraud services set forth below. These services include:
•	Fraud Management and Detection

•	Fraud Investigations and Fraud Recovery (Charge backs)

•	Fraud Queue Management (not available at Soft Launch)

10.1	Fraud Management and Detection
                10.1.1 Servicer shall provide Bank and Cardholders with fraud management and fraud detection services through use of the Servicer’s fraud detection system and as otherwise may be required by Bank.
                10.1.2 Upon Bank’s request, Servicer shall establish supplemental fraud detection strategies to fulfill Bank’s fraud detection requirements. These strategies shall be tested in a development environment prior to implementation to ensure fraud detection effectiveness and to measure the impact to Servicer’s fraud detection organization. If during testing the defined strategies do not perform satisfactorily, they shall be modified to suit Bank and Servicer. These strategies shall be made available for review on a monthly basis.

                10.1.3 Upon Bank’s request, Servicer shall provide Bank with the following Card fraud services:
•	Monitoring authorizations queued as a result of the fraud strategies or fraud score.

•	Place outbound telephone calls to home and business telephone numbers of Cardholders who have exhibited suspicious activity using their Card.

•	Manual review of Card activity for fraud Card Activity shall be monitored by Servicer using specific parameters as mutually established by Bank and Servicer. Customized parameter rules may be developed and established should Bank experience a unique fraud event.

•	Daily provision to Bank of Card authorization approval rates, itemized Transaction type (e.g., purchases)
                10.1.4 If Servicer is unable to contact the Cardholder with respect to fraud issues, Servicer shall leave a message on the Cardholder’s message machine or with a responsible person for the Cardholder to contact Servicer at a toll-free number. Such message script must be reviewed and approved by Bank prior to use.
                10.1.5 When the Servicer call results in contact with the Cardholder, and the Cardholder validates the authorization activity, Servicer shall record an on-line account memo into the Servicer System indicating the results of the call utilizing its screens. Servicer will note on Servicer’s system of record when a Card is “warm blocked” (i.e., can load but not use funds) or confirmed fraud. Detailed reports on Cards that have undergone any status change during the statement period shall be available to Bank through Servicer’s Loss Management reporting.
                10.1.6 When the Servicer call results in contact with the Cardholder and the Cardholder is unable to validate the activity, Servicer shall initiate a Lost/Stolen Report and place a block on the Card to prevent further authorizations. Servicer shall record an on-line Card memo on the Cardholder Card record, indicating the results of the call.
                10.1.7 If Servicer observes activity, which appears uncharacteristic or unusual for the specific Card, and Servicer is unable to successfully contact the Cardholder, then Servicer may place a block on the Card to prevent further authorization approvals until the Cardholder successfully verifies the activity.
                10.1.8 Servicer shall provide Bank with lost/stolen/fraud reporting services. Lost and stolen reports from Bank’s Cardholders are recorded on the Servicer System by on-line entries, which automatically change the external status on the

Servicer System and block authorizations for the Card. These Services shall be available to Cardholders 24 X 7.
                10.1.9 Servicer shall report to the applicable Network those accounts that qualify for warning bulletin protection or the exception file by reason of a lost or stolen report entry. Servicer shall list such accounts accurately by region and for a number of days equal to the time remaining until Card expiration. Listing an account on the warning bulletin may provide Bank with charge back and/or authorization protection. For the avoidance of doubt, Servicer shall bear all costs and expenses associated with warning bulletins.
                10.1.10 As part of its fraud prevention services, Servicer shall immediately block new Transactions with respect to Cards in the event that a Card has been reported lost or stolen. Thereafter, Servicer shall de-activate the Card, transfer any related funds or credits to a replacement Card, and issue and send such replacement Card to the Cardholder.
                10.1.11 In the event that any Bank Data that is stored by Servicer or transmitted by or to Servicer and that relates to Cardholders is compromised, Servicer shall provide to the affected Cardholders (at no cost to Cardholders or Bank) identity theft victim assistance services. All such services must be reviewed and approved in advance by Bank.
                10.1.12 “Code 10” Calls. Servicer shall accurately respond to merchant “Code 10” calls (i.e., calls from merchants seeking validation of Cardholder ID) for information verification requests.
10.2	Fraud Investigation/Fraud Recovery (Charge back.)
                10.2.1 Charge backs shall be initiated by Servicer on all Bank’s Cards that meet defined criteria and qualify for specific charge back rights per applicable Network Rules.
                10.2.2 At Full Launch, as part of its fraud control services provided to Bank, Servicer shall provide the following fraud reporting services on Bank’s behalf to each applicable Network. Security detail transactions (status codes used to place Cardholders in various status states — “hot”, “lost”, etc.) shall be used to add, update or delete Transaction records on Servicer’s security master file (Servicer’s negative file containing Cards blocked for use). These Transactions will generate and deliver a fraud advice record to the applicable Network. Lost or stolen Cards and related monetary values shall be researched and disposition codes entered by Servicer to record fraud, counterfeit, and charge backs. Fraud detail information shall be transmitted to the applicable Network by Servicer in compliance with Applicable Law.
                10.2.3 To the extent that any investigation results in a determination that a Transaction is fraudulent, then Servicer shall charge-off after ninety (90) days of no cardholder transactional or recover payment activity, or otherwise remove, the amount of the fraudulent item from the Cardholder’s Card.

10.3	Fraud Detection Improvement and Queue Management.
                10.3.1 Servicer shall have the ability to detect fraudulent activity on Cards. Servicer shall provide to Bank a written analysis of the reports interpreting the performance of the existing algorithms and strategies for detecting and addressing fraud, and written recommendations for changes or updates to such algorithms or strategies to improve their performance. Servicer shall provide a monthly report of current fraud detection strategies and performance.
                10.3.2 Servicer shall have the ability to build fraud queues around designated Bank criterion, as supplied by Bank. Bank acknowledges that all Servicer debit fraud detection clients are monitored under the same baseline parameters, but that Servicer will create customized fraud queues and parameters, as requested by Bank, in order to supplement such baseline parameters. These queues and criterion shall be tested in a development environment prior to implementation to ensure fraud detection effectiveness and to measure the impact to Servicer’s fraud detection organization. If during testing the queues and criterion do not perform satisfactorily, they shall be modified to suit Bank and Servicer. These queues and criterion shall be reviewed on a monthly basis.
11.0	Product Support Calls. Servicer shall receive, handle and resolve all support calls and issues from Bank employees in relation to any system related problems associated with the Card products and services, including such problems associated with the Servicer System, any Servicer owned/supported system, Cardholder websites, file and data exchanges, data warehouses, databases, queue management systems, fraud systems, Info security, administration systems, reporting systems, etc.

12.0	Implementation Services. Servicer will provide all implementation management services for Card products, including the services described below:
•	Weekly status update call between Servicer and Bank, as appropriate and requested by Bank and/or designated third parties who may be instrumental in effecting the implementation of the Card product or any enhancements to the Card product

•	Testing and quality control process around all development work and set-ups

•	An implementation manager

•	Implementation dates as mutually agreed.

•	In the event of a “rush” request by Bank, Servicer will work with Bank to accommodate Bank’s time frames.
13.0	Online Tools. Servicer will itself or through a permitted subcontractor (e.g., TSYS) provide the following online tools and services, each of which shall be accessible using commonly available web-browsers (i.e., Internet Explorer, Netscape). Such tools and services shall conform to Bank’s security requirements:
•	Cardholder Tool and Website — A web based Cardholder tool used to view Transactions and balances via the internet.

•	TSYS Access — View-only access which may be used by Bank, as the issuing Bank, to interface into the Servicer System in order to, among other things, check Card transactional activity.

•	FTP Reporting Tool — Bank may use this web-reporting tool to view all reports described in this Schedule.

13.1	Cardholder Tool and Website.
Servicer shall design, host and provide a Cardholder website and related Cardholder services for Card products, including the services described in this Article.
Servicer shall provide services to support its Cardholder Tool and Website, as well as other Cardholder tools that Bank may require to support other Card products from Servicer. Cardholders may use the Cardholder Website to perform Card functions, including the following:
•	View Card Transaction activity

•	View Statements (when developed by TSYS)

•	Request copies of Cardholder statements
Through a project request, Bank may request changes to the existing screens and content of this Cardholder website.
13.2	TSYS Management Tool
Servicer shall provide Bank with view-only access to TSYS which may be used by Bank, as the issuing Bank, to interface into the Servicer System in order to, among other things, check Card transactional activity.
13.3	FTP Reporting Tool
Servicer shall provide Bank access to a FTP reporting tool to view reports as provided in Section 15.1 below. For the avoidance of doubt, the provision of such access does not remove or otherwise waive Servicer’s obligation to provide and perform other Services related to reporting.

14.0	Products Supported; Options. As mutually agreed to by Bank and Servicer (including agreement on cost), Servicer shall provide the Services for the types of Cards described below having the below described options:
•	General Card Options
o	Reloadable

o	Instant issue

o	Branded
•	Card type options
o	Branded

o	Unbranded
•	Card Stock
o	Custom

o	Generic
•	Embossing

•	Thermal Printing

•	Card activation labels
o	Custom

o	Standard
•	Card Encoding
o	Expiration dates

o	Card number

o	Service code

o	CVV, CVV2
•	Card Carrier for both mailed Cards and Cards distributed at POS.
o	Custom

o	Standard
•	Inserts

•	Envelopes
o	Custom

o	Standard
•	Card Ordering
o	Batch

o	Expedited

o	Instant Issue

o	Manual
•	Card Shipping Options
o	Fed-Ex or other courier service

o	Direct Mail
•	Funding options
o	ACH (direct deposit only)
•	Statements upon request
o	Paper

o	Online

o	Bi-lingual (project request by Bank required, subject to TSYS availability)
•	IVR/VRU
o	CRV block removal

o	Balance inquiry

o	Transaction history

o	PIN change

o	English/Spanish
•	Card Management System
o	Authorizations

o	Batch processing

o	Transactional limits

o	Adjustments

o	Card activation

o	PIN generation

o	Organizational hierarchy

o	Funds movement
•	PIN handling

•	Risk Management
o	OFAC verification

o	Fraud reporting

o	Never Received cards

o	Patriot Act/Anti-Money Laundering data
•	Bank Service
o	Lost/Stolen reporting

o	Escalation process

o	Receive, Research, Handle, Respond to and Resolve all Cardholder inquiries and disputes (whether via phone, Cardholder website, or written correspondence.)
•	Portfolio Management
o	Closing Cards

o	Purging Cards
•	Settlement Features
o	Settle to G/L

o	Network adjustments
15.0	Reporting. Servicer shall provide all report production services for the Wal-Mart Program Cards, including the following:
•	Report Production and Management

•	Delivery

•	Data Warehousing, when requested and at Bank’s additional expense, on mutually agreed to terms, but in no event for Soft Launch.

15.1	Report Production and Management.
                15.1.1 Servicer shall provide reports via FTP site with respect to the Services and any Bank Data pursuant to which Servicer shall, as requested by Bank, produce reports requested by Bank on a daily, weekly, monthly, quarterly and yearly basis. Servicer shall generate and store Transaction report data.

                15.1.2 Servicer shall generate and distribute such reports via FTP site and in a format which permits Bank to view, manipulate, print, and store the reports.
                15.1.3 Servicer shall directly transmit to Bank, copies of the Bank files in a mutually agreed upon format, if so requested by Bank.
                15.1.4 Servicer shall produce and provide reports for the following areas and any other reports as required in this Schedule:
•	Negative Match Report

•	Multiple Cards Report

•	Authorization Details

•	Balance Inquiries on accounts not activated

•	Blocked account balances

•	ATM Decline Details

•	API Declines/Approvals

•	High Account balance

•	Multiple Loads by SSN/Other ID

•	Credit Rating Information

•	Merchant Credits

•	Total Posted Transactions

•	Lost/Stolen Report

•	Total Overdrafts

•	Direct Deposit ACH Transactions Over $1000

•	Direct Deposit ACH Reject and Return Report

•	Activation Report

•	Sales Invoices

•	Daily Settlement Sheet

•	Monthly Cardholder Refund Reimbursement Invoice

•	Monthly Settlement/Total Fees

•	Monthly Interchange Settlement

•	Reconciliation/Activity File

•	Daily Marketing Report Detail

•	Weekly Top 5 Merchant/MCC

•	Monthly Marketing Report Detail
15.2	Data Extraction, Encryption, Delivery, and Receipt Services
                15.2.1 Bank and Servicer shall work together in good faith to define and develop mutually agreeable data extraction, encryption, delivery and receipt services.
16.0	Settlement, Funds Movement, and Reconciliation. Servicer shall provide complete settlement, funds movement and reconciliation services, including the following services:
•	Settlement Services

•	Funds Movement Services

•	Reconciliation Documentation 16.1 Settlement Services
Servicer shall settle required funding with various Networks as needed on a [*] basis. Settlement services shall be provided in connection with, but not limited to, the following Networks:
•	Visa

•	Interlink

16.2	Funds Movement Services
Servicer shall be responsible for providing Bank with reporting required for accurate movement of funds between the funding and activity bank accounts on a [*] basis as required by the various Network and/or Bank funding activities and Cardholder activities. Bank shall be responsible for accurate movement of funds between various bank accounts owned by Bank.
16.3	Reconciliation Documentation
Servicer shall provide Internet access to the following report(s) required to reconcile settlement and funds movement services:
•	Daily Activity File
Servicer has ownership over the processing accuracy and timely availability of these reports. In the event the Network Daily Reports Tool is not accessible or the reports were not published to the Networks Daily Report website, Servicer shall email (encrypted) or fax required reports as needed to the Bank Finance contact.
17.0	Transaction Processing. Servicer shall all provide Transaction processing services for Bank Cards. These services include the following processes:
•	General Transaction Processing (to include reloads, balance inquiries, debit purchases, ATM withdrawals, direct deposits, cash back and others as specified by Bank).

•	Fees

17.1	General Transaction Processing
                17.1.1 Servicer shall provide all Transaction-processing services with the capability required to receive, enter, process and post Card Transaction activity on a real time basis. The processing and posting of Transactions shall be accomplished using a wide variety of controls and settings available to and selected by Bank. Monetary Transactions, including debit and credit sales, returns, refunds,

*	Confidential Treatment Requested.

adjustments, charge backs, and payments shall be supported on a real time basis. Other non-monetary Transactions shall be supported and used to maintain non- monetary account information. Authorization Transactions shall be supported on a real time basis. Bank acknowledges that Servicer will use the TS1 Platform for Transaction processing. Servicer shall not use a different platform for Transaction processing without first obtaining Bank’s written consent.
                17.1.2 Servicer shall provide Transaction-processing services for all monetary Transactions received by Servicer from the applicable Network for posting to the Cardholder account.
                17.1.3 Servicer shall receive and accept Cardholder direct deposits from Bank’s third-party service provider.
17.2	Fees
                17.2.1 Servicer shall provide Bank the ability to assess and reasonably manage the following fee types, at the BIN level, including:
o	Monthly Account Maintenance Fee

o	Domestic ATM Withdrawal

o	International ATM Withdrawal

o	Teller Cash Withdrawal

o	Domestic ATM Inquiry

o	International ATM Inquiry

o	Card Replacement

o	Statement Reprint

o	Live Bank Service

o	Dormant/Inactivity fee

o	Activity fee

o	Point of sale (Signature or PIN)

o	IVR/VRU
                17.2.2 Servicer shall provide Bank the ability to assess and manage all fee criteria, including but not limited to, include/exclude fee criteria options and amounts and targeted Transaction activity for all Clients and Programs.
18.0	Cooperation/Interface with Third-Parties. In connection with providing the Card products and services to Bank and Cardholders, Servicer shall reasonably cooperate with any third-party provider(s) of goods, software or services to Bank in support of or in connection with Bank’s and/or Cardholder’s receipt of such products and services.

19.0	Other Services. Servicer agrees and acknowledges that it is responsible for providing all services on behalf of Bank in connection with the Bank’s issuance of Cards, and the use of such Cards, as required in accordance with commercially reasonable business practices as well as safe and sound banking practices, except to the extent that Bank has expressly undertaken to perform such services under the Agreement, and that the term “Services,” as used in this schedule or the Agreement, shall include all such services even if not expressly set forth in this schedule or the Agreement.

20.0	Definitions. All capitalized terms not defined below or elsewhere in this Schedule shall have the meanings ascribed to them in the Agreement.

“Bank Finance Contact” means Ben Johnson.

“Draft Request” shall mean a request for sales slip or receipt that substantiates or evidences any given Transactions or charges (whether debit or credit) related to a Card.

“include” or “including” shall mean without limitation.

“MCC” shall mean Merchant Category Code.

“Permanent Card” shall have the meaning set forth in that certain Prepaid Card Program Agreement by and among Bank, Servicer, Wal-Mart Stores, Inc., and certain of its Affiliates (the “Triparty Agreement”).

“PIN” shall mean personal identification number assigned to or selected by Cardholder for use in processing Transactions to Cardholder’s Card.

“Servicer Statement Day” shall mean the day not later than the tenth (10th) Business Day after the close of each calendar month.

“Temporary Card” shall have the meaning set forth in the Triparty Agreement.

“Wal-Mart Program” shall mean, with respect to this schedule, all of the products and services provided or to be provided by Servicer to Bank under Schedules 1-A, 1-B, 1-C, 1-D, 1-E , and 1-F of the Agreement.

EXHIBIT A
Distribution Center Proposed Solution for Pilot Launch

Proposed Pilot Solution

[illegible]

[illegible] and send a file back to Green Dot [illegible] for [illegible]

[illegible]

5

SCHEDULE 1 -C
SERVICE LEVEL AGREEMENT
[Attached]

SCHEDULE 1-C
SERVICE LEVEL AGREEMENT
FOR
WAL-MART PROGRAM

1. Introduction	1
1.1. Purpose	1
1.2. Effective Date of the Service Levels	1
1.3. Modification and Review of Service Levels and Related Procedures	1
1.4. References/Interpretation	1
2. Definitions	1
2.1. Certain Definitions	1
3. Service Level Methodology	3
3.1. Excused Downtime.	3
3.2. Measurement and Reporting	3
3.3. Measurement Tools	4
3.4. Reload Packs Excluded	4
4. Communication and Escalation Requirements	4
5. Issue and Problem Resolution, Classification, Response and Notification	5
5.1. Issue and Problem Resolution	5
5.2. Problem Severity Level Classifications/Communication	5
5.3. Multiple Tickets Having the Same Severity Classification	8
6. Service Level Credit Methodology	8
6.1. Service Level Failures	8
Exhibit A (Service Levels)
Exhibit B (Escalation)

1

1. Introduction
     1.1. Purpose
     This Service Level Agreement (“SLA”) sets forth the Service Levels that Servicer and Bank are required to meet or exceed in performing Servicer Services or Intermediary Services, respectively, in connection with the Wal-Mart Program. This SLA also provides for remedies associated with a Party’s failure to achieve the Service Levels, including Service Level credits (“SLCs”).
     Servicer and Bank shall perform the Servicer Services and Intermediary Services, respectively, so as to achieve or exceed all of the Service Levels set forth in this Program Schedule.
     1.2. Effective Date of the Service Levels
     Unless otherwise specified herein or in a separate document signed by Servicer and Bank, each Service Level in this SLA is effective as of the Effective Date (as defined below).
     1.3. Modification and Review of Service Levels and Related Procedures
     Subject to the terms of the Triparty Agreement, Service Levels may be added, deleted or modified by the Parties during the Term, in accordance with the Services Agreement (as defined below), in order to achieve a fair, accurate and consistent measurement of performance of the Servicer Services and Intermediary Services. Subject to the terms of the Triparty Agreement, the parties may also add, delete or change Service Levels by mutual agreement on a go-forward basis in response to changes in Bank’s business needs.
     The Parties shall meet at least annually to review Service Level results and to consider proposed changes to Service Level requirements, Service Level reporting requirements and other related issues, but neither Party shall be required to agree to any particular changes without such Party’s consent except as may be otherwise expressly set forth herein, in the Services Agreement or in the Triparty Agreement.
     1.4. References/Interpretation
     Unless otherwise specifically noted, all references in this SLA to “Articles”, “Sections”, “Exhibits” and “Attachments” are references to the Articles, Sections, Exhibits and Attachments of this SLA, respectively. References to Articles or Sections of the Services Agreement refer to the Services Agreement to which this SLA is appended. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Services Agreement.
2. Definitions
     2.1. Certain Definitions
     “Authorization System” means that portion of the Servicer System utilized by Servicer to authorize Transactions.

1

     “Available for Use” means the ability of equipment, software, systems, data, Servicer Services and functions for which Servicer is operationally responsible, to be utilized or accessed by Bank, the Bank Client, Cardholders or other third-parties as designated by Bank, as intended in accordance with normal operations.
     “Availability”, unless otherwise defined herein, means the extent to which referenced equipment, software, systems, data or Servicer Services are Available for Use.
     “Bank Client” means, individually and collectively, Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC., Wal-Mart Stores East, Inc., an Arkansas corporation, and Wal-Mart Stores East, L.P.
     “Billing Period” means the period of time over which the Servicer Services identified in the periodic invoice presented to Bank by Servicer were performed. Unless otherwise noted, the Billing Period shall be a calendar month.
     “Critical Service Level” has the meaning given in Section 6.2.
     “Downtime”, unless otherwise defined herein, means the number of minutes in the Billing Period during which identified equipment, software, systems, data, Servicer Services, Intermediary Services or function was not Available for Use or where response time of such service is outside established parameters.
     “Effective Date” means the date as of which Cards first become available for sale to the public at Bank Client.
     “Excused Downtime” means (i) Downtime during a Scheduled Maintenance Window, and (ii) any other period during which any particular equipment, software, system, function Servicer Service or Bank Service is not Available For Use (x) of which Bank or Servicer, as applicable, has approved, (y) which Bank or Servicer, as applicable, has excused, or (z) which are outages due to matters outside of Servicer’s or Bank’s, as applicable, Span of Control.
     “Include”, “includes” and “including”, whether or not capitalized mean “include without limitation”, “includes without limitation”, and “including without limitation”.
     “Monthly SLA Report” has the meaning given it in Section 3.1.
     “Non-Critical Service Level” has the meaning given in Section 6.2.
     “Scheduled Maintenance Window” means a scheduled period of time mutually agreed by Servicer, Bank and Bank Client during which maintenance or other activities are to be performed and the time actually used, such time not to exceed [*] ([*]) [*] per calendar [*]. Servicer shall provide Bank not less than [*] ([*]) [*] prior written notice of any requests for changes to its Scheduled Maintenance Window. Extensions to a Scheduled Maintenance Window, and any rescheduled Maintenance Window for which Bank has not provided its written consent, shall be deemed Unexcused Downtime.

*	Confidential Treatment Requested.

2

     “Servicer Services” means “Services” as defined in Schedule 1-B (Description of Services) to the Services Agreement.
     “Service Levels” are expected results defined in each Service Level section of Exhibit A to this SLA.
     “Service Level Agreement” or “SLA” has the meaning given in Section 1.1.
     “Service Level Credit” or “SLC” means the monetary credit that a Party will pay the other Party if the former fails to meet a Service Level, as set forth herein.
     “Service Level Failure” has the meaning given in Section 6.1.
     “Services Agreement” means the Card Program Services Agreement dated October ___, 2006 by and between Bank and Servicer, as amended from time to time.
     “Severity Level” means, with respect to an incident, the highest-priority level that is applicable based on the classifications contained in this SLA, as reasonably determined by Bank in accordance with the descriptions set forth in the chart made part of Section 5.2.
     “Span of Control” means any equipment, software, system, network or other infrastructure and those areas of functionality and availability with respect to, or utilized to provide, the Services or other services, as applicable, that are under the control of a Party, its subcontractors or agents.
     “Term” has the meaning given it in Schedule 1-A (Description of Wal-Mart Program) to the Services Agreement.
     “Time of Problem Identification” means the earlier of (i) the time Servicer detects a problem or incident, and (ii) the time Servicer is notified of the problem or incident.
     “Triparty Agreement” means that certain Prepaid Card Services Agreement dated October 20, 2006 by and among Bank, Servicer and Bank Client.
     “Unexcused Downtime”, unless otherwise defined herein, means the total number of minutes any Servicer System component or any Service is not Available for Use during a Billing Period, excluding Excused Downtime.
3. Service Level Methodology
     3.1. Excused Downtime.
     Service Level Failures shall not be deemed to occur during Excused Downtime.
     3.2. Measurement and Reporting
     Except as otherwise specified in this SLA or agreed in writing by the Parties, each Party shall accurately measure and report on its performance against the applicable Service Levels on a calendar-month basis. Unless otherwise specified for a particular Service Level, the Servicer

3

Services, Intermediary Services and each Party’s performance against the Service Levels are to be monitored by the Party providing such services [*] ([*]) [*] per [*], [*] ([*]) [*] per [*] during the Term, excluding, however, any Excused Downtime. Unless otherwise specified, each Party will be responsible to collect measurement data and execute the data collection plan for completing the Monthly SLA Report, as discussed below, for Service Level performance. Each day, where applicable, each Party will record all applicable Service Levels and shall, for the calendar month, determine the monthly service level. The total number of Service Level Failures during the specified measurement period will be documented in the Monthly SLA Report for that measurement period.
     All activities required for monitoring, measuring and reporting a Party’s performance against the Service Levels shall be performed at no additional charge to the other Party.
     Not later than the 10th Business Day of each calendar month, each Party shall provide to the other a detailed report, in form and with a level of detail reasonably satisfactory to the other Party, summarizing its performance of the Servicer Services or Intermediary Services, as applicable, against the Service Levels during the previous calendar month (the “Monthly SLA Report”). Such report shall include, for each Service Level Failure, (a) a description of the cause(s) of such failure, (b) the remedial efforts (if any) undertaken by the Party to correct the failure, and (c) the preventive measures (if any) taken, or currently being taken, by such Party so that the failure does not recur.
     Each Party shall provide all reports described in this Article 3 and elsewhere in this SLA in electronic format.
     3.3. Measurement Tools
     Each Party shall maintain in place and utilize the necessary measurement and monitoring tools and procedures required to measure and report its performance against the applicable Service Levels. Measurement and monitoring shall permit reporting at a level of detail reasonably sufficient to verify compliance with the Service Levels. Each party shall provide the other with information and access to such tools and procedures, as well as any resulting reporting data including, without limitation, raw reporting data, reporting logs and log files, upon request for purposes of verifying such party’s compliance with the terms of this SLA.
     3.4. Reload Packs Excluded
     The Service Levels applicable to Servicer and Bank hereunder shall not apply to the extent the Servicer Services and Intermediary Services are related to the sale or servicing of GD Reload Packs.
4. Communication and Escalation Requirements
     Upon becoming aware of any actual or pending Service Level Failure, each Party shall promptly contact the other as directed by the escalation policies and procedures set forth in the attached Exhibit B or as otherwise mutually agreed by the parties in writing. Such contacting Party shall provide the other Party all pertinent information available to it at such time concerning the Service Level Failure. Such information may include (a) nature and scope of the

*	Confidential Treatment Requested.

4

problem, (b) actual or suspected cause(s) of the problem, (c) expected or possible effects of the problem on the Servicer Services, Servicer, Bank, Intermediary Services and the Bank Client, (d) the proposed Severity Level assigned to the problem, (e) actions being taken by such Party to resolve the problem and return the Servicer Services or Intermediary Services to their normal operational status, (f) actions being taken by Servicer or Bank, as applicable, to eliminate any adverse effects from occurrence of the problem (including any productions delays, lost or corrupted data, failures to process Transactions, etc.), (g) contact information concerning the individual having responsibility for liaising with the other Party in connection with the problem, and (h) such additional information concerning the above as is reasonably requested by the other Party.
5. Issue and Problem Resolution, Classification, Response and Notification
     5.1. Issue and Problem Resolution
     Following any Service Level Failure, the applicable Party responsible therefore shall restore normal provision and operation of the affected service consistent with the Services Agreement, including, without limitation, Schedule 1-B and this SLA and will inform the other Party of the strategy for resolution, including patches, workarounds, etc. Each Party will also advise the other of any reasonably foreseeable degradation or interruption in service that may result from the incident or problem, or in connection with the resolution process. The Parties will use commercially reasonable efforts to minimize the impact on the Parties, Bank Client and Cardholders. The Party responsible for the Service Level Failure will also bear any additional servicing costs while the problem or incident is being addressed, unless the other Party agrees to bear some of the cost, and such responsible Party will bear all costs associated with the resolution of any issue attributed to it.
     Problem ticket time frames will be recorded and tracked in the current tracking support system maintained by the responsible Party.
     5.2. Problem Severity Level Classifications/Communication
     For purposes of this SLA, including without limitation, the Service Levels set forth in Exhibit A to this SLA, the following chart sets forth the Severity Level classifications for problems and event tickets:

			First	Subsequent
Severity			Status	Status
Level	Description	Examples	Update	Updates
[*]	Severe impact on productivity; Severe corruption of data; Requires immediate change	Bank On-Line tools unavailable. Systemic error resulting in balances being incorrect for Cardholders; Significantly reduced response time.	Within [*]	No later than [*]

*	Confidential Treatment Requested.

5

			First	Subsequent
Severity			Status	Status
Level	Description	Examples	Update	Updates
Transactions and other critical functions unavailable including, without limitation, the Authorization System and those portions of the Servicer System affecting Card loads, IVR, customer service, Card applications, Card activation.

Problems that cause or are reasonably foreseeable or likely to cause significant loss of revenue or incurrence of significant expense to a Party.

In each case, for which no known bypass or work-around is available and can be readily implemented.

[*]	Significant impact on Bank productivity Issue directly affects Cardholders	Non-critical Transactions unavailable Moderately reduced response time Incorrect interface	Within [*]	[*]

Severe Bank or Cardholder statement or notice issues

Calculation issues with critical functions

Cardholder web-sites unavailable

Likely to have a serious impact on an essential or important component, transaction, process, or service relating to Bank or Bank Client business or operations, or Cardholders.

In each case, for which no known bypass or work-around is available and can be readily implemented.

*	Confidential Treatment Requested.

6

			First	Subsequent
Severity			Status	Status
Level	Description	Examples	Update	Updates
[*]	Significantly reduces Servicer System effectiveness Required for next major processing (such as month/quarter end)	Less severe Bank or Cardholder statement or notice issues.

Calculation issues with non- critical functions.

Report sorting issues.

Report content issues.

		Screen navigation or formatting issues (screen still usable).	Within [*]	As [*]

Impairs a non-critical component, process, or service relating to Bank’s or Bank Client’s business or operations, or for Cardholders for which a known bypass or workaround is available and can be readily implemented.

Causes or is reasonably foreseeable or likely to cause one or more security issues but does not put Bank Data at risk of being compromised.

[*]	Work-around is available Several methods to resolve issue	Issues for non-critical functions isolated to a very few Cards. Cosmetic issues with reports or screens.	Within [*]	As [*]

Issues where a simple work-around is available.

That permits Cardholders to use Bank’s products and services. with only minor loss or degradation of functionality

That is low impact and is not continual or repeated

For which a known bypass or work-around is available and can be readily implemented.

*	Confidential Treatment Requested.

7

     5.3. Multiple Tickets Having the Same Severity Classification
     In the event there are multiple incident tickets relating to problems having the same severity classifications, the Parties will work together to determine the priority of incident resolution efforts in connection with the relevant incidents.
6. Service Level Credit Methodology
     6.1. Service Level Failures
     In each instance of a failure by a Party to achieve a Service Level (a “Service Level Failure”), such failing Party shall: (i) investigate and report to the other Party on the root cause(s) of the failure, (ii) advise the other Party, as and to the extent requested, of the status of remedial efforts being undertaken with respect to the failure; (iii) notify the other Party of the steps which the failing Party believes should be taken to correct the failure; (iv) promptly take the necessary steps and resume meeting the Service Level; (v) take appropriate preventive measures so that such failure does not recur; and (vi) ensure that the specific Service Level Failure is accurately recorded in the applicable report.
          6.1.1. Termination for Repeated Individual Critical Service Level Failures. Either Party shall have the right to terminate the Wal-Mart Program in the event that, at any time after the Effective Date, Servicer fails to achieve the Default Percentage with respect to the same Service Level during any [*] ([*]) [*] or during any [*] ([*]) [*] months during any rolling [*] ([*]) calendar [*] period during the Term (each a “Repeated SLA Failure”), excluding any calendar [*] for which a grace period applies. Notwithstanding the foregoing, this provision shall not apply to Repeated SLA Failures with respect to “Non- Termination Right Service Levels,” if indicated as such on Exhibit A.
[Exhibits A and B follow immediately]

*	Confidential Treatment Requested.

8

Exhibit A to Schedule 1-C
I. Service Levels for Which Servicer is Responsible:

Service Level	Definition	Defect Definition	Calculation	Target %	Default %	Comments
1. Authorizations	Percentage of Availability of the Authorization System	[*]	[*]	[*]%	[*]%	[*]

2. IVR Availability	Percentage of Availability of the Bank IVR	[*]	[*]	[*]%	[*]%	[*]

3. Call Response Timeliness	Percentage of calls answered by a live representative in 120 seconds	[*]	[*]	[*]%	[*]%	[*]

4. Call Abandonment	Percentage of calls abandoned while waiting for a live customer service representative	[*]	[*]	[*]%	[*]%	[*]

5. Call Quality	Percent of calls meeting mutually (by Bank and Green Dot) agreed upon quality standard for an acceptable call, per mutually agreed call quality review form	[*]	[*]	[*]%	[*]%	[*]

*	Confidential Treatment Requested.

Service Level	Definition	Defect Definition	Calculation	Target %	Default %	Comments
6. New Cardholder Set Up Accuracy [Fields covered: Name, address, and SSN]	Percentage of new Cardholder accounts that contain an error.	[*]	[*]	[*]%	[*]%	[*]

7. New Cardholder Card Production Accuracy	Measure of the accuracy of Permanent Prepaid Card production services including plastics, embossing, graphics/thermal prints, inserts, card mailers, activation stickers, envelope and PIN mailer	[*]	[*]	[*]%	[*]%	[*]

8. New Cardholder Card Production Timeliness	Timeliness of Permanent Prepaid Cards being embossed and put into the mail system	[*]	[*]	[*]% within [*]	[*]% within [*]	[*]

9. Customer Website Access	Percentage of Available Use time for Walmartprepaid.com	[*]	[*]	[*]%	[*]%	[*]

*	Confidential Treatment Requested.

Service Level	Definition	Defect Definition	Calculation	Target %	Default %	Comments
10. Prepaid Card Fee Accuracy	The percentage of accurate assessment of all Prepaid Card Fees	[*]	[*]	[*]%	[*]%	[*]

11. Customer Satisfaction Survey	The percentage of Cardholders who are satisfied as indicated by results of mutually agreed (by Bank and Servicer/Green Dot) satisfaction survey. [Survey to be performed 2X per year]	[*]	[*]	[*]%	[*]%	[*]

N.B.:	The Call Response Timeliness and Call Abandonment SLAs shall not apply during the [*] following the [*] if during such period the sale of Cards at participating Bank Client stores averages greater than [*] per participating store.

*	Confidential Treatment Requested.

II. II. Service Levels for which Bank is responsible:

SLA	Definition	Defect Definition	Calculation	Target %	Default %	Comments
8.1 Intermediary Services: Data Transmissions From Bank Client to Servicer	Timely and accurate transmission of GD Transaction Data from Bank Client to Servicer	Transmission of GD Transaction Data from Bank Client to Servicer not accurate or not sent by Bank to Servicer within 1 second after receiving same from Bank Client.	[*]	[*]%	[*]%	[*]

8.2 Intermediary Services: Data Transmissions From Bank to Bank Client	Timely and accurate transmission of GD Transaction Data from Bank to Bank Client	Transmission of GD Transaction Data from Bank not accurate or not sent by Bank to Bank Client within 1 second after receiving same from Servicer	[*]	[*]%	[*]%	[*]

*	Confidential Treatment Requested.

Exhibit B to Schedule 1-C

Process map for critical issues
GE Helpdesk
Green Dot IT Infrastructure
3rd Party
No
Yes
No
Yes
Green Dot IT-Critical
[*]
[*]
Escalation Contacts
[*]
[*]
[*]

*Confidential Treatment Requested.

Process map for non-critical issues
GE Helpdesk
Green Dot Customer Service
Green Dot Helpdesk
No
Yes
Yes
No

*Confidential Treatment Requested.

SCHEDULE 1-D
SERVICING FEES
1. Right to Program Revenues. Bank shall be entitled to (i) all fees payable by and actually collected from Cardholders under the terms of the Cardholder Agreement, (ii) all interchange income payable under the Network Rules to the issuer of the Cards, (iii) all fees paid by Bank Client in respect of reloads associated with check cashing (as described in Section 3(d)), and (iv) all amounts payable by a Network to Bank under a special arrangement between Bank and the Network, other than amounts described in the second sentence of Section 3 below. For clarity, Bank and/or the Bank Client shall be entitled to all fees charged to Cardholders upon sale of the Cards, including at Bank Client locations. All fees and income described in this Section 1 shall hereinafter be referred to as the “Program Revenue”).
2. Servicing Fee. The Servicing Fee payable by Bank to Servicer shall be the Base Servicing Fee determined under Section 3 less the Servicing Fee Rebate (if any) determined under Section 5.
3. Amount of Base Servicing Fee. The “Base Servicing Fee” shall be the total of (a) the sum of the below amounts described in this Section 3 that are actually collected from Cardholders less (b) $[*] for each reload to a Card at a non-Bank Client location (the “Non-Bank Client Reload Fee”). To the extent Bank offers any Card product to Wal-Mart other than a Wal-Mart-branded Visa card, the Parties agree [*].
(a) [*] % of Initial Card Sale Fees for sales at Bank Client locations (Single Pak) (e.g., for a fee of $8.94 collected from the Cardholder, Bank shall pay Servicer $[*]).
(b) [*] % of Initial Card Sale Fees for sales at Bank Client locations (Share Pak) (e.g. for a fee of $12.94 collected from the Cardholder, Bank shall pay Servicer $[*]).
(c) [*] % of Reload Fees at Bank Client locations (Non-Check Cashing) (e.g. for a fee of $4.64 collected from the Cardholder, Bank shall pay Servicer $[*]).
(d) [*] % of $[*] fee collected from Bank Client for each reload associated with Check Cashing (e.g. for a fee of $0.25 collected from Bank Client, Bank shall pay Servicer $[*]).
(e) Reload-Direct Deposit: N/A
(f) [*] % of ATM Withdrawal Fees (domestic) (e.g. for a fee of $1.95 collected from the Cardholder, Bank shall pay Servicer $[*]).
(g) [*] % of ATM Withdrawal Fees (international) (e.g. for a fee of $3.50 collected from the Cardholder, Bank shall pay Servicer $[*]).

*	Confidential Treatment Requested.

(h) [*] % of ATM Balance Inquiry Fees (e.g. for a fee of $0.75 collected from the Cardholder, Bank shall pay Servicer $[*]).
(i) Negative Balance Fee: N/A
(j) [*] % of Special Assistance Fees (e.g. for a fee of $2.00 collected from the Cardholder, Bank shall pay Servicer $[*]) (waived if >$[*] load balance).
(k) [*] % of Lost/Stolen Card Replacement Fees (e.g. for a fee of $8.94 collected from the Cardholder, Bank shall pay Servicer $[*]).
(l) [*] % of Second Card Fees for Permanent PL Cards (e.g. for a fee of $8.94 collected from the Cardholder, Bank shall pay Servicer $[*]).
(m) [intentionally omitted]
(n) [*] % of Reload Fees for non-Bank issued cards reloaded at Bank Client Locations (e.g. for a fee of $4.64 collected from the Cardholder, Bank shall pay Servicer $[*])
(o) [*] % of Paper Statement Card Fees (e.g. for a fee of $2.00 collected from the Cardholder, Bank shall pay Servicer $[*]).
(p) [*] % of Cash Advance Card Fees (e.g. for a fee of $3.50 collected from the Cardholder, Bank shall pay Servicer $[*]).
(q) Account Closure Fee: N/A
(r) PIN Debit Purchase Fee: N/A
(s) Signature Purchase Fee: N/A
(t) Fee for Cash Back on Purchase at POS: N/A
(u) [*] % of Monthly Maintenance Fees (e.g. for a fee of $4.94 collected from the Cardholder, Bank shall pay Servicer $[*]) (waived if >$[*] load balance).
(v) [*] % of International Transactions (e.g. for a fee of 2.00% of the Transaction amount collected from the Cardholder, Bank shall pay Servicer [*]% of such amount).
(w) All Network fees earned on Cards (e.g. interchange), except for [*]bps on all PIN and Signature Transactions (the “Additional BPS”) and [*] fees payable to Bank under a special arrangement with a Network, provided, however, that the Additional BPS shall exclude the portion of Wal-Mart transaction volume in excess of [*]% of total transaction volume, and further, provided, that interchange fees earned by Bank shall be subject to audit by Servicer.

*	Confidential Treatment Requested.

(x) [*] % Expedited Card Delivery Fee (e.g., for a fee of $19.95 collected from the Cardholder, Bank shall pay Servicer $[*]).
4.	Payment of Base Servicing Fee.
(a) Servicer shall provide Bank with a monthly statement no later than [*] ([*]) [*] after the end of such calendar month showing the calculation of the Base Servicing Fee payable by Bank for each calendar month during the term of the Wal-Mart Program. Bank shall pay such Base Servicing Fee no later than [*] ([*]) [*] after receipt of such statement, to the extent not otherwise deducted by Servicer in Section 4(b) below.
(b) Upon providing such statement, Servicer may deduct the portion of the Base Servicing Fee from Program Revenue held by Servicer on behalf of Bank as part of providing Services under the Agreement.
5.	Servicing Fee Rebate.
(a) On or before [*] ([*]) [*] after the end of each calendar quarter during the term of the Wal-Mart Program (the “Quarterly Calculation Date”), Servicer shall pay to Bank a rebate on the Servicing Fee that Bank paid to Servicer for the previous calendar quarter under Section 2 (“Servicing Fee Rebate”) equal to the amount (if any) that the Minimum Bank Program Revenue exceeds the Actual Bank Program Revenue.
(b) “Actual Bank Program Revenue” means the gross amount of (i) Program Revenue during the previous calendar quarter, which amount shall be subject to audit by Servicer plus (ii) the Non-Bank Client Reload Fee plus (iii) Bank’s share of [*], less the sum of (i) Base Servicing Fees paid by Bank to Servicer pursuant to Section 2 for such calendar quarter, and (ii) amounts payable by [*] to [*] with respect to such fees collected from Cardholders for such calendar quarter.
(c) “Minimum Bank Program Revenue” means the sum of the following amounts:

Net Profit Margin	Until 12/31/2008	After 12/31/2008
[*]-[*]%	[*]% of Net Profit	[*]% of Net Profit

[*]-[*]%	[*]% of portion of Net Profit between [*] and [*]% Net Profit Margin, [*]% of portion of Net Profit in excess of [*]% Net Profit Margin	[*]% of portion of Net Profit between [*] and [*]% Net Profit Margin, [*]% of portion of Net Profit in excess of [*]% Net Profit Margin

Greater than [*]%	[*]% of portion of Net Profit between [*] and [*]% Net Profit Margin, [*]% of portion of Net Profit between [*] and [*]% Net Profit Margin, [*]% of portion of Net Profit in excess of [*]% Net Profit Margin	[*]% of portion of Net Profit between [*] and [*]% Net Profit Margin, [*]% of portion of Net Profit between [*] and [*]% Net Profit Margin, [*]% of portion of Net Profit in excess of [*]% Net Profit Margin

*	Confidential Treatment Requested.

(d) “Net Profit” means, with respect to any calendar quarter, Servicer’s Program Revenues less Servicer’s Program Expenses, which amount shall be determined in accordance with GAAP and subject to audit by Bank. Net Profit Margin means, with respect to any calendar quarter, the Net Profit divided by the Servicer Program Revenues.
i.	Servicer Program Revenues shall equal the Base Servicing Fee.

ii.	Servicer Program Expenses shall be the sum of the following:
a.	All [*] costs attributable to the Wal-Mart program, including, but not limited to:

i.	[*]
ii.	[*]
iii.	[*]
iv.	[*]
v.	[*]
vi.	[*]
vii.	[*]
viii.	[*]
ix.	[*]
x.	[*]
xi.	[*]
b.	An allocation of Servicer’s [*], [*] and [*], and [*]. These expenses will be allocated to the Program based on the ratio of Program Revenues to Servicer’s Total Revenues.
6. Bank Assumed Expenses. Servicer shall provide Bank with a monthly statement showing any Bank Assumed Expenses payable by Bank for each calendar month during the term of the Wal-Mart Program no later than [*] ([*]) [*] after the end of such calendar month. Bank shall pay the amount of such invoice on terms of net [*]. Bank Assumed Expenses are as follows: (1) all costs that result from fraud, gross negligence or willful misconduct of Bank Client or its employees that is facilitated by information or a device obtained by an employee in connection with his or her employment, and (2) costs and expenses associated with the [*].
7. Other. [*] is responsible for all issuer side losses with respect to the Wal-Mart Program.
8. Wal-Mart Program Payments.
(a) Bank shall promptly forward all amounts paid by Wal-Mart in respect of the Triparty Agreement for Prepaid Card Shrinkage and fraud recovery and [*]% of the Early Termination Fee to Servicer. Prepaid Card Shrinkage and the Early Termination Fee are defined in the Triparty Agreement.
(b) Any amounts paid by Wal-Mart to Bank as a result of (i) a conversion as described in Section 1.10 of the Triparty Agreement, (ii) reissuance of customer identification cards as described in Section 2.4 of the Triparty Agreement, (iii) Program Expenses as defined in Section 3.1(d) of the Triparty Agreement, (iv) any indemnification obligation of Wal-Mart as described

*	Confidential Treatment Requested.

in the Triparty Agreement, (v) the Program Marketing Fund as described in Section 7 of the Triparty Agreement, and (vi) any similar payment from the Triparty Agreement which serves as a reimbursement by Wal-Mart of costs incurred in connection with the Wal-Mart Program shall be allocated between the Parties in respect of the costs or expenses incurred by the Parties.
9. Funds Flow. The Parties acknowledge and agree that the percentages reflected in Section 3 of this Schedule 1-D reflect the net percentages of amounts to be earned by Servicer in respect of the Wal-Mart Program. The Parties agree that, within one (1) week of the date hereof, they shall meet to resolve and amend this Schedule 1-D to accurately reflect the contractual payment obligations under the Triparty Agreement and the flow of funds between the Parties.

SCHEDULE 1-E
REPORTING PACKAGE

Reports
Negative Match Report	On-Time
Multiple Cards Report	On-Time
Authorization Details	Late	(12 pm CST)
Balance Inquiries on accounts not activated	Late	(12 pm CST)
Blocked account balances	Late	(12 pm CST)
ATM Decline Details	Late	(12 pm CST)
API Declines/Approvals	On-Time
High Account balance	Late	(12 pm CST)
Multiple Loads by SSN/Other ID	On-Time
Credit Rating Information	Late	(12 pm CST)
Merchant Credits	Late	(12 pm CST)
Total Posted Transactions	Late	(12 pm CST)
Lost/Stolen Report	On-Time
Total Overdrafts	Late	(12 pm CST)
Direct Deposit ACH Transactions Over $1000	Late	(8 am CST- constrained by Fed files becoming available at 7:30am CST)

Direct Deposit ACH Reject and Return Report	Late	(8 am CST- constrained by Fed files becoming available at 7:30am CST)

Activation Report	On-Time
Sales Invoices	On-Time
Monthly Cardholder Refund Reimb. Invoice	On-Time
Monthly Settlement/Total Fees	On-Time
Monthly Interchange Settlement	On-Time
Reconciliation/Activity File	On-Time

Daily Marketing Report Detail (Sales, Loads, Reloads)	Late	(7 am CST)
Daily Marketing Report Detail (Activations)		(12 pm CST)
Daily Marketing Report Detail
Purchases and Withdrawals-Card Usage)		(12 pm CST)
Weekly Top 5 Merchant/MCC	Late	(12 pm CST)
Monthly Marketing Report Detail	Late	(12 pm CST)

Compliance Reports	Late	Kristina Lockwood and Josh Kellam have discussed and agreed on timing

SCHEDULE 1-F
SETTLEMENT TERMS FOR INTERMEDIARY SERVICES
Servicer and Bank agree that the following shall apply with respect to settlement of Bank Client Reloads and GD Transaction Funds.
1. Bank shall be responsible for obtaining from Bank Client any transaction data relating to Bank Client Reloads (“Bank Client Reload Data”) and GD Transaction Data in accordance with the terms of the agreement between Bank and Bank Client.
2. Bank shall submit all Bank Client Reload Data and GD Transaction Data to Servicer and Servicer shall prepare a settlement statement for Bank to provide to Bank Client (“Bank Client Settlement Statement”), which shall show the net amount owing by Bank Client with respect to such Bank Client Settlement Data.
3. The net amount shown on the Bank Client Settlement Statement shall be determined by taking the gross amount of Bank Client Reloads and GD Transaction Funds and subtracting amounts payable by Bank to Bank Client with respect to Bank Client Reloads (as identified by Bank for Servicer) and by Servicer to Bank Client with respect to GD Transaction Funds (as provided in the agreement between Servicer and Bank Client).
4. Servicer shall provide Bank with a Bank Client Settlement Statement with respect to any Bank Client Reload Data and GD Transaction Data provided by Bank to Servicer no later than [*] after Bank provides such data to Servicer.
5. Bank shall submit the Bank Client Settlement Statement to the Bank Client and shall obtain payment from the Bank Client with respect to amounts owing by the Bank Client on such statement. Notwithstanding the foregoing, the parties acknowledge that Bank shall not be responsible for amounts payable by the Bank Client to Servicer with respect to the GD Transaction Funds except as expressly provided in this Agreement.
6. Bank shall forward amounts received from the Bank Client with respect to a Bank Client Settlement Statement to Servicer’s bank on the [*] of receipt of such amounts from the Bank Client. The parties acknowledge that Servicer’s bank initially shall be Columbus Bank & Trust Company, although Servicer may change such bank with the prior written approval of Bank, which approval shall not be unreasonably withheld or delayed.
7. Servicer shall cause Servicer’s bank to pay to Bank the total amount of any Bank Client Reloads paid by Bank to Servicer’s bank on the [*] Servicer’s bank receives any Bank Client Reloads from Bank, subject to Servicer identifying such funds as Bank Client Reloads.
8. Amounts transferred by Bank to Servicer’s bank with respect to GD Transaction Funds relating the Cards issued by Bank shall be funded to Bank in accordance with the agreement between Bank and Servicer under which Bank’s Cards participate in the Green Dot network after the Cardholder notifies Servicer that the load transaction involves Bank’s Card.

*	Confidential Treatment Requested.

EXHIBIT A
INTEGRITY POLICY
SHARING THE COMMITMENT TO INTEGRITY —YOUR
RESPONSIBILITIES WHILE ON A GE ASSIGNMENT
•	The following information is an overview of GE’s integrity policies for service providers to GE. It is not intended to create any right to employment with GE, nor is it intended to create any other rights (e.g., contractual, third-party beneficiary, etc.) on behalf of any party other than GE.
GE’s Code of Conduct:
GE’s Code of Conduct states the broad principles supporting its ethical commitment. The Code calls for individuals to:
o	Obey the applicable laws and regulations governing business conduct worldwide.

o	Be honest, fair and trustworthy in all of your GE activities and relationships.

o	Avoid all conflicts of interest between work and personal affairs.

o	Foster an atmosphere in which fair employment practices extend to every member of the diverse community.

o	Strive to create a safe workplace and to protect the environment

o	Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all workers on GE assignments.
GE INTEGRITY POLICIES

Working with Customers & Suppliers

Improper Payments	14

International Trade Controls	14

Money Laundering Prevention	14

Privacy	15

Supplier Relationships	15

Government Business

Working with Governments	15

Competing Globally

Complying with the Competition Laws	15

While on a GE Assignment

Environment, Health & Safety	16

Fair Employment Practices	16

Protecting Company Assets

Conflicts of Interest	16

Controllership	17

Insider Trading or Dealing & Stock Tipping	17

Intellectual Property	17

Acknowledgement for GE Service Providers	18
Improper Payments
Employees and other workers on GE assignments should not offer anything of value to obtain any improper advantage in selling goods and services, conducting financial transactions or representing the company’s interests to governmental authorities. All countries prohibit the bribery of their own public officials, and many also prohibit the bribery of officials of other countries. GE’s policy goes beyond these laws and prohibits improper payments in all company activities, both with governments and in the private sector.
•	Never give, offer, or authorize the offer, directly or indirectly, of anything of value (such as money, goods or a service) to a customer or government official to obtain any improper advantage.

•	Never give a gratuity or other payment to government officials or employees to expedite a routine administrative action without consulting with GE legal counsel. If such a “facilitating payment” is made, make sure it is clearly and accurately reflected in financial reports.

•	Never contribute funds or other assets on behalf of GE for political purposes without first obtaining the appropriate approvals.
International Trade Controls
     Many countries regulate international trade transactions, such as imports, exports and international financial transactions, for a variety of reasons, including national security and foreign policy. In addition, the United States prohibits any cooperation with boycotts against countries friendly to the United States or against firms which may be “blacklisted” by certain groups or countries.
•	If the duties you perform for GE involve international business, learn and follow the GE procedures regarding international transactions, as well as the laws that govern international trade.

•	Do not participate in transactions (including services) prohibited by U.S. law, or applicable local laws.

•	Do not cooperate with any restrictive trade practice or boycott prohibited or penalized under U.S. or applicable local laws. Make sure you tell your manager about all boycott-related requests, including requests for information.

•	Advise GE legal counsel or consult with your manager about any transaction in which a conflict arises between U.S. law and the law of another country or region, such as the laws blocking certain U.S. restrictions adopted by Canada, Mexico and the members of the European Union.
Money Laundering Prevention
People who are involved in criminal activity (for example, narcotics trafficking, bribery, fraud) may try to “launder” the proceeds of their crimes to hide them or to make those proceeds appear legitimate.
More than 100 countries now have laws against money laundering which prohibit the acceptance or processing of the proceeds of criminal activities.
GE is committed to complying fully with all applicable anti-money laundering laws throughout the world. GE will conduct business only with reputable customers who are involved in legitimate business activities and whose funds are derived from legitimate sources.
GE’s integrity and reputation can be severely damaged by failing to detect those customer relationships and transactions that place us at risk.
•	Comply with all applicable laws that prohibit money laundering and that require the reporting of cash and other suspicious transactions.

•	Learn to identify and carefully watch for warning signs that may indicate money laundering or other illegal activities or violations of GE policies (e.g., multiple money orders or travelers checks, large amounts of cash or checks on behalf of an unknown third party).

•	If you encounter a warning sign, raise your concern with GE legal counsel or your manager and be sure to resolve your concern promptly before proceeding further with the transaction. Resolution should include management review and should be well documented.
Privacy
     In our increasingly information-based society, individual consumer, medical, financial, and other sensitive personal information must be adequately protected. GE is committed to protecting personal information that we collect from or maintain about individual consumers. All individuals and service providers assigned to GE must take care to protect individually identifiable consumer information and other sensitive personal information from inappropriate or unauthorized use or disclosure.
•	Comply with all applicable privacy and data protection laws, regulations and treaties.

•	Do not acquire, use or disclose individual consumer information in ways that are inconsistent with GE policy or with applicable laws or regulations.

•	If you have access to individual consumer information, use that information only for authorized business purposes.

•	Consult with your manager or GE legal counsel before establishing or updating any system, process or procedure to collect, use, disclose or transmit individual consumer information, medical or financial records, or other sensitive personal information.

Supplier Relationships
GE bases its relationships with suppliers on lawful, efficient and fair practices. We also expect GE suppliers to adhere to applicable legal requirements in their business relationships, including those which pertain to employees, their local communities and GE. The quality of GE’s supplier relationships often has a direct bearing on the quality of the Company’s customer relationships. Likewise, the quality of GE’s suppliers’ products and services affects the quality of GE’s own products and services.
•	Do business only with suppliers who comply with local and other applicable legal requirements and any additional GE standards relating to labor, environment, health and safety, intellectual property rights and improper payments.
Working with Governments
GE is committed to conducting its business with all governmental representatives with the highest ethical standards and in compliance with applicable laws and regulations, including the special requirements associated with government transactions.
•	Abide by applicable laws and regulations, with particular emphasis on those special requirements associated with government contracts and transactions.

•	Be truthful and accurate when dealing with government officials and agencies.

•	Avoid even the appearance of improper conduct in dealing with government representatives.
Complying with the Competition Laws
GE is dedicated to compliance with the competition laws in all of its activities. Competition law issues may be very complex. As such issues arise, you should review this policy and discuss any issues with your manager or GE legal counsel.
•	Comply with all applicable competition laws, policies and treaties, as well as competition law decrees, orders and undertakings affecting GE.

•	Never discuss prices, costs, profit margins or other competitive topics with a representative of a GE competitor, or propose or make an agreement with a competitor relating to any aspect of the competition, without prior approval of GE legal counsel.

•	Do not propose or enter into any agreements or understandings with customers which restrict the price or other terms at which the customer may resell or lease any product or service to a third party.

•	Avoid creating the appearance of improper agreements or understandings, whether the contact is written, in person, or electronic. Communications with competitors should be kept to a minimum. Make sure there is a legitimate business reason for all such communications.

•	Consult with your manager or GE legal counsel in connection with any business arrangement that could raise competition law issues.
Environment, Health & Safety
GE is committed to achieving environmental, health and safety (EHS) excellence. GE will strive to provide a safe and healthy working environment and to avoid adverse impact and injury to the environment and the communities in which we do business. Company programs must combine clear leadership by management, the participation of all employees and service providers, and the use of appropriate technology in developing, creating and distributing GE programs, products and services.
•	Comply with all relevant EHS laws and regulations.

•	Create and maintain a safe working environment and prevent workplace injuries.

•	Respect the environmental rights and interests of GE’s neighbors.
Fair Employment Practices
GE is committed to fair employment practices and to following the applicable labor and employment laws wherever it operates. That includes observing those laws that pertain to freedom of association, privacy, recognition of the right to engage in collective bargaining, the prohibition of forced, compulsory and child labor, and those laws that pertain to the elimination of any improper employment discrimination. During your assignment with GE, you will be expected to:
•	Extend equal treatment to all individuals without regard to race, color, religion, national origin, sex (including pregnancy), sexual orientation, age, disability, veteran status or other characteristics protected by law.

•	Maintain a work environment free of improper harassment, such as harassment directed at a person because of his or her race, religion, sex, etc.

•	If a conflict arises between the requirements of this policy and the laws, customs or practices of a particular area, consult with your manager and GE legal counsel to determine the most appropriate course of action. Likewise, you can expect to be treated in accordance with these standards.
Conflicts of Interest
GE recognizes and respects that individuals assigned to work at GE and others representing GE may take part in legitimate financial, business and other activities outside their jobs. However, those activities must be lawful and free of conflicts with the responsibilities of your GE assignment. You must not misuse GE resources or influence, or discredit GE’s good name and reputation while on assignment with GE.
The effectiveness of this policy depends in large part on your cooperation in disclosing any situations that may be contrary to the intent of the policy and the ethical standards that it expresses.
•	Avoid actions or relationships which might conflict or appear to conflict with your job responsibilities or the interests of GE.

•	Do not misuse GE resources, intellectual property, time or facilities (including office equipment, e-mail, and computer applications).

•	If you are an officer or director with a non-GE business and you could influence GE’s dealings with that business, you must bring it to GE’s attention.
If a potential conflict of interest involves you, report it in writing to your primary GE contact.

Controllership
Controllership comprises three vital elements: (1) compliance with applicable laws, regulations and company policies, (2) rigorous business processes to ensure that management decisions are based on sound economic analysis (including a prudent consideration of risks), and that GE’s physical, financial and intellectual property assets are safeguarded and optimally employed; and (3) integrity in communications to ensure timely and accurate reporting of actual and forecasted financial information. Through the unwavering commitment of controllership by GE employees and other individuals working on behalf of GE, we create an environment in which we can all take pride.
•	Follow all company accounting, reporting and control procedures, as well as all generally accepted accounting principles, standards, laws and regulations for accounting and financial reporting of transactions, estimates and forecasts.

•	Maintain complete, accurate and timely records and accounts to reflect all business transactions, including travel and living expense reports, invoices and time sheets.

•	Protect the security of company assets and the confidentiality of company information. Do not release GE records outside the company unless specifically authorized by GE management.

•	Allow company auditors access to records you maintain while on your GE assignment.
Insider Trading or Dealing & Stock Tipping
GE is committed to fair and open markets for publicly traded securities throughout the world. We have established standards of conduct for individuals who obtain material or price-sensitive non-public information (inside information) through their work for GE. Insider trading, insider dealing and stock tipping are criminal offenses in most countries where GE does business. Company policy requires not only full compliance with applicable laws, but also avoiding even the appearance of insider trading, insider dealing or tipping.
Insider trading or dealing means personally buying or selling stock or other securities of any company while in possession of inside information about the company. Stock tipping means disclosing inside information about a company — for example, to a relative, colleague or friend — to enable the person to buy or sell stock or other securities of the company on the basis of such information.
•	Never buy or sell the stock or securities of a company while you have inside information about the Company.

•	Never recommend or suggest that anyone else buy, sell or retain the stock or other securities of any company while you have inside information about the company.

•	Never disclose inside information to anyone outside GE (including family members), except when such disclosure is needed to enable GE to carry on its business properly and effectively, and appropriate steps have been taken by GE to prevent the misuse of the information. Consult with your manager and GE legal counsel to determine if such disclosure is needed and is being undertaken in an appropriate manner.

Intellectual Property
Among GE’s most valuable assets is its intellectual property — patents, trade secrets, trademarks, copyrights and other proprietary information. It is GE’s policy to establish, protect, maintain and defend its rights in all commercially significant intellectual property and to use those rights in responsible ways. All service providers and other individuals assigned to GE must take steps to safeguard these assets.
In addition to protecting GE’s intellectual property rights, GE respects the valid intellectual property rights of others. Unauthorized use of the intellectual property rights of others may expose GE to civil law suits and damages. In many countries, theft and misappropriation of trade secrets, proprietary information or other intellectual property may result in significant fines and criminal penalties to both GE and to the individual. New GE products, services (including e-commerce initiatives), processes and software, and any proposed use of the intellectual property of others, should be timely and reasonably reviewed for infringement.
•	Identify and protect commercially significant GE intellectual property.

•	Respect valid patents, trademarks, copyrighted materials and other protected intellectual property of others.

•	Consult with GE legal counsel before:

•	Soliciting, accepting or using proprietary information of others

•	Disclosing GE proprietary information to third parties

•	Permitting third parties to use GE intellectual property
If you have an individual contract or consulting agreement with GE, you may have further obligations concerning proprietary or confidential information. Please refer to your individual agreement for specific details.
Acknowledgment For GE Service Providers
I hereby acknowledge that I have received the document entitled: “Sharing the Commitment to Integrity; Your Responsibilities While On A GE Assignment.” I understand that I am required to comply with the policies described herewith while on assignment at General Electric Company or any affiliate thereof (hereafter “GE”).
Also, in consideration of my assignment at GE, I agree not to use, publish or otherwise disclose to anyone (except as my GE assignment may require), either during or after my assignment at GE, any confidential or proprietary information or data of GE, or any information or data of others which GE is obligated to maintain in confidence. I understand that any information, ideas, or inventions made or conceived by me while on my GE assignment are the property of GE.*
At the end of my assignment I agree to deliver to GE promptly all items which belong to GE, including, without limitation, all written and other materials which are of a confidential or a proprietary nature relating to the business of GE.

I understand that if I am unsure what information is considered proprietary or confidential, or if I am unsure of my obligations under this agreement, I will ask my primary GE contact for clarification.
I agree to report any policy concerns to the GE Business Integrity Helpline or to the GE Corporate Ombudsperson.
I confirm that I have no agreements with or obligations to others in conflict with the above.
Signature/Date
Name GE Assignment Location
Witness/Date

EXECUTION COPY
AMENDMENT TO CARD PROGRAM SERVICES AGREEMENT
This Amendment to Card Program Services Agreement (“Amendment”), dated as of July ___, 2007, is made by and between GE Money Bank, a federal savings bank (“Bank”), and Green Dot Corporation, a Delaware corporation (“Servicer”), and hereby amends that certain Card Program Services Agreement, dated as of October 27, 2006, by and between Bank and Servicer (the “Services Agreement”). Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Services Agreement. Bank and Servicer may be collectively referenced hereinafter as the “Parties.”
WITNESSETH:
Whereas, Bank and Servicer are parties to the Services Agreement pursuant to which Servicer provides Bank certain services in connection with an initial prepaid card Program offered by Bank; and
Whereas, the Services Agreement contemplates that the Parties might amend and supplement the Services Agreement to reflect Servicer’s agreement to also provide services in connection with additional prepaid card Programs; and
Whereas, Bank and Servicer desire to amend the Services Agreement to clarify the manner in which additional Programs may be added to the Services Agreement; and
Whereas, Bank and Servicer desire to amend and supplement the Services Agreement to add an additional Program for which Servicer shall provide services to Bank.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, Bank and Servicer agree as follows:
I. Changes to Procedure For Adding a New Program.
A. Background. Certain terms and conditions of the initial Program subject to the Services Agreement are set forth in a series of schedules referenced as Schedules 1-A (Description of Program), 1-B (Description of Services), 1-C (Service Level Agreement), 1-D (Servicing Fees), 1-E (Reporting Package) and 1-F (Settlement Terms for Intermediary Services). The Services Agreement provides that one or more additional Programs may be added to the Services Agreement upon mutual agreement of the Parties by adopting a new series of such Schedules for each such new Program (e.g., Schedules 2-A (Description of Program), 2-B (Description of Services), 2-C (Service Level Agreement), 2-D (Servicing Fees), 2-E (Reporting Package) and 2-F (Settlement Terms for Intermediary Services)).

B. Changes to Procedure and Clarification Regarding Wal-Mart Program.
1. The Parties acknowledge that Schedules 1-B (Description of Services), 1-C (Service Level Agreement), and 1-F (Settlement Terms for Intermediary Services) (collectively the “Selected Program 1 Schedules”) are likely to be applicable, for the most part, to subsequent Programs added to the Services Agreement.
2. Notwithstanding Article II of the Services Agreement, the Parties agree that the Selected Program 1 Schedules shall apply to each new Program added to the Services Agreement by mutual agreement of the Parties in writing, except: (a) that the changes to the Selected Program 1 Schedules set forth in Article II of this Amendment shall apply to each new Program added to the Services Agreement, and (b) to the extent that the Parties otherwise mutually agree in writing to changes to the Selected Program 1 Schedules for a new Program when such new Program is added to the Services Agreement.
3. Notwithstanding Article II of the Services Agreement, the Parties agree that they shall adopt a new Schedule A (referenced as “Program number”-A), a new Schedule D (referenced as “Program number”-D), and a new Schedule E (referenced as “Program number”-E) for each new Program added to the Services Agreement.
4. Schedules A and D for a new Program shall describe the aspects of such program that are described for the Meijer Program in the Schedules A and D adopted pursuant to Article III of this Amendment.
5. For purposes of Schedule D for a new Program, unless otherwise agreed upon by the Parties, the Parties shall continue the same practices in the new Program with respect to the Party that charges a fee to a consumer and the Party that pays the Bank Client a commission as in connection with the Wal-Mart Program. However, instead of these arrangements being set forth in a Triparty Agreement, as in the case of the Wal-Mart Program, they shall be set forth in separate agreements between Bank and Bank Client and Green Dot and Bank Client, as applicable.
6. The Parties acknowledge that under the Parties’ practices for the Wal-Mart Program with regard to who charges fees and pays commissions, as referred to in Section I.B.5., are as follows:
a. Bank imposed and collected fees for the initial issuance of a Temporary Card, POS Loads to the Permanent Cards at Wal-Mart stores, ATM withdrawal and balance inquiries, Second Card Fees, Monthly Maintenance Fees, Teller Cash Transactions and other “Miscellaneous Customer Services” (i.e., fees for special customer assistance, replacement of lost/stolen Cards, replacement fees, paper statements, international transactions and expedited card delivery) (collectively, “Bank Fees”).

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b. Green Dot, as operator of the Green Dot Network, imposed and collected fees in connection with POS Loads to non-Bank issued cards at Bank Client and the sale of MoneyPaks sold at Bank Client (collectively, “Green Dot Fees”).
c. Bank paid commissions to Wal-Mart with respect to Initial Card Fees and Second Card Fees.
d. Green Dot paid commissions to Wal-Mart with respect to POS Loads (to both Bank and non-Bank issued cards) and sales of MoneyPaks at Bank Client Stores.
7. The Parties acknowledge that Green Dot’s obligation to pay Other Expenses under the Servicing Agreement with respect to the Wal-Mart program, include, without limitation, the obligation to make contributions to the marketing fund required under Section 7.2(b) of the Triparty Agreement.
8. The Parties agree that if a Permanent Card issued in the Wal-Mart program is loaded through a MoneyPak or POS Reload sold at a non-Wal-Mart store and Bank is entitled to receive compensation from Servicer in connection with such sale under an arrangement relating to loads at such non-Wal-Mart store (i.e. if the MoneyPak or POS Reload was purchased at a store operated by a Bank Client other than Wal-Mart), then Bank shall receive either (i) [*], or (ii) [*].
C. References to Selected Program 1 Schedules. In Articles II and III of this Amendment, and any subsequent amendment, Schedules 1-B, 1-C, and 1-F shall be referred to as Schedules B, C, and F, respectively.
II. Changes to Selected Program 1 Schedules for New Programs
A. General. The Parties agree that, subject to the provisions of Article III for the new Program added to the Services Agreement pursuant to this Amendment and such other modifications as may be agreed upon when other Programs are added, the changes described in this Article II shall apply to the Selected Program 1 Schedules as attached to the Services Agreement with respect to each such new Program.
B. All Schedules. All references in the Selected Program 1 Schedules to the following terms shall be changed as follows when such schedules are applied to a new Program.
1. The term “Visa” shall be changed to “Signature Card Network,” and the term “Signature Card Network” shall mean the payment card network(s) in which the Cards participate for signature-based transactions as set forth in the Description of Program adopted by the Parties for the new Program.
2. The term “Interlink” shall be changed to “PIN Card Network,” and the term “PIN Card Network” shall mean the payment card network(s) in which the

*	Confidential Treatment Requested.

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Cards participate for PIN-based transactions as set forth in the Description of Program adopted by the Parties for the new Program.
3. References to “Wal-Mart” or any affiliate of Wal-Mart shall be changed to “Bank Client,” and “Bank Client” shall mean the client of GEMB as set forth on the Description of Program adopted by the Parties for the new Program.
4. All references to “Wal-Mart Program” shall be changed to “Bank Client Program”, and “Bank Client Program” shall mean all of the products and services provided or to be provided by Servicer to Bank under the Services Agreement with respect to the Bank Client described in the Description of Program adopted by the Parties for the new Program.
5. All references to the “Triparty Agreement,” or any sections thereof, shall be changed to refer to the separate agreements and applicable sections of Bank and Bank Client and Servicer and Bank Client, as applicable, in connection with the new Program.
6. All references to a website address for Wal-Mart or the Wal-Mart Program shall be changed to refer to the website address for the Bank Client or Bank Client Program described in the Description of Program adopted by the Parties for the new program.
7. All references in a Schedule to any other Schedule shall refer to the other Schedule adopted for the new Program.
C. Schedule B (Description of Services). The Parties agree that the following changes shall be made to Schedule B when such schedule applies to a new Program.
1. Except as otherwise agreed to by the Parties, Section 1.6 (Soft Launch and Full Launch) shall be deleted. In addition, all references to “Soft Launch” and any related requirements or reductions in Services for such launch shall be deleted.
2. Section 5.4 (Plastic and Collateral Inventory Management) shall be revised so that the processes described in Exhibit A shall not apply to new Programs added to the Services Agreement.
3. Section 16.1 (Settlement Services) shall be amended to delete the requirement that the Networks shall necessarily include Visa and Interlink. The Networks for a Program shall be the Networks specified in the Description of Program adopted by the Parties.
4. Section 20.0 (Definitions) shall be revised by replacing the definitions for “Permanent Card” and “Temporary Card” in such Section with the following definitions:

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a. “Temporary Card” shall mean a non-personalized, instant issue Card obtained by a consumer at the Bank Client’s stores; and
b. “Permanent Card” shall mean the personalized Card issued to a consumer that replaces the Temporary Card after the consumer’s request for the personalized Card is approved.
D. Schedule C (Service Level Agreement). The Parties agree that the following changes shall be made to Schedule C when such schedule applies to a new Program:
1. In Exhibit A, the references to a “[*]” in Service Levels 6, 7, and 8 shall be deleted.
III. Addition of Meijer Program as Second Program.
A. New Program. The Parties agree that the Meijer prepaid card program (“Meijer Program”) shall be added to the Services Agreement, as amended by this Amendment, in accordance with the terms of this Article III.
B. Schedule A (Description of Program). The attached Schedule 2-A is hereby adopted as the Schedule A (Description of Program) for the Meijer Program.
C. Schedule B (Description of Services). The following changes to Schedule B shall apply with respect to the Meijer Program.
1. The Cards shall not include an 11 digit Cardholder identification number and all requirements with respect to such Cardholder identification number shall be inapplicable.
2. In Section 5.3.1.1.6, “6:00 PM Central” shall be replaced with “7:00 PM Eastern.
3. Exhibit A attached hereto (which describes the logistics and distribution processes for the Meijer Program) shall apply to such program in lieu of the Exhibit A attached to Schedule B for the Wal-Mart program.
4. Section 1.6 (Soft Launch) shall apply with respect to the Meijer Program as it relates to the following Services: Data Warehousing, transactional history FTP file (as described in Section 6.3) and fraud queuing (as described in Section 10.3).
D. Schedule C (Service Level Agreement). There are no changes to Schedule C for the Meijer Program.
E. Schedule D (Servicing Fees). The attached Schedule 2-D is hereby adopted as the Schedule D (Servicing Fees) for the Meijer Program.

*	Confidential Treatment Requested.

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F. Schedule E (Reporting Package). The attached Schedule 2-E is hereby adopted as the Schedule E (Reporting Package) for the Meijer Program.
G. Schedule F (Settlement Terms for Intermediary Services). There are no changes to Schedule F for the Meijer Program.
IV. Miscellaneous.
A. Continuation. Except as expressly amended or supplemented hereby, the terms and conditions of the Services Agreement shall remain in full force and effect.
B. Inconsistency. In the event of any inconsistency between the terms of this Amendment and the Services Agreement, the terms of this Amendment shall control.
C. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.
IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the date and year first above written.

GE MONEY BANK		GREEN DOT CORPORATION

By:	/s/ Margaret M. Keane	By:	/s/ Steven Streit
	Name: Margaret M. Keane		Name: Steven Streit
	Title: SVP, GE Money Bank		Title CEO

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EXECUTION VERSION
SECOND AMENDMENT TO CARD PROGRAM SERVICES AGREEMENT
This Second Amendment to Card Program Services Agreement (“Second Amendment”), dated as of October 31, 2007, is made by and between GE Money Bank, a federal savings bank (“Bank”), and Green Dot Corporation, a Delaware corporation (“Servicer”), and hereby amends that certain Card Program Services Agreement, dated as of October 27, 2006, by and between Bank and Servicer (the “Original Services Agreement”) as amended by that certain Amendment to Card Program Services Agreement for the Meijer program (“First Amendment”). Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Original Services Agreement. Bank and Servicer may be collectively referenced hereinafter as the “Parties.”
WITNESSETH:
Whereas, Bank and Servicer are parties to the Original Services Agreement pursuant to which Servicer provides Bank certain services in connection with an initial prepaid card Program offered by Bank; and
Whereas, the Original Services Agreement as amended by the First Amendment (as so amended, the “Services Agreement”) contemplates that the Parties might amend and supplement the Services Agreement to reflect Servicer’s agreement to also provide services in connection with additional prepaid card Programs; and
Whereas, Bank and Servicer desire to amend and supplement the Services Agreement to add an additional Program for which Servicer shall provide services to Bank.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, Bank and Servicer agree as follows:
I.	Subsection 4.12 of the Terms and Conditions of the Services Agreement is hereby amended by adding the following new subsection 4.12(f):

(f) [*] shall be responsible for all issuer side losses and expenses, except for [*] or as otherwise expressly provided in this Agreement. Servicer shall remit to [*], within a reasonable period of time after receipt of a written request, any fraud losses or other issuer losses or expenses for which [*] is responsible under this Agreement to the extent that [*] is not reimbursed for such losses or expenses from other sources (e.g. the proceeds of chargebacks [*]). [*] agrees that it shall use commercially reasonable efforts to assist [*] in pursuing any claims against any third party to recover such funds, including, without limitation, processing claims through any Network or working with law enforcement authorities.

*	Confidential Treatment Requested.

II.	Addition of Wal-Mart Visa Gift Card Program as the Third Program.
A.	New Program. The Parties agree that the Wal-Mart open network prepaid gift card program (“Wal-Mart Visa Gift Card Program”) shall be added to the Services Agreement as the third program in accordance with the terms of this Article I. Subsections 4.12(c) and 4.12(d) of the Services Agreement, the schedules to the Original Services Agreement set forth in connection with the first program, Articles II and III of the First Amendment and the schedules to the First Amendment set forth in connection with the second program shall not apply to the Wal-Mart Visa Gift Card Program.

B.	Schedule A (Description of Program). The attached Schedule 3-A is hereby adopted as the Schedule A (Description of Program) for the Wal-Mart Visa Gift Card Program.

C.	Schedule B (Description of Services). The attached Schedule 3-B is hereby adopted as the Schedule B (Description of Services) for the Wal-Mart Visa Gift Card Program.

D.	Schedule C (Service Level Agreement). The attached Schedule 3-C is hereby adopted as the Schedule C (Service Level Agreement) for the Wal-Mart Visa Gift Card Program.

E.	Schedule D (Servicing Fees). The attached Schedule 3-D is hereby adopted as the Schedule D (Servicing Fees) for the Wal-Mart Visa Gift Card Program.

F.	Schedule E (Reporting Package). The attached Schedule 3-E is hereby adopted as the Schedule E (Reporting Package) for the Wal-Mart Visa Gift Card Program.

G.	Schedule F (Settlement Terms for Intermediary Services). There shall be no Schedule F, and no Intermediary Services shall be provided, in connection with the Wal-Mart Gift Card Program.
III.	Amendment of Wal-Mart Program Schedules.
A.	Schedule 1-A. Schedule 1-A of the Services Agreement is hereby amended to add the following item to Section 6:
“(x)	Upgrade from the Wal-Mart Visa Gift Card described in Schedule 3-A to a Permanent Card issued under the program described in this Schedule 1-A: $5.00”
B.	Schedule 1-C. Schedule 1-C, Section 6. 1.1 is hereby amended to add the following:

“Notwithstanding anything to the contrary herein, Servicer shall not be responsible to Bank for a Service Level Failure attributable to customer service required by receipts issued by Wal-Mart to the same extent that Bank is not responsible to Bank Client for such failure as set forth in Wal-Mart Visa Gift Card Program Agreement, as the same may be amended from time to time.”

C.	Schedule 1-D. Schedule 1-D is hereby amended as follows:
(1)	Section 1 is amended to include all fees and income from the Wal-Mart Visa Gift Card Program in the definition of “Program Revenue; ”

(2)	Section 5 is hereby amended to add:
“(w)	[*]% of the Upgrade from a Wal-Mart Visa Gift Card described in Schedule 3-A to a Permanent Card issued under the program described in Schedule 1-A”; and
(3)	Section 7 is hereby amended to add:
“(h)	Any advances or economic concessions by Servicer to or for the benefit of Wal-Mart with respect to the Wal-Mart Visa Gift Card Program, other than advances expressly contemplated by the Bank’s written agreement with Wal- Mart with respect to such program or as otherwised approved in advance, and in writing, by Bank in its sole discretion, [*] Servicer Program Expenses.”
(4)	Section 7 is hereby amended to include the Wal-Mart Visa Gift Card Program in all references to the “Wal-Mart program.” For clarity, [*] and [*] attributable to the Wal-Mart Visa Gift Card Program shall be included in the calculations to determine the Servicing Fee Rebate.

(5)	Schedule 1-D is hereby amended to add:
“11.	The provisions of this Schedule 1-D relating to the Servicing Fee Rebate shall remain in full force and effect for as long as either the Wal-Mart Program set forth herein or the Wal-Mart Gift Visa Card Program set forth in Schedules 3-A through 3-E remains in effect.”
IV.	Miscellaneous.
A.	Continuation. Except as expressly amended or supplemented hereby, the terms and conditions of the Services Agreement shall remain in full force and effect.

B.	Inconsistency. In the event of any inconsistency between the terms of this Second Amendment and the Services Agreement, the terms of this Second Amendment shall control.

C.	Counterparts. This Second Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.

*	Confidential Treatment Requested.

          IN WITNESS WHEREOF, the Parties have executed this Second Amendment by their duly authorized representatives as of the date and year first above written.

GE MONEY BANK		GREEN DOT CORPORATION

By:	/s/ Margaret M. Keane	By:	/s/ Steven Streit

	Name: Margaret M. Keane		Name: Steven Streit
	Title: Executive Vice President		Title: CEO

SCHEDULE 3-A
DESCRIPTION OF PROGRAM
I.	Bank Client: Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores East, Inc., and Wal-Mart Stores East, L.P., (individually and collectively, “Bank Client” or “Wal-Mart”).

II.	Networks:

PIN Card Network:	None

Signature Card Network:	VISA
III.	Card Branding / Launch Date:

Card Branding:	Co-branded Wal-Mart VISA gift card

Launch Date:	October 15, 2007
IV.	Manner of Holding Funds:
A.	Cards will access a pooled, general ledger account at Bank.

B.	Funds credited to the Cards shall not be FDIC insured.
V.	Issuance: Instant issue, unembossed VISA gift card issued in pre-set denominations of $50 or $100 or other denominations as Bank and Wal-Mart may agree upon, or in variable amounts pursuant to a one-time load capability as Bank and Wal-Mart may agree upon, subject to Green Dot’s prior consent and such consent shall not be unreasonably withheld, delayed or conditioned, that is issued and activated at Wal-Mart point-of-sale locations and that may be used in signature-based transactions.

VI.	Features and Functionality: The program (the “Wal-Mart Visa Gift Card Program”) and the Cards shall have the features, functionality and/or capabilities as Bank may determine from time to time. As of the Launch Date, the Parties agree that Cardholders may use Cards to make purchases at any location that accepts debit Visa Cards for payment (excluding automated fuel dispensers) in the United States, excluding Puerto Rico and United States territories, in signature-based transactions. The website address for the Wal-Mart Visa Gift Card Program shall be http://www.walmartgift.com.

VII.	Bank Fees:
A.	Issuance Fee: $3.94 for a $50 denominated Card; $5.44 for a $100 denominated Card

B.	Negative Balance Fee: $0.00

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C.	Live Phone Inquiry Fee: $0.50 (such fee shall be waived in the event of a customer dispute)

D.	Monthly Maintenance Fee: $0.94 (beginning in the thirteenth month (13th) after issuance and activation)

E.	Fee for Receiving a Check for the Remaining Card Balance: $5.00

F.	Wal-Mart POS Balance Inquiry Fee: $0.00

G.	IVR Balance Inquiry Fee: $0.00

H.	Program Website Balance Inquiry Fee: $0.00

I.	Replacement Card Fee (Lost/Stolen/Expired): $5.00
VIII.	Term of Wal-Mart Visa Gift Card Program. The Wal-Mart Visa Gift Card Program and this Schedule 3-A shall commence on the Launch Date set forth in Article III of this Schedule 3-A, and shall terminate upon the earlier of the termination of that certain Open Network Gift Card Program Agreement dated as of October 1, 2007 by and among Bank and Wal-Mart (the “Wal-Mart Visa Gift Card Program Agreement”) or the general termination of the Services Agreement.

IX.	Bank’s Agreement with Wal-Mart. Bank agrees that:
A.	No change in any allocation of costs or liability between Bank and Wal-Mart in respect of the Wal-Mart Visa Gift Card Program, and no agreement to bear any additional costs or liability in respect of the Wal-Mart Visa Gift Card Program, which results in increased cost or liability to Servicer under the Servicing Agreement, shall be binding on Servicer unless Bank obtains Servicer’s written approval to such change;

B.	The funds in the marketing fund established in connection with the Wal-Mart Visa Gift Card Program (the “Program Marketing Fund”) shall be contributed towards the costs and expenses relating to: (i) in-store marketing items including, but not limited to, signage and displays (including, to the extent agreed upon in writing by Wal-Mart, shipping and delivery costs associated with such signage and displays); (ii) out of store marketing items including, but not limited to, advertising and related creative and production costs (including in each case, the cost of research, preparation, design, printing, customization, shipping and delivery of such marketing items); and (iii) the cost of Gift Card inventory lost through theft, obsolesce or other causes outside of Bank’s control after delivery to any Wal-Mart location in excess of [*] ([*]%) of the production cost of the Gift Card inventory delivered to such locations. Notwithstanding the foregoing, Bank shall obtain Servicer’s prior written approval before agreeing with Wal-Mart to any spending of monies from the Program Marketing Fund. In addition, Bank shall notify Servicer of meetings related solely to the marketing of the Wal-Mart Visa Gift Card as soon as such meetings are scheduled, and shall permit Servicer to participate in such meetings; and

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C.	In the event Bank exercises the termination rights set forth in Section 13.2(a) or Section 13.3(f) of the Wal-Mart Visa Gift Card Program Agreement, Bank shall reimburse Servicer for the actual unit cost of any unsold gift card inventory shipped to Wal-Mart.
X.	Operational Matters.
A.	Bank agrees that it shall provide notice to Servicer of new inventory requests by Wal- Mart that it receives from Wal-Mart within 2 business days of receiving such request. Bank shall not, without Servicer’s consent, make any changes to (a) the Operating Procedures of the Wal-Mart Visa Gift Card Program Agreement or (b) any other provision of the Wal-Mart Visa Gift Card Program Agreement which may have a material impact on Servicer’s ability to provide Services under the Wal-Mart Visa Gift Card Program, including, without limitation, any service levels contained in such agreement.

B.	Bank agrees that it shall not, without Servicer’s prior written consent, agree with Wal-Mart that any marketing copy, artwork or Promotional Materials (as such term is defined in the Wal-Mart Visa Gift Card Program Agreement) is specifically developed for Wal-Mart pursuant to Section 1.3(a) or Section 1.7 of the Wal-Mart Visa Gift Card Program Agreement.
XI.	Right to Participate in Wal-Mart branded card products; Other Networks. Servicer shall have the right to participate in Bank’s right of first refusal to be the program provider of Wal- Mart branded card products as set forth in Section 10.7 of the Wal-Mart Visa Gift Card Program Agreement. Bank shall not waive or modify any such right without Servicer’s prior written consent. The Parties further agree that if Bank issues any Cards with any other Network pursuant to Section 1.8 of the Wal-Mart Visa Gift Card Program Agreement, Servicer shall service such Cards. Bank will not participate in a proposal submitted to Wal- Mart for a card product subject to such Section 10.7 without submitting a written request for proposal to Servicer for Servicer’s participation in the card program. Servicer shall have the right, for ten (10) Business Days after receiving such a written request for proposal from Bank, to submit to Bank, in writing, Servicer’s proposed terms and conditions of participation (“Servicer’s Proposal”) for such card program. The Parties shall use reasonable efforts to agree on the key economic terms of a definitive agreement within fifteen (15) Business Days from the date Servicer submits Servicer’s Proposal. Upon agreement of such terms, such key economic terms shall be the basis of a proposal the Parties shall submit to Wal-Mart. The right to submit Servicer’s Proposal, and to negotiate the key economic terms of a definitive agreement, shall be exclusive for the time periods described above. However, if Servicer does not deliver Servicer’s Proposal in such time period or the Parties do not agree on the key economic terms of a definitive agreement in such time period, the exclusivity shall no longer apply and Bank may offer such card program with a Person other than Servicer; provided, however, that if Bank pursues an arrangement for such a card program after such exclusivity period ends, and Bank’s proposal to offer such program changes substantially after the exclusivity period, Bank shall use reasonable efforts to allow Servicer to make a bid to participate in the substantially changed proposal if permitted by Wal-Mart.

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XII.	Right of First Refusal. Each Party shall have a right of first refusal to participate in any program involving a gift card in which the other Party participates if such program involves Wal-Mart stores and the gift card does not bear the Wal-Mart brand (a “Non-Branded Wal- Mart Gift Card Program”). Servicer’s participation shall be as the servicer and Bank’s participation shall be as the card issuer. Neither Party shall participate in a proposal submitted to Wal-Mart for a Non-Branded Wal-Mart Gift Card without submitting a written request for proposal to the other Party of such other Party’s participation in the card program. A Party shall have the right, for fifteen (15) Business Days after receiving a written request for proposal from the other Party for a Non-Branded Wal-Mart Gift Card Program, to submit to the other Party, in writing, such Party’s proposed terms and conditions of participation (“Party’s Proposal”) for the Non-Branded Wal-Mart Gift Card Program. The Parties shall use reasonable efforts to agree on the key economic terms of a definitive agreement within fifteen (15) Business Days from the date a Party submits a Party’s Proposal. Upon agreement of such terms, such key economic terms shall be the basis of a proposal the Parties shall submit to Wal-Mart. The right to submit a Party Proposal, and to negotiate the key economic terms of a definitive agreement, shall be exclusive for the time periods described above. However, if a Party does not deliver the Party’s Proposal in such time period or the Parties do not agree on the key economic terms of a definitive agreement in such time period, the exclusivity shall no longer apply and each Party may offer the Non-Branded Wal-Mart Gift Card Program with a Person other than the other Party; provided, however, that if a Party pursues an arrangement for a Non-Branded Wal-Mart Gift Card Program after such exclusivity period ends, and the proposal to offer such Program changes substantially after the exclusivity period, the Party that is pursuing such an arrangement shall use reasonable efforts to allow the other Party to make a bid to participate in the substantially changed proposal if permitted by Wal-Mart.

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SCHEDULE 3-B
DESCRIPTION OF SERVICES

Page
1. General	- 1 -

1.1 Servicer	- 1 -

1.2 Bank	- 1 -

1.3 Scope of Services	- 1 -

1.4 Best Practices	- 1 -

1.5 Policies and Procedures	- 1 -

2. Relationship Management	- 1 -

3. Marketing and Gift Card Registration and Activation	- 2 -

3.1 Marketing	- 2 -

3.2 Gift Card Registration and Activation	- 2 -

3.3 In-Store Displays	- 2 -

4. Authorizations	- 2 -

4.1 General	- 2 -

4.2 Authorization Processing and Parameters	- 3 -

4.3 Authorization Response	- 3 -

5. Collateral	- 4 -

5.1 Mailers, Correspondence and Letters	- 4 -

5.2 Collateral Production, Insertion and Mailing	- 4 -

5.3 Plastics, Production, Thermal-Printing, Induction and Mailing	- 5 -

5.4 Plastic and Collateral Inventory Management	- 6 -

5.5 Summary Disclosures	- 7 -

6. Compliance and Legal	- 7 -

6.1 OFAC	- 7 -

i

Page
6.2 Bank Secrecy Act/Anti-Money Laundering	- 8 -

6.3 Dispute and Error Resolution	- 8 -

7. Customer Service and Support	- 8 -

7.1 Bank: Support Desk Inquiries	- 9 -

7.2 Bank: Account Maintenance	- 9 -

7.3 Bank: Dispute Processing	- 9 -

7.4 Cardholder: Support desk handling of all Cardholder Inquiries/License	- 11 -

7.5 Cardholder: Gift Card Maintenance	- 11 -

7.6 Cardholder: Voice Response Unit (VRU) Services	- 11 -

7.7 Bank and Cardholder Web-Site Support	- 11 -

8. Product and Servicer System Enhancements	- 11 -

8.1 Product Request Form (PRF)	- 12 -

8.2 Enhancement Scoping	- 12 -

8.3 Execution and Implementation	- 12 -

8.4 Right of Refusal	- 12 -

9. File and Data Exchange for Gift Card Account	- 13 -

9.1 Data Retention and Storage	- 13 -

9.2 Communication Links	- 13 -

10. Fraud	- 13 -

10.1 Fraud Management and Detection	- 14 -

10.2 Fraud Investigation/Fraud Recovery (Charge back)	- 15 -

10.3 Fraud Detection Improvement and Queue Management	- 15 -

11. Product Support Calls	- 16 -

12. Implementation Services	- 16 -

13. Online Tools	- 17 -

ii

Page
13.1 Cardholder Tool and Website	- 17 -

13.2 TSYS Management Tool	- 17 -

13.3 FTP Reporting Tool	- 17 -

14. Products Supported; Options	- 18 -

15. Reporting	- 20 -

15.1 Report Production and Management	- 20 -

15.2 Data Extraction, Encryption, Delivery, and Receipt Services	- 20 -

16. Settlement, Funds Movement, and Reconciliation	- 21 -

16.1 Network Settlement Services	- 21 -

16.2 Funds Movement Services	- 21 -

16.3 Reconciliation Documentation	- 21 -

16.4 Gift Card Transaction Settlement	- 21 -

17. Transaction Processing	- 22 -

17.1 General Transaction Processing	- 22 -

17.2 Fees	- 22 -

18. Cooperation/Interface with Third-Parties	- 22 -

19. Other Services	- 22 -

20. Definitions	- 23 -

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1. General
     1.1 Servicer.
          Servicer shall provide all services that are reasonably necessary or appropriate for operation of the Wal-Mart Open Network Gift Card Program, including with respect to Bank Client and Cardholders, except those services that are expressly assumed by Bank under this Schedule 3-B, as such services may be revised from time to time pursuant to the terms of the Agreement (the “Services”).
     1.2 Bank.
          Subject to the terms of the Agreement, Bank shall be responsible for providing the following services in connection with the Wal-Mart Open Network Gift Card Program:
•	Setting Cardholder fees

•	Together with Servicer, setting marketing strategy

•	Gift Card Issuance
     1.3 Scope of Services.
          Without limiting the scope of Servicer’s obligations under Section 1, the Services to be provided by Servicer shall include the specific services set forth in the remaining Sections of this Schedule.
     1.4 Best Practices.
          Upon request by Bank, Servicer shall (i) conduct reasonable research to determine pre-paid card industry “best practices” with respect to any aspect of the Services, and (ii) perform such aspect of the Services in accordance with “best practices.”
     1.5 Policies and Procedures.
          Subject to the terms of the Card Program Services Agreement between Bank and Servicer (the “Agreement”), Servicer shall deliver to Bank for review, upon intervals reasonably specified by Bank, a comprehensive and current set of all policies and procedures, training materials and/or compliance materials developed and maintained by Servicer in connection the performance of its obligations hereunder. In addition, upon request by Bank, Servicer shall provide Bank with a report on all supplements, changes and modifications made by Servicer to any of the foregoing. Bank acknowledges and agrees that as of the date hereof, Servicer has delivered all such materials to Bank.
2. Relationship Management
     Servicer shall provide all relationship management services for the Wal-Mart Open Network Gift Card Program in connection with which Servicer shall appoint an account manager

(which can be the same relationship manager as for the Wal-Mart MoneyCard or the Wal-Mart Prepaid Card programs) to be Bank’s single point of contact for Gift Card products (the “Account Manager” or “AM”). If the AM is unavailable for any reason, Servicer shall provide a back up AM at all times. The AM shall be available at all times via a cell phone or pager and shall respond to all Bank issues and requests in a timely manner as required in the SLAs set forth in Schedule 3-C (the “SLAs”). Further, the AM shall provide all Gift Card metrics, monitoring, and reporting requirements as specified in the SLAs, and shall organize and attend quarterly review meetings to assess SLA metrics, performance and Bank issues.
3. Marketing and Gift Card Registration and Activation
     3.1 Marketing.
          Servicer shall manage all media, advertising plans and marketing materials in connection with which Servicer shall, without limitation, design, produce and distribute (i) to Client all marketing and related materials (including Gift Cards) for use by Bank Client in selling Gift Cards, (ii) to Cardholders or prospective Cardholders all promotional materials as reasonably instructed by Bank. All such materials shall be approved in writing by Bank prior to distribution to Bank Client or to Cardholders or prospective Cardholders. Notwithstanding the foregoing, Servicer and Bank shall mutually agree to the allocation of costs of the development and distribution of all such marketing materials, and Servicer shall not be required to perform any obligations under this Section 3.1 without such mutual agreement.
     3.2 Gift Card Registration and Activation.
          Servicer shall provide all services necessary for Cardholders to register Gift Cards online, and Servicer shall process prospective Cardholders on a real time basis via XML messaging over web services. As part of the Services, Servicer shall accept and process Bank Data and related files for Gift Card activation at Bank Client point of sale locations. File and interface messaging formats shall be as mutually agreed by Bank and Servicer.
     3.3 In-Store Displays.
          Servicer shall be responsible for the timely development, distribution, set-up and management of all in-store displays, fixtures and related collateral used to facilitate the issuance or servicing of Gift Cards at Bank Client locations, including end-caps, kitting, and pamphlets. Servicer shall supervise all third party merchandisers and third party kitters used to perform the services set forth in this Section 3.3 and shall ensure that all such services are completed in a timely manner. Servicer will ship gift cards and displays (if applicable) to Wal-Mart distribution centers and/or third party kitters that have been previously approved in writing either by the applicable Network or Bank. Servicer will coordinate distribution schedules directly with the Wal-Mart distribution center and/or third party kitter. The parties will meet and mutually agree upon in-store merchandising requirements prior to a broader launch of the Wal-Mart Open Network Gift Card Program.
4. Authorizations
     4.1 General.

          Servicer shall provide all authorization services for Gift Cards, including the services described in this Article 4:
•	Authorization Processing

•	Authorization Parameters and MCC (Merchant Category Code) Tables
     4.2 Authorization Processing and Parameters.
          4.2.1 Authorization-processing services shall include the capabilities required to receive, enter, process, and post Gift Card authorization activity.
          4.2.2 Servicer shall accept electronic requests, both in batch and in real-time modes, for authorization of monetary transactions (including purchases and merchandise returns).
          4.2.3 The accessing of Gift Card accounts for an authorization at the Gift Card level or account level, CVV and Cardholder address verification.
          4.2.4 Servicer shall switch to back-up authorization parameters, which parameters shall reflect the same process as the primary parameters, immediately upon failure of the primary system. Servicer will switch to the backup authorization system within thirty (30) minutes or less upon failure of the primary system. The backup system shall reside on a separate hardware platform and possess a separate copy of all Bank Data.
          4.2.5 As Cardholders use their Gift Cards to make purchases or return merchandise purchased with a Gift Card, the Servicer System shall deduct from the Gift Cards on a real-time basis, all charges and fees as may be authorized and add to Gift Cards on a real- time basis, all amounts in connection with returned merchandise; provided, however, that if such deductions and/or additions cannot be made on a real time basis due to reasons outside of Servicer’s reasonable control, then Servicer shall complete such additions and deductions as soon as practicable. Unless otherwise approved by Bank, once a Cardholder’s Gift Card balance is fully depleted or if a requested debit amount exceeds the Cardholder’s available balance, the Servicer System shall prevent the Cardholder from debiting the requested amount.
          4.2.6 The Authorization System shall provide the option to set up MCC’s at Program levels that have the following parameter controls:
•	Include MCC’s

•	Exclude MCC’s
     4.3 Authorization Response.
          Servicer’s authorization response in connection with sale transactions at Bank Client locations shall include the Cardholder’s then available account balance.

5. Collateral
     Servicer shall provide all services for Gift Card collateral (including correspondence, plastic, mailers, letters and end caps), including the services described in this Article 5.0:
•	Mailers, correspondence and letters

•	Collateral production, mailing and management

•	Plastics production, induction and mailing

•	Collateral Inventory Management
     5.1 Mailers, Correspondence and Letters.
          Servicer shall provide all correspondence related services for the Gift Cards, including the services described in this Article 5.1. These services include:
•	Mailers, Correspondence and Letters
          5. 1.1 Mailers, Correspondence and Letters. Servicer will prepare correspondence to communicate with Cardholders according to Bank’s reasonable requests and as mutually agreed to by Bank and Servicer. Subject to TSYS capabilities and the terms of the Agreement, Servicer shall, at Bank’s request, add letter functionality to its correspondence and letter capabilities in order to enhance the correspondence system in accordance with Bank’s business requirements that may enable Bank to create, maintain, revise, update, and organize letter formats in accordance with Bank’s business requirements.
5.2	Collateral Production, Insertion and Mailing.
          Servicer shall provide all services with respect to Collateral production, insertion, mailing and management for Gift Cards, including the services described in this Article 5.2. Collateral including Gift Card plastic, Gift Card carriers, and inserts to mailers and Gift Card carriers. Subject to the mutual agreement of Bank and Servicer, Collateral may be reasonably customized for some or all Programs per Bank’s instructions. These services include:
•	Collateral Production

•	Collateral Insertion and Mailing
          5.2.1 Collateral Production
               5.2.1.1 Servicer shall perform all functions necessary to procure and administer collateral using facilities approved by the Bank and using vendors and facilities approved by the Bank. Servicer’s responsibility shall include:
•	Inventory numbering, where applicable

•	Creation based on mutually agreed specifications

•	Storage

•	Revisions and Updates upon Bank request

•	Destruction upon Bank request

•	UPC Assignment and Management

•	Item Number Assignment

•	Management of Bank Process Logistics Requirements
          5.2.2 Collateral Insertion and Mailing
     Servicer shall make available to Bank functionality enabling Bank to insert up to five (5) items of collateral in card carriers.
     5.3 Plastics, Production, Thermal-Printing, Induction and Mailing.
          Servicer shall provide all Gift Card and Plastic services for the Gift Cards, including the services described in this Article 5.3:
•	Gift Card production, thermal-printing (non-embossed), induction, insertion and distribution.
          5.3.1 Gift Card production, induction, insertion and distribution.
               5.3.1.1 Servicer shall perform the functions necessary to produce, in the quantities and on mutually agreed schedules, Gift Cards using only processes and facilities approved by Bank. Servicer’s responsibility shall include the following:
                    5.3.1.1.1 Receive, inspect, and induct plastics within forty-eight (48) hours of receiving Gift Card plastics. Notify Bank of plastics that do not meet the applicable specifications provided by Bank to Servicer. (Custom materials can be ordered with Bank’s approval via plastic proof or Bank may order its own plastics.) In the event that Servicer determines that a custom collateral is found to be defective, Servicer shall notify Bank of such defects within two (2) business days of such determination.
                    5.3.1.1.2 Collect, organize, decipher, calculate and present (including through reports) the Bank Data collected from the Servicer System, including any relevant electronic Gift Card files containing information concerning production of the Gift Cards.
                    5.3.1.1.3 As requested by Bank, thermal print plastics, including adding text, numbers, and logos, in compliance with applicable Network Rules.

                    5.3.1.1.4 Encode the resulting Gift Card in compliance with the applicable Network Rules.
                    5.3.1.1.5 Print required Bank information on Gift Card carriers.
                    5.3.1.1.6 Affix stickers to Gift Cards.
                    5.3.1.1.7 Servicer shall provide all support related to magnetic stripe parameters. Servicer shall provide design support. Bank will supply to Servicer Gift Card logo artwork which meets Servicer specifications. Servicer will provide a proof to Bank within seven (7) business days of receipt. Bank will notify Servicer of acceptance and Servicer will send the proof to the applicable Network within two (2) business days. Once Servicer receives all related materials and acceptance from the applicable Network, Servicer and Bank will begin final testing.
                    5.3.1.1.8 Perform as requested by Bank services respecting the following: Gift Card plastic design/production assistance, inserting, ultragraphic/graphic imaging, Gift Card mailers, ultraforms, Gift Card pulls, and re-issuance of lost/stolen Gift Cards, in accordance with mutually agreed to policies and procedures.
               5.3.1.2 Servicer shall pull unembossed and non-thermal printed Gift Card stock and destroy/mail/or ship the plastics per applicable Network Rules.
               5.3.1.3 Servicer shall generate and print custom Gift Card mailer information based on specifications initially established at Wal-Mart Open Network Gift Card Program initiation or conversion and/or as modified at Bank’s request from time to time.
          5.3.2 Reporting Obligations and Provision of Information
               5.3.2.1 Servicer shall produce and deliver reports to Bank according to mutually agreed reporting guidelines consistent with the Services Agreement concerning Servicer’s Gift Card/plastic production, insertion and distribution services. These reports shall be at the individual Bank extended BIN, ISO or issuer level, where appropriate, and include the following:
•	Monthly status report(s) of card/plastic production and mailings and associated quality measurements including defect and cycle time reporting.

•	Monthly card/plastic inventory report.
               5.3.2.2 Servicer shall provide to Bank through its reporting system data relating to custom Gift Card/plastic storage, production and distribution as requested by Bank for Bank’s use in creating reports for Bank and Bank Clients.
     5.4 Plastic and Collateral Inventory Management.
          Servicer shall control and manage the inventory level of plastics (both internally and at Bank Client locations), mailers, inserts, envelopes and other collateral in accordance with

Bank’s reasonable requirements including, for the launch of the Wal-Mart Open Network Gift Card Program, the requirements set forth in the “Distribution Center Proposed Solution for Launch” document attached hereto as Exhibit A, in connection with which Servicer shall comply with all Bank Client distribution requirements and Network Rules applicable to Gift Cards bearing Network marks. Servicer shall develop complete and comprehensive training materials with respect to Servicer’s obligations under this Article, which materials shall be subject to Bank’s review and approval, train all its personnel who are responsible for plastic and/or collateral inventory management under the Wal-Mart Open Network Gift Card Program in a manner that will enable them to perform in accordance with such Program’s requirements, and monitor such personnel’s compliance with such requirements. Servicer shall take appropriate action against any Servicer personnel not complying with such requirements.
          5.4.1 IVR/VRU Access to Transaction History.
               5.4.1.1 Servicer shall provide Cardholders with IVR/VRU access to the available balance and the last thirty (30) transactions.
               5.4.1.2 Servicer shall provide Cardholders on-line access to a history of their Gift Card transactions for the past sixty (60) days plus current month-to-date, including purchases, loads (if applicable) and any fees assessed in connection with such transactions.
     5.5 Summary Disclosures.
          Servicer shall provide to Bank all services related to providing Cardholders an online sixty (60) day transaction summary and available balance and IVR/VRU access to the last thirty (30) transactions and available balance with respect to their Gift Cards (each, a “Summary Disclosure”), including the services described in this Article 5.5:
•	Electronic Access to Summary Disclosures
          5.5.1 Electronic Access to Summary Disclosures. Servicer shall provide Cardholders with online access to their current Summary Disclosures. Servicer shall also provide Cardholders with IVR/VRU access to their available balance and last thirty (30) transactions.
6. Compliance and Legal
     In connection with Servicer’s obligations under Section 7 of the Agreement, Servicer shall comply with Bank’s Legal and Compliance Requirements as provided by Bank to Servicer and as may be amended by Bank from time to time upon written notice to Servicer. Unless otherwise instructed in the Legal and Compliance Requirements, Servicer’s obligations shall include the following:
     6.1 OFAC.
          Servicer shall screen all Cardholders that provide personally identifiable information to Servicer against the Office of Foreign Assets Control (OFAC) database and shall promptly provide Bank with a report (as described below) of the Cardholders and prospective

Cardholders who match the information contained in the OFAC database, so that Bank can take the appropriate action. If Bank so chooses, Servicer, upon request, shall initiate recurring scans of Bank’s entire Gift Card base against the most current OFAC file on a monthly or quarterly basis and promptly provide Bank with a report (as described below) of Cardholders who match the information contained in the OFAC database, so that Bank can close such Gift Card accounts immediately. Servicer shall install the most recent version of the OFAC database within two (2) business days of receipt.
          6.1.1 Within twenty-four (24) hours of the completion of each screening process for any Cardholder or prospective Cardholder who matches the information contained in any OFAC database, Servicer shall provide Bank with a report to include, to the extent available to Servicer, First Name, Last Name, Middle Initial, Address, City, State, Zip, Social Security Number or Tax Identification Number in a mutually agreed upon format (each an “OFAC Report”). Bank shall review and research Cardholders information contained in the OFAC Report and advise Servicer of research findings. Servicer shall update Cardholder’s records pursuant to the OFAC Report findings communicated by Bank, or other communication from Bank relating to Cardholders who match the information contained in the OFAC database, which may be derived from other processes from time to time.
          6.1.2 Servicer shall cancel any outstanding Gift Card promptly upon direction by Bank with respect to any Cardholder or prospective Cardholder that appears to be in the OFAC database.
     6.2 Bank Secrecy Act/Anti-Money Laundering.
          On a daily basis, provided that Bank and Servicer have established a mutually agreeable scope and procedure, Servicer shall provide a FTP file transmission to Bank containing all transactional activity for each given day within that daily period for each Gift Card, as extracted from Servicer’s data warehouse. Servicer shall reasonably cooperate with Bank in conducting fraud detections, investigations and filing Suspicious Activity Reports with respect to Gift Card transactional activity.
          6.2.1 If in the course of fraud detection and investigation Servicer identifies suspicious activity that requires filing of a Suspicious Activity Report under Applicable Law, Servicer shall provide Bank with all information within its possession regarding such activity, and cooperate with Bank so that Bank may file a SAR.
     6.3 Dispute and Error Resolution.
          Servicer shall respond to and resolve all Cardholder and Gift Card related disputes, inquiries and errors referred to Servicer by Bank within the time frames and requirements to be mutually agreed upon in writing by the parties and in compliance with all policies and procedures related to dispute processing services in accordance with applicable Network Rules.
7. Customer Service and Support
     Servicer shall provide all support services to Cardholders and/or Bank, including:

•	Bank: Support desk handling of all Bank Inquiries

•	Bank: Gift Card Account Maintenance

•	Bank: Dispute Processing

•	Cardholder: Support desk handling of all Cardholder Inquiries/License

•	Cardholder: Gift Card Account Maintenance

•	Cardholder: Voice Response Unit (VRU) Services

•	Cardholder: Website Report
     7.1 Bank: Support Desk Inquiries.
          Servicer shall provide Bank with an escalation process to address all Bank inquiries submitted via telephone and/or in written correspondence (e.g. lost/stolen Gift Cards).
     7.2 Bank: Account Maintenance.
          Servicer shall perform Bank requested maintenance to all Gift Cards as may be reasonably requested by way of written correspondence (including e-mail).
          For the avoidance of doubt, servicing of Bank requested maintenance to Cardholder data elements is part of the Services. Servicer shall perform Bank requested maintenance to Cardholder Gift Card data elements whether such requests are received by Servicer (i) through written correspondence or (ii) through e-mail. Servicer will provide Gift Card maintenance services in accordance with SLAs as provided in Schedule 3-C.
     7.3 Bank: Dispute Processing.
          In addition to the services described in Section 7.4, Servicer shall provide all dispute processing and error resolution services for all Gift Card related errors and disputes, all in accordance with Applicable Law and in compliance with applicable Network Rules. These services include those related to:
•	Charge backs

•	Unauthorized Charges

•	Re-presentments

•	Arbitration of Merchant Disputes

•	Network Disputes

•	Network Compliance Violations by Merchant

•	Draft Requests

•	Research
     In addition, Servicer will maintain and comply with all policies and procedures related to dispute processing services in accordance with Applicable Law and applicable Network Rules. Any write-off of a disputed amount or loss that is caused by or arises from Servicer missing required time frames or not complying with Applicable Law or applicable Network Rules shall be the sole responsibility of Servicer, unless such compliance failure was due to a delay or error by Bank.
          7.3.1 Charge backs. Servicer shall issue account charge backs where appropriate and necessary. All transactions that meet all criterions agreed upon by Servicer and Bank, such criterion to be in compliance with applicable Network Rules and Applicable Law, will be issued charge backs by Servicer in an effort to recover funds from a merchant that has either made an error or charged an amount not authorized by Servicer or Bank.
          7.3.2 Re-presentments. Following charge back procedures, Servicer shall review and make a commercially reasonable decision with respect to any transaction that is represented by a merchant in an effort to recover funds charged back from the Bank. Servicer shall provide Bank activity reports that detail all signature based re-presentments submitted, the dispositioning of each such re-presentment and, for cases where re-presentment was allowed, the reason for such allowed re-presentment. These reports shall be provided to Bank on each day for which signature based re-presentment activity occurs. Servicer shall provide Bank daily status reports of all signature based activity if and when requested by Bank.
          7.3.3 Arbitration of Merchant Disputes. If Servicer reasonably determines that a dispute should be taken to arbitration, Servicer shall pursue any and all avenues to win each arbitration case approved by Bank. Bank commits to make decisions for each arbitration request from Servicer within applicable Network timeframes. Servicer shall be responsible for all Network fees associated with such arbitration cases.
          7.3.4 Network Compliance violations by Merchant. Servicer shall file compliance violation reports to the Networks where appropriate and necessary when charge backs and auto-charge backs do not exist. For transactions that meet all agreed upon criteria, compliance will be filed in order to recover funds from a merchant that has either made an error or charged an amount not authorized by Servicer or Bank when no charge back right exists and the amount is in direct violation of an applicable Network Rule. Servicer shall notify Bank of any such violation, as well as file reports, as appropriate, in accordance with Network requirements.
          7.3.5 Draft Requests. Servicer shall comply with all Bank or Cardholder initiated Draft Requests within the timeframes outlined in applicable Network Rules as well as with Applicable Law. Servicer shall indemnify Bank from and against any claims or losses (including payment of attorneys fees) resulting from its failure to meet such timeframes, except any such failures attributable to a merchant. Servicer shall pursue enforcement of charge backs and other rights against merchants and other parties pursuant to mutually-agreed guidelines within the framework of applicable Network Rules as well as Applicable Law, in the event the failure is attributable to such parties.

          7.3.6 Research. Upon request by Bank, Servicer shall promptly investigate and report back to Bank regarding matters relating to any Cardholder or merchant dispute in connection with a transaction.
     7.4 Cardholder: Support desk handling of all Cardholder Inquiries/License.
          Servicer shall provide a support desk to receive and respond to all Cardholder inquiries submitted via telephone and/or in written correspondence (e.g. lost/stolen Gift Cards). Bank hereby grants to Servicer a non-exclusive, revocable, royalty free license within the United States to use Bank’s “Money Bank” tradename and trademarks in connection with providing such support desk services. Any use of such tradenames and trademarks by Servicer must be approved in writing in advance by Bank at least fifteen (15) days prior to use, and must comply with the Agreement and the most recent written usage guidelines, if any, that are delivered by Bank to Servicer.
     7.5 Cardholder: Gift Card Maintenance.
          Servicer shall perform Cardholder requested maintenance to with respect to Gift Cards as may be requested telephonically or by way of written correspondence.
          For the avoidance of doubt, providing Cardholder requested maintenance to Cardholder Gift Card data elements is part of the Services. Servicer shall perform Cardholder requested maintenance to Cardholder Gift Card data elements when such requests are received by Servicer telephonically. Servicer will provide maintenance services in accordance with SLAs as provided in Schedule 3-C.
     7.6 Cardholder: Voice Response Unit (VRU) Services.
          Servicer shall provide Cardholders VRU services as mutually agreed in writing by Bank and Servicer.
     7.7 Bank and Cardholder Web-Site Support.
          [Refer to Section 13 – Online Tools].
8. Product and Servicer System Enhancements
     Subject to the terms of the Agreement, Servicer shall on a fee basis enhance its products and the Servicer System when new services and/or functionality is requested by Bank or is required to make the Servicer System compatible and properly configured and integrated to work as a system with Bank’s systems and any hardware or software vendors of Bank, and any upgrades to any of the foregoing. Product enhancements shall comply with the process for new product and feature introduction described in this Article and in the Agreement. This includes completing a formalized new product and feature introduction process as mutually agreed by the parties. The AM shall be responsible for coordinating, on behalf of Servicer, all new products, product enhancements, developing the relationship, facilitating quarterly meetings, and assisting Bank in meeting strategic needs with respect to the Gift Card product, Enhancements and related Services. Notwithstanding anything in this Section 8, Servicer shall not be required to provide any product or Servicer System enhancements if such an enhancement would, in the reasonable discretion of Servicer, compromise the architectural integrity, security, reliability or performance of the Servicer System, unless such enhancement is required to comply with Applicable Law.
     The following product enhancement services and/or forms shall be provided by Servicer including:
•	Product Request Form

•	Enhancement Scoping

•	Execution and Implementation
     8.1 Product Request Form (PRF).
          Servicer will reasonably assist Bank in completing a PRF (such PRF shall be in the format as mutually agreed by the parties) for any New Product Development Request, Enhancement or other projects. Information contained within the PRF shall include the details, description, reason substantiating the request, and timing associated with the request. Servicer will confirm with Bank that the PRF is substantially complete and will assign an implementation manager and conversion analyst to oversee and manage Servicer internal resources and work associated with developing, testing and implementing any enhancement mutually agreed to by Bank and Servicer.
     8.2 Enhancement Scoping.
          Subject to the terms of the Agreement, Servicer shall scope all requests for new products, services or enhancements including, without limitation, New Product Development Requests subject of a PRF, and provide Bank with related time and/or cost estimates and/or options, all as described in the Agreement and as otherwise reasonably requested by Bank.
     8.3 Execution and Implementation.
          Servicer shall complete the development, testing, production and documentation of all mutually agreed to New Product Development Requests, Enhancements or other projects reasonably requested by Bank. Each new project shall be delivered based on the timing and cost estimate provided by Servicer, unless Bank submits any change to the New Product Development Request. Subject to the terms of the Agreement, Servicer will reasonably cooperate with Bank, and as requested, any third parties, in the development, testing and implementation of any New Product Development Requests, Enhancements or other projects. Servicer shall assign an implementation manager and conversion analyst to such projects as mutually agreed by the parties.
     8.4 Right of Refusal.
          Servicer shall provide Bank an installation date within [*] ([*]) Business Days after Bank’s receipt of the requested written hours and cost estimates for the relevant project. After that time, the Bank shall have up to [*] ([*]) Business Days to accept or refuse the project,

*	Confidential Treatment Requested.

thus canceling the project and any associated costs, unless Bank requires additional information (in which case the time within which Bank must accept or reject the project shall be extended until ten (10) Business Days after Bank obtains all required information.
          Notwithstanding the foregoing, Bank may cancel implementation of any project resulting from a PRF at any time upon notice to Servicer, provided that in such event Bank shall be responsible for payment of all approved costs incurred by Servicer up to the point of cancellation.
9. File and Data Exchange for Gift Card Account
     Servicer shall provide reports to Bank via an FTP site pursuant to Section 15.0. Bank and Servicer shall work together in good faith to define and develop a mutually agreed to scope and nature of data exchange between the parties.
     9.1 Data Retention and Storage.
          Servicer shall retain for a period of at least five (5) years, or any longer period as may be required by Applicable Law, all Cardholder account data and any other Bank Data, all in compliance with Applicable Law.
     9.2 Communication Links.
          As requested by Bank, Servicer shall install, provide or cause to be installed or provided the systems and communication links reasonably necessary to transmit Bank Data and the files, data and transmissions described in Sections 9.1 and 9.2 to and from its facilities or equipment to and from the facilities or equipment of Bank.
          Servicer shall, during the Term, maintain such systems and links for communicating in good working order.
          The method of transmission and the media employed will be proposed by Servicer and be subject to approval by Bank. The Parties shall take into consideration relevant factors such as traffic type, in-bound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.
10. Fraud
     Servicer shall provide information, functionality and services as requested by Bank to minimize and manage Gift Card fraud. Servicer shall make available and perform the fraud services set forth below. These services include:
•	Fraud Management and Detection

•	Fraud Investigations and Fraud Recovery (Charge backs)

•	Fraud Queue Management

     10.1 Fraud Management and Detection.
          Servicer shall provide Bank and Cardholders with fraud management and fraud detection services through use of the Servicer’s fraud detection system and as otherwise may be required by Bank.
          Upon Bank’s request, Servicer shall establish supplemental fraud detection strategies to fulfill Bank’s fraud detection requirements. These strategies shall be tested in a development environment prior to implementation to ensure fraud detection effectiveness and to measure the impact to Servicer’s fraud detection organization. If during testing the defined strategies do not perform satisfactorily, they shall be modified to suit Bank and Servicer. These strategies shall be made available for review on a monthly basis.
          Upon Bank’s request, Servicer shall provide Bank with the following Gift Card fraud services:
•	Monitoring authorizations queued as a result of the fraud strategies or fraud score.

•	Place outbound telephone calls to home and business telephone numbers of Cardholders who have exhibited suspicious activity using their Gift Card, if such information is available.

•	Manual review of Gift Card activity for fraud Gift Card Activity shall be monitored by Servicer using specific parameters as mutually established by Bank and Servicer. Customized parameter rules may be developed and established should Bank experience a unique fraud event.

•	Daily provision to Bank of Gift Card authorization approval rates, itemized transaction type (e.g., purchases)
          If Servicer is unable to contact the Cardholder with respect to fraud issues and if Servicer possesses Cardholder contact information, Servicer shall leave a message on the Cardholder’s message machine or with a responsible person for the Cardholder to contact Servicer at a toll-free number. Such message script must be reviewed and approved by Bank prior to use.
          When the Servicer call results in contact with the Cardholder, and the Cardholder validates the authorization activity, Servicer shall record an on-line account memo into the Servicer System indicating the results of the call utilizing its screens. Servicer will note on Servicer’s system of record when a Gift Card is the subject of confirmed fraud. Detailed reports on Gift Cards that have undergone any status change during the statement period shall be available to Bank through Servicer’s Loss Management reporting.
          When the Servicer call results in contact with the Cardholder and the Cardholder is unable to validate the activity, Servicer shall initiate a Lost/Stolen Report and place a block on the Gift Card to prevent further authorizations. Servicer shall record an on-line Gift Card memo on the Cardholder Gift Card record, indicating the results of the call.

          If Servicer observes activity, which appears uncharacteristic or unusual for the specific Gift Card, and Servicer is unable to successfully contact the Cardholder, then Servicer may place a block on the Gift Card to prevent further authorization approvals until the Cardholder successfully verifies the activity.
          Servicer shall provide Bank with lost/stolen/fraud reporting services. Lost and stolen reports from Bank’s Cardholders are recorded on the Servicer System by on-line entries, which automatically change the external status on the Servicer System and block authorizations for the Gift Card. These Services shall be available to Cardholders 24 X 7.
          Servicer shall report to the applicable Network those accounts that qualify for warning bulletin protection or the exception file by reason of a lost or stolen report entry. Servicer shall list such accounts accurately by region and for a number of days equal to the time remaining until Gift Card expiration. Listing an account on the warning bulletin may provide Bank with charge back and/or authorization protection. For the avoidance of doubt, Servicer shall bear all costs and expenses associated with warning bulletins.
          As part of its fraud prevention services, Servicer shall immediately block new transactions with respect to Gift Cards in the event that a Gift Card has been reported lost or stolen. Thereafter, Servicer shall de-activate the Gift Card, transfer any related funds or credits to a replacement Gift Card, and issue and send such replacement Gift Card to the Cardholder.
          In the event that any Bank Data that is stored by Servicer or transmitted by or to Servicer and that relates to Cardholders is compromised, Servicer shall provide to the affected Cardholders (at no cost to Cardholders or Bank) identity theft victim assistance services. All such services must be reviewed and approved in advance by Bank.
     10.2 Fraud Investigation/Fraud Recovery (Charge back).
          Charge backs shall be initiated by Servicer on all Bank’s Gift Cards that meet defined criteria and qualify for specific charge back rights per applicable Network Rules.
          At launch, as part of its fraud control services provided to Bank, Servicer shall provide the following fraud reporting services on Bank’s behalf to each applicable Network. Security detail transactions (status codes used to place Cardholders in various status states – “hot”, “lost”, etc.) shall be used to add, update or delete transaction records on Servicer’s security master file (Servicer’s negative file containing Gift Cards blocked for use). These transactions will generate and deliver a fraud advice record to the applicable Network. Lost or stolen Gift Cards and related monetary values shall be researched and disposition codes entered by Servicer to record fraud, counterfeit, and charge backs. Fraud detail information shall be transmitted to the applicable Network by Servicer in compliance with Applicable Law.
          To the extent that any investigation results in a determination that a transaction is fraudulent, then Servicer shall charge-off after ninety (90) days of no cardholder transactional or recover payment activity, or otherwise remove, the amount of the fraudulent item from the Cardholder’s Gift Card.
     10.3 Fraud Detection Improvement and Queue Management.

          Servicer shall have the ability to detect fraudulent activity on Gift Cards. Servicer shall provide to Bank a written analysis of the reports interpreting the performance of the existing algorithms and strategies for detecting and addressing fraud, and written recommendations for changes or updates to such algorithms or strategies to improve their performance. Servicer shall provide a monthly report of current fraud detection strategies and performance.
          Servicer shall have the ability to build fraud queues around designated Bank criterion, as supplied by Bank. Bank acknowledges that all Servicer debit fraud detection clients are monitored under the same baseline parameters, but that Servicer will create customized fraud queues and parameters, as requested by Bank, in order to supplement such baseline parameters. These queues and criterion shall be tested in a development environment prior to implementation to ensure fraud detection effectiveness and to measure the impact to Servicer’s fraud detection organization. If during testing the queues and criterion do not perform satisfactorily, they shall be modified to suit Bank and Servicer. These queues and criterion shall be reviewed on a monthly basis.
11. Product Support Calls
     Servicer shall receive, handle and resolve all support calls and issues from Bank employees in relation to any system related problems associated with the Gift Card products and services, including such problems associated with the Servicer System, any Servicer owned/supported system, Cardholder websites, file and data exchanges, data warehouses, databases, queue management systems, fraud systems, information security, administration systems, reporting systems, etc.
12. Implementation Services
     Servicer will provide all implementation management services for Gift Card products, including the services described below:
•	Weekly status update call between Servicer and Bank, as appropriate and requested by Bank and/or designated third parties who may be instrumental in effecting the implementation of the Gift Card product or any enhancements to the Gift Card product

•	Testing and quality control process around all development work and set-ups

•	An implementation manager

•	Implementation dates as mutually agreed.

•	In the event of a “rush” request by Bank, Servicer will work with Bank to accommodate Bank’s time frames.

13. Online Tools
     Servicer will itself or through a permitted subcontractor (e.g., TSYS) provide the following online tools and services, each of which shall be accessible using commonly available web-browsers (i.e., Internet Explorer, Netscape). Such tools and services shall conform to Bank’s security requirements:
•	Cardholder Tool and Website — A web based Cardholder tool used to view transactions and balances via the internet.

•	TSYS Access – View-only access which may be used by Bank, as the issuing Bank, to interface into the Servicer System in order to, among other things, check Gift Card transactional activity.

•	FTP Reporting Tool – Bank may use this web-reporting tool to view all reports described in this Schedule.
     13.1 Cardholder Tool and Website.
          Servicer shall design, host and provide a Cardholder website and related Cardholder services for Gift Card products, including the services described in this Article.
          Servicer shall provide services to support its Cardholder Tool and Website, as well as other Cardholder tools that Bank may require to support other Gift Card products from Servicer. Cardholders may use the Cardholder Website to perform Gift Card functions, including the following:
•	View Gift Card transaction activity and available balance

•	Register Gift Cards
     Through a project request, Bank may request changes to the existing screens and content of this Cardholder website.
     13.2 TSYS Management Tool.
          Servicer shall provide Bank with view-only access to TSYS which may be used by Bank, as the issuing Bank, to interface into the Servicer System in order to, among other things, check Gift Card transactional activity.
     13.3 FTP Reporting Tool.
          Servicer shall provide Bank access to a FTP reporting tool to view reports as provided in Section 15.1 below. For the avoidance of doubt, the provision of such access does not remove or otherwise waive Servicer’s obligation to provide and perform other Services related to reporting.

14. Products Supported; Options
     As mutually agreed to by Bank and Servicer (including agreement on cost), Servicer shall provide the Services for the types of Gift Cards described below having the below described options:
•	General Gift Card Options
•	Instant issue

•	Branded
•	Gift Card type options
•	Branded

•	Unbranded
•	Gift Card Stock
•	Custom

•	Generic
•	Thermal Printing

•	Gift Card Encoding
•	Expiration dates

•	Gift Card number

•	Service code

•	CVV, CVV2
•	Gift Card Carrier for both mailed Gift Cards and Gift Cards distributed at POS.
•	Custom

•	Standard
•	Inserts

•	Envelopes
•	Custom

•	Standard
•	Gift Card Ordering
•	Batch

•	Expedited

•	Instant Issue

•	Manual
•	Gift Card Shipping Options
•	Direct Mail
•	Funding options
•	POS Only
•	IVR/VRU
•	Balance inquiry

•	Transaction history

•	English
•	Gift Card Management System
•	Authorizations

•	Batch processing

•	Transactional limits

•	Adjustments

•	Gift Card activation

•	Organizational hierarchy

•	Funds movement
•	Risk Management
•	OFAC verification

•	Fraud reporting

•	Never Received cards

•	Anti-Money Laundering data
•	Bank Service
•	Lost/Stolen reporting

•	Escalation process

•	Receive, Research, Handle, Respond to and Resolve all Cardholder inquiries and disputes (whether via phone, Cardholder website, or written correspondence.)

•	Portfolio Management
•	Closing Gift Cards

•	Purging Gift Cards
•	Settlement Features
•	Settle to G/L

•	Network adjustments
15. Reporting
     Servicer shall provide all report production services for the Gift Cards, including the following:
•	Report Production and Management

•	Delivery

•	Data warehousing, when requested and at Bank’s additional expense, on mutually agreed upon terms.
     15.1 Report Production and Management.
          Servicer shall provide reports via FTP site with respect to the Services and any Bank Data pursuant to which Servicer shall, as requested by Bank, produce reports requested by Bank on a daily, weekly, monthly, quarterly and yearly basis. Servicer shall generate and store transaction report data.
          Servicer shall generate and distribute such reports via FTP site and in a format which permits Bank to view, manipulate, print, and store the reports.
          Servicer shall directly transmit to Bank, copies of the Bank files in a mutually agreed upon format, if so requested by Bank.
          Servicer shall produce and provide reports for Bank as set forth in Schedule 3-E, unless the parties otherwise mutually agree in writing from time to time.
          Notwithstanding the foregoing, once Servicer provides Bank with access to Servicer’s electronic data warehouse in a manner sufficient to produce the reports set forth in Schedule 3-E and such electronic data warehouse otherwise functions in a manner acceptable to Bank as determined in Bank’s sole discretion, Bank shall be responsible for producing the reports set forth in Schedule 3-E and Servicer shall have no obligation to deliver any such reports.
     15.2 Data Extraction, Encryption, Delivery, and Receipt Services.

          Bank and Servicer shall work together in good faith to define and develop mutually agreeable data extraction, encryption, delivery and receipt services.
16. Settlement, Funds Movement, and Reconciliation
     Servicer shall provide complete settlement, funds movement and reconciliation services, including the following services:
•	Network Settlement Services

•	Network Funds Movement Services

•	Network Reconciliation Documentation
     16.1 Network Settlement Services.
          Servicer shall report on the required funding with various Networks as needed on a [*] basis. Bank shall be responsible for actual settlement with the Networks based upon reporting from Servicer. Settlement reporting services shall be provided in connection with, but not limited to, the following Networks:
•	Visa
     16.2 Funds Movement Services.
          Servicer shall be responsible for providing Bank with reporting required for accurate movement of funds between the funding and activity bank accounts on a [*] basis as required by the various Network and/or Bank funding activities and Cardholder activities. Bank shall be responsible for accurate movement of funds between various bank accounts owned by Bank.
     16.3 Reconciliation Documentation.
          Servicer shall provide Internet access to the following report(s) required to reconcile settlement and funds movement services:
•	Daily Activity File
     Servicer has ownership over the processing accuracy and timely availability of these reports. In the event the Network Daily Reports Tool is not accessible or the reports were not published to the Networks Daily Report website, Servicer shall email (encrypted) or fax required reports as needed to the Bank Finance contact.
     16.4 Gift Card Transaction Settlement.
          Bank shall be responsible for obtaining from Bank Client data relating to funds credited to Gift Cards in transactions initiated at Bank Client’s participating stores and for settlement with respect thereto.

*	Confidential Treatment Requested.

17. Transaction Processing
     Servicer shall all provide transaction processing services for Bank Gift Cards. These services include the following processes:
•	General transaction processing (to include balance inquiries, signature purchases and others as specified by Bank).

•	Fees
     17.1 General Transaction Processing.
          Servicer shall provide all transaction-processing services with the capability required to receive, enter, process and post Gift Card transaction activity on a real time basis. The processing and posting of transactions shall be accomplished using a wide variety of controls and settings available to and selected by Bank. Monetary transactions, including debit and credit sales, returns, refunds, adjustments and charge backs shall be supported on a real time basis. Other non-monetary transactions shall be supported and used to maintain non-monetary account information. Authorization transactions shall be supported on a real time basis. Bank acknowledges that Servicer will use the TS1 Platform for transaction processing. Servicer shall not use a different platform for transaction processing without first obtaining Bank’s written consent.
          Servicer shall provide transaction-processing services for all monetary transactions received by Servicer from the applicable Network for posting to the Cardholder account.
     17.2 Fees.
          17.2.1 Servicer shall provide Bank the ability to assess and reasonably manage the fee types included in Schedule 3-A, at the BIN level.
          17.2.2 Servicer shall provide Bank the ability to assess and manage all fee criteria, including but not limited to, include/exclude fee criteria options and amounts and targeted transaction activity for all Clients and Programs.
18. Cooperation/Interface with Third-Parties
     In connection with providing the Gift Card products and services to Bank and Cardholders, Servicer shall reasonably cooperate with any third-party provider(s) of goods, software or services to Bank in support of or in connection with Bank’s and/or Cardholder’s receipt of such products and services.
19. Other Services
     Servicer agrees and acknowledges that it is responsible for providing all services on behalf of Bank in connection with the Bank’s issuance of Gift Cards, and the use of such Gift

Cards, as required in accordance with commercially reasonable business practices as well as safe and sound banking practices, except to the extent that Bank has expressly undertaken to perform such services under the Agreement, and that the term “Services,” as used in this schedule or the Agreement, shall include all such services even if not expressly set forth in this schedule or the Agreement.
20. Definitions
     All capitalized terms not defined below or elsewhere in this Schedule shall have the meanings ascribed to them in the Agreement.
“Bank Finance Contact” shall mean Ben Johnson.
“Cardholder” shall mean any individual to whom Bank has issued a Gift Card under the Wal-Mart Gift Card Program or who is or may become obligated under or with respect to the use of the Gift Card.
“Draft Request” shall mean a request for sales slip or receipt that substantiates or evidences any given transactions or charges (whether debit or credit) related to a Gift Card.
“Gift Card” shall mean an instant issue, non-reloadable, open network prepaid gift card issued by Bank.
“Gift Card Data” shall mean data relating to funds credited to Gift Cards in transactions initiated by Wal-Mart at participating Wal-Mart stores.
“Gift Card Funds” shall mean funds relating to activated Gift Cards at participating Wal- Mart locations.
“include” or “including” shall mean without limitation.
“MCC” shall mean Merchant Category Code.
“Servicer Statement Day” shall mean the day not later than the tenth (10th) Business Day after the close of each calendar month.
“Wal-Mart Open Network Gift Card Program” shall mean, with respect to this schedule, all of the products and services provided or to be provided by Servicer to Bank under Schedules 3-A, 3-B, 3-C, 3-D, and 3-E of the Agreement.

EXHIBIT A to SCHEDULE 3-B
DISTRIBUTION CENTER PROPOSED SOLUTION FOR LAUNCH
1. Holiday or Other Initial Load-In
     Servicer will ship product and displays (if applicable) to either the Wal-Mart distribution center or a single third party aggregator that is approved by the applicable association or otherwise approved by Bank (e.g., Kendall King). Wal-Mart will compile all purchase orders and provide Servicer with a total count prior to beginning production. Servicer will coordinate distribution schedules directly with the third party aggregator. Wal-Mart will manage coordination with the third party aggregator to ensure the holiday pallets flow via the distribution center and arrive in store.
2. Replenishment
     Gift Cards will be replenished via the Wal-Mart distribution centers. Shipments to the Wal-Mart distribution centers will be sent via a Servicer-appointed LTL carrier. Wal-Mart will ensure that the distribution center deliveries arrive in store.

SCHEDULE 3-C
SERVICE LEVEL AGREEMENT

1. Introduction	1

1.1 Purpose	1

1.2 Effective Date of the Service Levels	1

1.3 Modification and Review of Service Levels and Related Procedures	1

1.4 References/Interpretation	1

2. Definitions	1

2.1 Certain Definitions	1

3. Service Level Methodology	3

3.1 Excused Downtime	3

3.2 Measurement and Reporting	3

3.3 Measurement Tools	4

4. Communication and Escalation Requirements	4

5. Issue and Problem Resolution, Classification, Response and Notification	4

5.1 Issue and Problem Resolution	4

5.2 Problem Severity Level Classifications/Communication	5

5.3 Multiple Tickets Having the Same Severity Classification	7

6. Service Level Credit Methodology	7

6.1 Service Level Failures	7

6.2 Termination for Repeated Individual Critical Service Level Failures	7

Exhibit A (Service Levels)	i

Exhibit B (Escalation)	iii

i

1. Introduction
     1.1 Purpose. This Service Level Agreement (“SLA”) sets forth the Service Levels that Servicer is required to meet or exceed in performing Servicer Services in connection with the Wal-Mart Visa Gift Card Program (the “Program”). This SLA also provides for remedies associated with a Party’s failure to achieve the Service Levels, including Service Level credits (“SLCs”).
     Servicer shall perform the Servicer Services, so as to achieve or exceed all of the Service Levels set forth in this Program Schedule.
     1.2 Effective Date of the Service Levels. Unless otherwise specified herein or in a separate document signed by Servicer and Bank, each Service Level in this SLA is effective as of the Effective Date (as defined below).
     1.3 Modification and Review of Service Levels and Related Procedures. Service Levels may be added, deleted or modified by the Parties during the Term, in accordance with the Services Agreement (as defined below), in order to achieve a fair, accurate and consistent measurement of performance of the Servicer Services. The Parties may also add, delete or change Service Levels by mutual agreement on a go-forward basis in response to changes in Bank’s business needs.
     The Parties shall meet at least annually to review Service Level results and to consider proposed changes to Service Level requirements, Service Level reporting requirements and other related issues, but neither Party shall be required to agree to any particular changes without such Party’s consent except as may be otherwise expressly set forth herein or in the Services Agreement.
     1.4 References/Interpretation. Unless otherwise specifically noted, all references in this SLA to “Articles”, “Sections”, Exhibits” and “Attachments” are references to the Articles, Sections, Exhibits and Attachments of this SLA, respectively. References to Articles or Sections of the Services Agreement refer to the Services Agreement to which this SLA is appended. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Services Agreement.
2. Definitions
     2.1 Certain Definitions.
“Activation Request” means a request to activate a Gift Card that is transmitted from a Retailer point of sale location to the Authorization System.
“Activation Response” means an automated message that is transmitted by the Authorization System to the Retailer point of sale location confirming or denying the activation of a Gift Card.
“Authorization System” means that portion of the Servicer System utilized by Servicer to authorize transactions and activate Gift Cards at Bank Client point of sale locations.

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“Available for Use” means the ability of equipment, software, systems, data, Servicer Services and functions for which Servicer is operationally responsible, to be utilized or accessed by Bank, the Bank Client, Cardholders or other third-parties as designated by Bank, as intended in accordance with normal operations.
“Availability”, unless otherwise defined herein, means the extent to which referenced equipment, software, systems, data or Servicer Services are Available for Use.
“Bank Client” means, individually and collectively, Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.P., Wal-Mart Louisiana, LLC., Wal-Mart Stores East, Inc., and Wal-Mart Stores East, L.P.
“Billing Period” means the period of time over which the Servicer Services identified in the periodic invoice presented to Bank by Servicer were performed. Unless otherwise noted, the Billing Period shall be a calendar month.
“Critical Service Level” means each Service Level designated as “Critical” in Exhibit A.
“Downtime”, unless otherwise defined herein, means the number of minutes in the Billing Period during which identified any equipment, software, systems, data, Servicer Services, or function was not Available for Use or where response time of such service is outside established parameters.
“Effective Date” means the date as of which Gift Cards first become available for sale to the public at Bank Client.
“Excused Downtime” means (i) Downtime during a Scheduled Maintenance Window, and (ii) any other period during which any particular equipment, software, system, function Servicer Service or Bank Service is not Available For Use (x) of which Bank or Servicer, as applicable, has approved, (y) which Bank or Servicer, as applicable, has excused, or (z) which are outages due to matters outside of Servicer’s or Bank’s, as applicable, Span of Control.
“Gift Card” shall mean an instant issue, non-reloadable, open network prepaid gift card issued by Bank.
“Include”, “includes” and “including”, whether or not capitalized mean “include without limitation”, “includes without limitation”, and “including without limitation”.
“Monthly SLA Report” has the meaning given it in Section 3.1.
“Non-Critical Service Level” means all Service Levels other than Critical Service Levels.
“Scheduled Maintenance Window” means a scheduled period of time mutually agreed by Servicer, Bank and Bank Client during which maintenance or other activities are to be performed and the time actually used, such time not to exceed [*] ([*]) [*] per calendar [*]. Servicer shall provide Bank not less than [*] ([*]) [*] prior written notice of any requests for changes to its Scheduled Maintenance Window. Extensions to

*	Confidential Treatment Requested.

2

a Scheduled Maintenance Window, and any rescheduled Maintenance Window for which Bank has not provided its written consent, shall be deemed Unexcused Downtime.
“Servicer Services” means “Services” as defined in Schedule 3-B (Description of Services) to the Services Agreement.
“Service Levels” are expected results defined in each Service Level section of Exhibit A to this SLA.
“Service Level Agreement” or “SLA” has the meaning given in Section 1.1.
“Service Level Credit” or “SLC” means the monetary credit that a Party will pay the other Party if the former fails to meet a Service Level, as set forth herein.
“Service Level Failure” has the meaning given in Section 6.1.
“Services Agreement” means the Card Program Services Agreement dated October 27, 2006 by and between Bank and Servicer, as amended from time to time.
“Severity Level” means, with respect to an incident, the highest-priority level that is applicable based on the classifications contained in this SLA, as reasonably determined by Bank in accordance with the descriptions set forth in the chart made part of Section 5.2.
“Span of Control” means any equipment, software, system, network or other infrastructure and those areas of functionality and availability with respect to, or utilized to provide, the Services or other services, as applicable, that are under the control of a Party, its subcontractors or agents.
“Term” has the meaning given it in Schedule 3-A (Description of Wal-Mart Visa Gift Card Program) to the Services Agreement.
“Time of Problem Identification” means the earlier of (i) the time Servicer detects a problem or incident, and (ii) the time Servicer is notified of the problem or incident.
“Unexcused Downtime”, unless otherwise defined herein, means the total number of minutes any Servicer System component or any Service is not Available for Use during a Billing Period, excluding Excused Downtime.
3. Service Level Methodology
     3.1 Excused Downtime.
     Service Level Failures shall not be deemed to occur during Excused Downtime.
     3.2 Measurement and Reporting.
     Except as otherwise specified in this SLA or agreed in writing by the Parties, each Party shall accurately measure and report on its performance against the applicable Service Levels on a

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calendar-month basis. Unless otherwise specified for a particular Service Level, the Servicer Services and each Party’s performance against the Service Levels are to be monitored by the Party providing such services [*] ([*]) [*] per [*], [*] ([*]) [*] per [*] during the Term, excluding, however, any Excused Downtime. Unless otherwise specified, each Party will be responsible to collect measurement data and execute the data collection plan for completing the Monthly SLA Report, as discussed below, for Service Level performance. Each day, where applicable, each Party will record all applicable Service Levels and shall, for the calendar month, determine the monthly service level. The total number of Service Level Failures during the specified measurement period will be documented in the Monthly SLA Report for that measurement period.
     All activities required for monitoring, measuring and reporting a Party’s performance against the Service Levels shall be performed at no additional charge to the other Party.
     Not later than the 10th Business Day of each calendar month, each Party shall provide to the other a detailed report, in form and with a level of detail reasonably satisfactory to the other Party, summarizing its performance of the Servicer Services against the Service Levels during the previous calendar month (the “Monthly SLA Report”). Such report shall include, for each Service Level Failure, (a) a description of the cause(s) of such failure, (b) the remedial efforts (if any) undertaken by the Party to correct the failure, and (c) the preventive measures (if any) taken, or currently being taken, by such Party so that the failure does not recur.
     Each Party shall provide all reports described in this Article 3 and elsewhere in this SLA in electronic format.
     3.3 Measurement Tools. Each Party shall maintain in place and utilize the necessary measurement and monitoring tools and procedures required to measure and report its performance against the applicable Service Levels. Measurement and monitoring shall permit reporting at a level of detail reasonably sufficient to verify compliance with the Service Levels. Each party shall provide the other with information and access to such tools and procedures, as well as any resulting reporting data including, without limitation, raw reporting data, reporting logs and log files, upon request for purposes of verifying such party’s compliance with the terms of this SLA.
4. Communication and Escalation Requirements
     Upon becoming aware of any actual or pending Service Level Failure, each Party shall promptly contact the other as directed by the escalation policies and procedures set forth in the attached Exhibit B or as otherwise mutually agreed by the parties in writing. Such contacting Party shall provide the other Party all pertinent information available to it at such time concerning the Service Level Failure. Such information may include (a) nature and scope of the problem, (b) actual or suspected cause(s) of the problem, (c) expected or possible effects of the problem on the Servicer Services, Servicer, Bank, and the Bank Client, (d) the proposed Severity Level assigned to the problem, (e) actions being taken by such Party to resolve the problem and return the Servicer Services to their normal operational status, (f) actions being taken by Servicer or Bank, as applicable, to eliminate any adverse effects from occurrence of the problem (including any productions delays, lost or corrupted data, failures to process transactions, etc.),

*	Confidential Treatment Requested.

4

(g) contact information concerning the individual having responsibility for liaising with the other Party in connection with the problem, and (h) such additional information concerning the above as is reasonably requested by the other Party.
5. Issue and Problem Resolution, Classification, Response and Notification
     5.1 Issue and Problem Resolution. Following any Service Level Failure, the applicable Party responsible therefore shall restore normal provision and operation of the affected service consistent with the Services Agreement, including, without limitation, Schedule 3-B and this SLA and will inform the other Party of the strategy for resolution, including patches, workarounds, etc. Each Party will also advise the other of any reasonably foreseeable degradation or interruption in service that may result from the incident or problem, or in connection with the resolution process. The Parties will use commercially reasonable efforts to minimize the impact on the Parties, Bank Client and Cardholders. The Party responsible for the Service Level Failure will also bear any additional servicing costs while the problem or incident is being addressed, unless the other Party agrees to bear some of the cost, and such responsible Party will bear all costs associated with the resolution of any issue attributed to it.
     Problem ticket time frames will be recorded and tracked in the current tracking support system maintained by the responsible Party.
     5.2 Problem Severity Level Classifications/Communication. For purposes of this SLA, including without limitation, the Service Levels set forth in Exhibit A to this SLA, the following chart sets forth the Severity Level classifications for problems and event tickets:

Subsequent
Severity			First Status	Status
Level	Description	Examples	Update	Updates
[*]	Severe impact on productivity; Severe corruption of data; Requires immediate change	Bank On-Line tools unavailable.

Systemic error resulting in balances being incorrect for Cardholders;

Significantly reduced response time.

Transactions and other critical functions unavailable including, without limitation, the Authorization System and those portions of the Servicer System affecting Card loads, IVR, customer service, Card applications, Card activation.

Problems that cause or are reasonably foreseeable or likely to cause significant loss of revenue or incurrence of significant expense to a Party.

		In each case, for which no known bypass or work-around is available and can be readily implemented.	Within [*]	No later than [*]

*	Confidential Treatment Requested.

5

Subsequent
Severity			First Status	Status
Level	Description	Examples	Update	Updates
[*]	Significant impact on Bank productivity Issue directly affects Cardholders	Non-critical Transactions unavailable Moderately reduced response time Incorrect interface	Within [*]	[*]
Severe Bank or Cardholder notice issues

Calculation issues with critical functions

Cardholder web-sites unavailable

Likely to have a serious impact on an essential or important component, transaction, process, or service relating to Bank or Bank Client business or operations, or Cardholders.

In each case, for which no known bypass or work-around is available and can be readily implemented.

[*]	Significantly reduces Servicer System effectiveness Required for next major processing (such as month/quarter end)	Less severe Bank or Cardholder notice issues.

Calculation issues with non-critical functions.

Report sorting issues.

Report content issues.

		Screen navigation or formatting issues (screen still usable).	Within [*]	As [*]

Impairs a non-critical component, process, or service relating to Bank’s or Bank Client’s business or operations, or for Cardholders for which a known bypass or workaround is available and can be readily implemented.

Causes or is reasonably foreseeable or likely to cause one or more security issues but does not put Bank Data at risk of being compromised.

[*]	Work-around is available Several methods to resolve issue	Issues for non-critical functions isolated to a very few Cards.	Within [*]	As [*]

*	Confidential Treatment Requested.

6

Subsequent
Severity			First Status	Status
Level	Description	Examples	Update	Updates
Cosmetic issues with reports or screens.

Issues where a simple work-around is available.

That permits Cardholders to use Bank’s products and services with only minor loss or degradation of functionality.

That is low impact and is not continual or repeated.

For which a known bypass or workaround is available and can be readily implemented.
     5.3 Multiple Tickets Having the Same Severity Classification. In the event there are multiple incident tickets relating to problems having the same severity classifications, the Parties will work together to determine the priority of incident resolution efforts in connection with the relevant incidents.
6. Service Level Credit Methodology
     6.1 Service Level Failures. In each instance of a failure by a Party to achieve a Service Level (a “Service Level Failure”), such failing Party shall: (i) investigate and report to the other Party on the root cause(s) of the failure, (ii) advise the other Party, as and to the extent requested, of the status of remedial efforts being undertaken with respect to the failure; (iii) notify the other Party of the steps which the failing Party believes should be taken to correct the failure; (iv) promptly take the necessary steps and resume meeting the Service Level; (v) take appropriate preventive measures so that such failure does not recur; and (vi) ensure that the specific Service Level Failure is accurately recorded in the applicable report.
     6.2 Termination for Repeated Individual Critical Service Level Failures. Either Party shall have the right to terminate the Program in the event that, at any time after the Effective Date, Servicer fails to achieve the Default Percentage with respect to the same Service Level during any [*] ([*]) [*] calendar [*] or during any [*] ([*]) calendar [*] during any rolling [*] ([*]) calendar [*] period during the Term (each a “Repeated SLA Failure”), excluding any calendar [*] for which a grace period applies. Notwithstanding the foregoing, this provision shall not apply to Repeated SLA Failures with respect to “Non-Termination Right Service Levels,” if indicated as such on Exhibit A.

*	Confidential Treatment Requested.

7

EXHIBIT A TO SCHEDULE 3-C

Service Levels for Which Servicer is Responsible:

Service Level	Definition	Defect Definition	Calculation	Target %		Default %		Comments
1. Authorization	Percentage of	Any full minute	Total minutes Available for	[*]	%	[*]	%	[*]
Availability	Availability of the	that the	Use divided by total
	Authorization	Authorization	minutes in the calendar
	System	System is not	month minus Excused
		available for use	Downtime
2. Activation	Percentage of	An Activation	Number of Activation	[*]	%	[*]	%	[*]
Response	Activation	Response sent to	Responses sent to Bank in
	Responses sent to	Bank more than 20	20 seconds or less after
	Bank in 20 seconds	seconds after	receipt of an Activation
	or less after	receipt of an	Request divided by the
	receipt of an	Activation Request	total number of Activation
	Activation Request		Requests
3. IVR Availability	Percentage of	Any full minute	Total minutes Available for	[*]	%	[*]	%	[*]
	Availability of the	that the Bank IVR	Use divided by total
	Bank IVR	is not Available	minutes in the
		for Use	calendar month minus
Excused Downtime.
4. Call Response	Percentage of calls	Calls answered by a	Number of calls answered in	[*]	%	[*]	%	[*]
Timeliness	answered by a live	live representative	120 seconds or less divided
	representative in	after more than 120	by the total
	120 seconds	seconds of holding	number of calls offered
5. Call Abandonment	Percentage of calls	Any call that is	Total calls abandoned while	[*]	%	[*]	%	[*]
	abandoned while	terminated while	waiting for a live
	waiting for a live	waiting for a	representative divided by
	customer service	customer service	the total calls offered
	representative	representative

*	Confidential Treatment Requested.

i

Service Level	Definition	Defect Definition	Calculation	Target %		Default %		Comments
6. Call Quality	Percent of calls	Call that does not	Number of calls	[*]	%	[*]	%	[*]
	meeting mutually	meet the mutually	meeting the
	(by Bank and Green	agreed upon call	mutually agreed
	Dot) agreed upon	quality standard	upon call standard
	quality standard		for acceptable
	for an acceptable		call, per mutually
	call, per mutually		agreed (by Bank and
	agreed call quality		Green Dot) quality
	review form		review form,
divided by the
total number of
calls sampled
7. Customer	Percentage of	Any one full minute	Total minutes	[*]	%	[*]	%	[*]
Website Access	Available Use time	that any of the	Available for Use
	for	listed web-sites is	of all listed
	www.walmartgift.com	not Available for	web-sites divided
		Use	by (total
minutes during the
measurement period
minus Excused
Downtime)
times the
number of
listed web-sites
8. Gift Card Fee Accuracy	The percentage of	Any inaccurate	Statistically valid	[*]	%	[*]	%	[*]
	accurate assessment	assessment of Gift	sample of Number of
	of all Gift Card	Card Fees	Gift Card Fees
	Fees		accurately assessed
divided by the
total number of
Gift Card Fees
sampled
N.B.: IVR Availability, Call Response Timeliness, Call Abandonment and Customer Website Access SLAs [*] in [*] or [*] due to Bank’s failure to transmit transaction data from Bank Client to Servicer or from Servicer to Bank Client in a timely or accurate manner. Servicer shall [*] required by receipts issued by Wal-Mart [*] as set forth in Wal-Mart Visa Gift Card Program Agreement, as the same may be amended from time to time.
Within [*] ([*]) [*] after delivery to Servicer of a Wal-Mart sales transaction report (a “Sales Transaction Report”), Servicer shall notify Bank of any errors in any Sales Transaction Report and any adjustments to amounts paid pursuant to such Sales Transaction Report as a result of such error, and shall provide sufficient documentation to support its findings. Notwithstanding anything to the contrary in this agreement, Servicer shall be liable to Bank for any failure to identify any error in a Sales Transaction Report or any adjustment to amounts paid pursuant thereto within the [*] period.

*	Confidential Treatment Requested.

ii

EXHIBIT B TO SCHEDULE 3-C
Escalation Policies and Procedures

iii

SCHEDULE 3-D
SERVICING FEES
1. Right to Program Revenues. Bank shall be entitled to (i) all fees payable by and actually collected from Cardholders under the terms of the Cardholder Agreement, and (ii) all interchange income and other similar amounts payable under the Network Rules to the issuer of the Cards, and any amounts payable to Bank in an arrangement with the Network regarding interchange amounts (collectively, “Interchange Income”) (Interchange Income does not include any Network Incentive Payment (as defined in Section 2)). For clarity, Bank shall be entitled to all fees charged to Cardholders upon issuance and activation of the Cards at Wal-Mart locations. All fees and income described in this Section 1 shall hereinafter be referred to as the “Program Revenue.”
2. Network Incentive Payments; Other Network Payments.
(a) The Parties acknowledge that Bank has entered into an agreement with Visa (the “Visa Agreement”) under which Visa has agreed to pay Bank up to $[*] over [*] ([*]) [*] for launch and merchandising support provided that conditions related to in- store placement of Gift Cards are satisfied, and an amount equal to [*] ([*]) basis points multiplied by the total dollar volume of purchases made with Gift Cards for ongoing marketing support for Bank’s use of Visa as the Network in the Wal-Mart Visa Gift Card Program (the “Network Incentive Payments”). Bank agrees to credit the program marketing fund established for the Wal-Mart Visa Gift Card Program in the amount of the Network Incentive Payments actually received. Program marketing fund amounts will be paid as agreed by Bank and Wal-Mart to support the Wal-Mart Visa Gift Card Program.
(b) The Parties also acknowledge that, pursuant to the Visa Agreement, Visa has agreed to pay Bank an amount equal to [*] and [*] ([*]) basis points multiplied by the total dollar volume of purchases made with Gift Cards for as long as Visa is the exclusive open loop Network in connection with the Wal-Mart Visa Gift Card Program (the “Exclusivity Payments”). The Parties agree to [*] received by Bank; provided, however, that Bank shall be entitled to determine whether Visa will be the exclusive open loop Network. If a Party shall receive any payment from a Network other than an a Network Incentive Payment or an Exclusivity Payment in connection with the Wal-Mart Visa Gift Card Program, it shall notify the other Party in writing and the [*] as the Parties shall agree in writing.
3. Servicing Fee. Bank shall pay a Servicing Fee to Servicer in the amount of the Base Servicing Fee determined under Section 4 in accordance with the provisions of Section 5.
4. Amount of Base Servicing Fee.

*	Confidential Treatment Requested.

1

(a) The “Base Servicing Fee” payable by Bank shall be based on the Bank Fees as set forth in Section VII of Schedule 3-A (Description of Program) adopted by the Parties for the Wal-Mart Visa Gift Card Program and, unless otherwise agreed upon by the Parties in writing, shall be equal to the following amounts actually collected from the Cardholders and Networks: (i) [*]-[*] percent ([*]%) of the Issuance Fees imposed by the Bank, plus (ii) [*]-[*] percent ([*]%) of all Bank Fees other than the Issuance Fees, plus (iii) all Interchange Income earned on Cards, except for [*] basis points ([*] bps) on all signature-based transactions; provided, that Interchange Income earned by Bank shall be subject to audit by Servicer.
(b) However, if the Monthly Maintenance Fee described in Schedule 3-A is prohibited by law in any state in which the Wal-Mart Visa Gift Card is offered, Bank shall pay Servicer an additional [*] percent ([*]%) of the Bank Fees (including Issuance Fees) collected from residents of such state on those gift cards that are issued after the Monthly Maintenance Fee ceases to be collected.
(c) In addition to Section 4(b), if, at any time, the number of states that have prohibited collection of the Monthly Maintenance Fee represents more than [*]% of Wal-Mart stores participating in the Wal-Mart Visa Gift Card Program at such time, the Bank shall pay Servicer an amount equal [*] percent ([*]%) of the Bank Fees (including Issuance Fees) collected from residents of such states with respect to those gift cards (i) that were issued prior the date on which the Monthly Maintenance Fee ceases to be collected and (ii) from which not more than [*] ([*]) [*] of Monthly Maintenance Fees have been collected.
5. Payment of Base Servicing Fee. Servicer shall provide Bank with a monthly statement no later than [*] ([*]) [*] after the end of such calendar month showing the calculation of the Base Servicing Fee payable by Bank for each calendar month during the term of the Wal-Mart Visa Gift Card Program. Bank shall pay such Base Servicing Fee no later than [*] ([*]) [*] after receipt of such statement.
6. Bank Assumed Expenses. Servicer shall provide Bank with a monthly statement showing any Bank Assumed Expenses payable by Bank for each calendar month during the term of the Wal-Mart Visa Gift Card Program no later than [*] ([*]) [*] after the end of such calendar month. Bank shall pay the amount of such invoice on terms of net [*]. Bank Assumed Expenses are as follows: (1) all costs that result from the fraud, gross negligence or willful misconduct of Wal-Mart or its employees that is facilitated by information or a device obtained by an employee in connection with his or her employment, and (2) costs and expenses associated with the [*].
7. Pass Through of Wal-Mart Payments.
(a) Bank shall promptly forward all amounts paid by Wal-Mart in respect of the Wal-Mart Visa Gift Card Program Agreement for (i) [*], (ii) [*] or (iii) [*].

*	Confidential Treatment Requested.

2

(b) If, pursuant to the applicable agreements between Wal-Mart and Bank, Wal-Mart pays any amounts to Bank which serve as a reimbursement of costs incurred in connection with the Wal-Mart Visa Gift Card Program, or indemnity for losses suffered by Bank, the Parties agree to allocate such amounts between themselves on the basis of the respective costs or losses incurred by the Parties.

3

SCHEDULE 3-E
REPORTING PACKAGE
Reports

Authorization Details	Late	(12 pm CST)
Balance Inquiries on Gift Cards not activated	Late	(12 pm CST)
API Declines/Approvals	On-Time
Merchant Credits	Late	(12 pm CST)
Sales Invoices	On-Time
Monthly Cardholder Refund Reimb. Invoice	On-Time
Monthly Settlement/Total Fees	On-Time
Monthly Interchange Settlement	On-Time
Reconciliation/Activity File	On-Time

Daily Marketing Report Detail	Late	(7 am CST)
(Sales)
Daily Marketing Report Detail		(12 pm CST)
(Purchased Card Usage)
Weekly Top 500 Merchants	Late	(12 pm CST)
Monthly Marketing Report Detail	Late	(12 pm CST)

Compliance Reports	Late	Kristina Lockwood and Josh Kellam have discussed and agreed on timing

THIRD AMENDMENT TO CARD PROGRAM SERVICES AGREEMENT
This Third Amendment to Card Program Services Agreement (“Third Amendment”), dated as of February___, 2008, is made by and between GE Money Bank, a federal savings bank (“Bank”), and Green Dot Corporation, a Delaware corporation (“Servicer”), and hereby amends that certain Card Program Services Agreement, dated as of October 27, 2006, by and between Bank and Servicer (the “Original Services Agreement”) as amended by that certain Amendment to Card Program Services Agreement for the Meijer program, dated as of July 13, 2007 (“First Amendment”) and as further amended by that certain Second Amendment to Card Program Services Agreement for the Wal-Mart gift card program, dated as of October 31, 2007 (the “Second Amendment”). Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Original Services Agreement. Bank and Servicer may be collectively referenced hereinafter as the “Parties.”
WITNESSETH:
Whereas, Bank and Servicer are parties to the Original Services Agreement pursuant to which Servicer provides Bank certain services in connection with an initial prepaid card Program offered by Bank; and
Whereas, the Original Services Agreement as amended by the First Amendment and the Second Amendment (as so amended, the “Services Agreement”) contemplates that the Parties might amend and supplement the Services Agreement to reflect Servicer’s agreement to also provide services in connection with additional features to prepaid card Programs; and
Whereas, Bank and Servicer desire to amend and supplement the Services Agreement to add an additional feature to the Wal-Mart Program.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, Bank and Servicer agree as follows:
I. Addition of Bill Payment Feature to Wal-Mart Program.
A.	Bank has contracted with CheckFree Services Corp. (“CheckFree”) to assist Bank in offering a bill payment service (the “Bill Payment Service”) to Cardholders whereby Cardholders in the Wal-Mart Program may access a website hosted by CheckFree to receive bills electronically, and use their Prepaid Cards to pay bills electronically and/or to pay bills or persons through the Bill Payment Service.

B.	Servicer shall make the necessary modifications to the Cardholder website to allow Cardholders to (i) enroll in the Bill Payment Service and (ii) access the CheckFree website bill payment application (after entry of a password and authentication by Servicer) and use the Bill Payment Service. Servicer shall receive requests to authorize the use of Prepaid Cards in Bill Payment Service transactions from CheckFree in a mutually agreeable manner, and shall approve or decline such requests in accordance with standards used for other Prepaid Card transactions. Servicer shall further provide (i) first tier customer support to Cardholders with respect to Bill Payment Service transactions, which support shall include answering Cardholder questions regarding payment authorizations and declines, fees or credits for payment returns; and (ii) second tier customer support for the Bill Payment Service, which shall include obtaining information about such Service from CheckFree and providing it to the Cardholders; provided, however, that CheckFree shall be responsible for providing an application to Servicer to enable Servicer to research questions regarding payment processing and disputes in connection with such second tier customer support. CheckFree shall also be responsible, as part of such second tier customer support, for providing support with respect to any Cardholder question or dispute that requires contact with a payee. Servicer shall not be responsible for any failure of CheckFree to provide such application or research support in connection with second tier customer support.

C.	Bank shall, at all times when the Bill Payment Service is offered to Cardholders, maintain a contract with CheckFree. Servicer shall not be responsible for any obligation of Bank within such contract that are in addition to the obligations of Servicer under the express terms of the Servicing Agreement if Bank does not advise Servicer in advance. Bank shall advise Servicer in a reasonable time period of any changes to such contract that may have an effect on Servicer or its operations.

D.	Bank and Servicer shall settle transactions with CheckFree as described in Appendix 1 to this Third Amendment.

E.	To the extent that Bank and Wal-Mart agree to forbearance of certain Service Levels as a result of the Bill Payment Service, such forbearance shall apply to the corresponding service levels between Bank and Servicer as described in Schedule 1-C.
II. Amendment of Wal-Mart Program Schedules.
A.	Schedule 1-A. Schedule 1-A of the Services Agreement is hereby amended to add the following item to Section 6:

“(y) Online Bill Payment Fee: $0.88”

B.	Schedule 1-B. Schedule 1-B of the Services Agreement is hereby amended to add the following to Section 4:

“4.4 Bill Payment Authorization
     4.4.1 Servicer shall, together with the bill payment service provider, maintain an API (or other applicable communications protocol) mutually acceptable to Servicer and the bill payment service provider that each of Servicer and the bill payment service provider may use for processing and authorization of bill payments and bill payment service customer enrollments.”
C.	Schedule 1-D. Schedule 1-D of the Services Agreement is hereby amended to add the following to Section 5:

“(x) $0.[*] of Online Bill Payment Fees received.”

D.	Schedule 1-D. Bank agrees to (a) use reasonable efforts to recover amounts owing from CheckFree to Bank under Bank’s agreement with CheckFree with respect to losses for which Servicer is liable to Bank under the Services Agreement (if any) and to forward the same to Servicer, or (b) otherwise provide Servicer reasonable assistance in collecting such amounts from CheckFree.

E.	Schedule 1-E. Schedule 1-E of the Services Agreement is hereby amended to add the following:
“Bill Payment Report Detail On-Time”
III. Miscellaneous.
A.	Continuation. Except as expressly amended or supplemented hereby, the terms and conditions of the Services Agreement shall remain in full force and effect.

B.	Inconsistency. In the event of any inconsistency between the terms of this Third Amendment and the Services Agreement, the terms of this Third Amendment shall control.

C.	Counterparts. This Third Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.
          IN WITNESS WHEREOF, the Parties have executed this Third Amendment by their duly authorized representatives as of the date and year first above written.

GE MONEY BANK		GREEN DOT CORPORATION

By:	/s/ Margaret M. Keane Name: Margaret M. Keane	By:	/s/ Mark Troughton Name: Mark Troughton
	Title: SVP, GE Money Bank		Title: President, Cards & Network

*	Confidential Treatment Requested.

Appendix 1
Bill Payment Service Settlement
1. CheckFree shall, on each business day, via ACH debit, collect from Servicer an amount equal to the value of all payments made by Cardholders pursuant to the Bill Payment Service. CheckFree will send reporting to Servicer via a settlement file which includes the total bill payment amount, total number of transactions for that day and all details associated with each individual transaction. Servicer shall offset any amounts debited by CheckFree against. any funds due to Bank pursuant to Section 4.12 and Schedule 1-F of the Services Agreement.
2. For purposes of determining compensation payable between the parties from Bill Payment Service Fees, CheckFree’s system shall be the system of record for determining transaction counts with any variances corrected via a mutually agreed to process by all parties.
3. On the [*] of each month (or the next Business Day if such day is not a Business Day), Bank shall total all Bill Payment Service Fees deducted from the applicable Cards from the prior month and remit to Servicer all Bill Payment Service Fees collected less [*] per Bill Payment Service transaction.
4. On the [*] of each month (or the next Business Day if such day is not a Business Day), Servicer shall send to CheckFree a wire for its portion of Bill Payment Service Fees related to the Bill Payment Services for the prior month ($[*] per transaction) and will include the total count of transactions for this amount.
5. Servicer shall have no responsibility for calculating any commissions earned by Wal-Mart pursuant to the use of the Bill Payment Service by Cardholders, or for remitting any such commissions to Wal-Mart.

*	Confidential Treatment Requested.

FOURTH AMENDMENT TO CARD PROGRAM SERVICES AGREEMENT
This Fourth Amendment to Card Program Services Agreement and Amendment to Network Membership Agreement (“Fourth Amendment”) is made by and between GE Money Bank, a federal savings bank (“Bank”), and Green Dot Corporation, a Delaware corporation (“Green Dot” or “Servicer”) as of November 1, 2008 (the “Fourth Amendment Effective Date”), and hereby amends that certain Card Program Services Agreement, dated as of October 27, 2006, by and between Bank and Servicer (the “Original Services Agreement”) as amended by that certain Amendment to Card Program Services Agreement, dated as of July 13, 2007 (“First Amendment”), as further amended by that certain Second Amendment to Card Program Services Agreement, dated as of October 31, 2007 (the “Second Amendment”), and as further amended by that certain Third Amendment to Card Program Services Agreement, dated as of February 2008. Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Amended Services Agreement (as defined below). Bank and Servicer may be collectively referenced herein as the “Parties.”
WITNESSETH:
     WHEREAS, Bank and Servicer are parties to the Original Services Agreement pursuant to which Servicer provides Bank certain services in connection with an initial prepaid card Program offered by Bank; and
     WHEREAS, the Original Services Agreement, including Schedules 1-A through 1-F, as amended by the First Amendment, Second Amendment and the Third Amendment (as so amended, the “Amended Services Agreement”) contemplates that Servicer will provide certain Services to Bank, including in connection with the Wal-Mart Program; and
     WHEREAS, Green Dot operates a Network and permits Bank’s prepaid cardholders to load value onto Cards;
     WHEREAS, Bank, Green Dot and Wal-Mart have entered into that certain Second Amendment to Prepaid Card Program Agreement dated October 30, 2008 (the “Wal-Mart Program Amendment”), and
     WHEREAS, Bank and Green Dot desire to amend the Amended Services Agreement as a result of modifications to the Wal-Mart Program that are set forth in the Wal-Mart Program Amendment and to address certain other matters,
     NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1. Amendments to the Amended Services Agreement.
     A. Data Security.
(1)	The Parties agree that they shall modify Section 13.5 of the Amended Services Agreement, including Section 13.5(viii) of the Amended Services

Agreement to the extent the corresponding provisions of the Wal-Mart Program Agreement are modified or deleted, as soon as practicable after Bank, Green Dot and Wal-Mart have agreed to a schedule to the Wal-Mart Program Amendment containing additional data privacy and security requirements of Retailer. Such modification may be effected by a letter agreement between Bank and Servicer.

(2)	Section 13.5 of the Amended Services Agreement is hereby amended by adding the following paragraph (vii), (viii) and (ix):

“(vii) Servicer shall, at all times during the Term of this Agreement, comply with Payment Card Industry Data Security Standards (PCI). Servicer shall not less than annually certify in writing to Bank that it is in compliance with PCI, and shall provide to Bank such additional information regarding its compliance as Bank may reasonably request from time to time.

(viii) Servicer will provide Bank’s legal department and Bank’s information security group with copies of its data privacy and security policies as they relate to a Program or Program Consumer Information at the request of Bank’s legal department. Servicer shall protect Program Consumer Information in a commercially reasonable manner, and shall provide a level of security that is at least as protective as the level of security that Servicer applies to its own Confidential Information. No electronic transmissions of Program Consumer Information may occur other than through a secure line or in encrypted form. Except for backup of Program Consumer Information that Servicer moves to a secondary disaster recovery site and/or an offsite storage facility, and the sharing of information with merchants in support of payment research, any physical removal of Program Consumer Information, irrespective of whether in electronic or hard-copy form, should be processed according to appropriate administrative, technical and physical security measures.

(ix) Bank and Servicer agree that Servicer’s PCI training shall satisfy the requirement in Section 8.4(k)(i) of the Wal-Mart Program Agreement that Green Dot maintain training programs to ensure that its employees and any others acting on its behalf are aware of and adhere to Bank’s information security program applicable to Program Consumer Information.”

(3)	Section 19 of the Amended Services Agreement is hereby amended by adding the following definitions:

““Bank Client Consumer Information” means a Cardholder’s name, address, telephone number and e-mail address, and any unique number assigned to the Card or the Cardholder.

“Program Consumer Information” means all information (i) provided to Bank by Cardholders or by third parties (other than the Bank Client whose marks or logos appear on Cardholder’s Card) in connection with the activation or servicing of a Card, (ii) that Bank receives in its capacity as the issuer and/or processor of Cards, (iii) Bank Client Consumer Information, and (iv) all information derived from (i), (ii) and / or (iii), to the extent that Servicer possesses such information.”
B. Escheatment. Section 7 of the Amended Services Agreement is hereby amended by adding the following Section 7.5:
“7.5 Escheatment.
(a) Servicer shall provide all services, including the payment of funds to applicable government agencies, delivery of notices to Cardholders and filing of necessary forms, in connection with all escheatment obligations in connection with each Program, including the escheatment of Cardholder balances, unactivated Cards and uncashed refund checks (each, an “Escheatable Obligations”), in the applicable jurisdiction under a Program in compliance with applicable law.
(b) Servicer shall establish and maintain a database in connection with the escheatment services that, among other things, identifies each Escheatable Obligation, the Program to which such Escheatable Obligation relates. the amount of each Escheatable Obligation, the jurisdiction and government agency to which the funds will be paid, and the date such funds are payable to the applicable government agency (the “Escheatment Database”) in accordance with procedures mutually agreed upon by the parties in writing from time to time (the “Escheatment Procedures”).
(c) On Monday of each week (or, if Monday is not a Business Day, on the next Business Day), Servicer shall deliver to Bank a report in a form and substance mutually agreed upon by the parties in writing from time to time (the “Weekly Escheatment Report”). Each Weekly Escheatment Report shall set forth the total amount of Escheatable Obligations paid by Servicer (the “Escheatment Amount”) since the Fourth Amendment Effective Date (for the first report) or the date of the last Weekly Escheatment Report (for each report thereafter). Bank shall pay to Servicers the Escheatment Amount set forth in the Weekly Escheatment report the next Business Day after receiving such Weekly Escheatment Report. The Bank will pay to Servicer the Escheatment Amount with respect to a particular Program by including such Escheatment Amount in the daily settlement between Bank and Servicer for such Program. The parties may mutually agree in writing for Servicer to provide the Weekly Escheatment Reports on a more frequent basis. Notwithstanding anything to the contrary in this Section 7.5(c), Green Dot shall be responsible for making all required payments set forth in this Section 7.5 in a timely manner in accordance with applicable law.
(d) Within ten (10) Business Days after the end of each calendar month, Servicer shall deliver to Bank a report in a form and substance mutually agreed upon by the parties in writing from time to time (the “Monthly Escheatment Report”) that sets forth cumulative escheatment activity for the immediately preceding month.
(e) Within ten (10) Business Days after each June 1 and December 1, Servicer shall deliver to Bank a report in a form and substance mutually agreed upon by the parties in writing from time to time (the “Semi-Annual Escheatment Report”). Each Semi-Annual Escheatment Report shall identify each Escheatable Obligation that Servicer has added to the Escheatment Database since the Fourth Amendment Effective Date (for the June 1, 2009 report) or the date of the last Semi-Annual Escheatment Report (for each report thereafter). Bank shall pay Servicer a one-time fee of $[*] for each Escheatable Obligation added to the Escheatment Database by Servicer in accordance with the Escheatment Procedures (the “Escheatable Obligation Fee”). Each Semi-Annual Escheatment Report shall set forth the amount of Escheatable Obligation Fees payable by Bank to Servicer. Bank shall pay such amount in accordance with Section 5.3.
(f) In addition to amounts payable under Section 7.5(e), Bank shall pay Servicer a $[*] for each calendar quarter that Service provides the escheatment services (the “Quarterly Escheatment Fee”). Servicer shall invoice Bank for each Quarterly Escheatment Fee. Servicer shall deliver such invoices not more than ten (10) Business Days after the end of each calendar quarter, and Bank shall pay such invoices in accordance with Section 5.3.
II. Amendments to Schedule 1-A of the Amended Services Agreement. Schedule 1-A of the Amended Services Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.
III. Amendments to Schedule 1-B of the Amended Services Agreement. Schedule 1-B of the Amended Services Agreement is hereby amended by adding the following Section 13.4:
“13.4 PCI Data Security Standards. Servicer agrees that the Cardholder website shall comply with the Payment Card Industry Data Security Standard, and that Servicer is responsible for any payment card data in its possession or control.”

*	Confidential Treatment Requested.

IV. Amendments to Schedule 1-C of the Amended Services Agreement.
A. Section I of Exhibit A of Schedule 1-C is hereby amended by adding the new Service Levels attached hereto as Exhibit B (each such additional Service Level, a “Super Service Level”). Exhibit B also shows the portion of each Super Service Level attributable to Servicer (“Servicer’s Default Level”) and to Bank (“Bank’s Default Level”). For clarity, Bank’s sole remedy with respect to a failure by Servicer to meet such Super Service Levels (a “Super Service Level Failure”) are described in Section 7 of Schedule 1-C.
B. Schedule 1-C of the Amendment Services Agreement is hereby amended by adding the following new Section 2.2:
“The terms Bank’s Default Level, Servicer’s Default Level, Super Service Level, and Super Service Level Failure shall have the meanings assigned to such terms in the Fourth Amendment.”
C. Schedule 1-C of the Amended Services Agreement is hereby amended by adding the following new Section 7:
“7. Super Service Level Remedies
7.1 Super Service Level Failures.
(a) In each instance of a Super Service Level Failure, Servicer shall: (i) investigate and report to Bank on the root cause(s) of the failure, (ii) advise Bank, as and to the extent requested, of the status of remedial efforts being undertaken with respect to the failure; (iii) notify Bank of the steps which Servicer believes should be taken to correct the failure; (iv) promptly take the necessary steps and resume meeting the Super Service Level; (v) take appropriate preventive measures so that such failure does not recur; and (vi) ensure that the specific Super Service Level Failure is accurately recorded in the applicable report.
(b) If Servicer determines that the root cause(s) of the failure may be related to Bank or Bank systems, Bank shall: (i) investigate and report to Servicer on the root cause(s) of the failure, (ii) advise Servicer, as and to the extent requested, of the status of remedial efforts being undertaken with respect to the failure; (iii) notify Servicer of the steps which Bank believes should be taken to correct the failure; (iv) promptly take the necessary steps and resume meeting the Super Service Level; (v) take appropriate preventive measures so that such failure does not recur; and (vi) ensure that the specific Super Service Level Failure is accurately recorded in the applicable report
7.2 Super SLA Credits.

(a) General. Servicer shall pay a penalty to Bank if: (i) Servicer fails to meet the Servicer’s Default Level with respect to any Super Service Level; and (ii) Bank is obligated to pay a penalty to Wal-Mart under Section 9.4(b) of the Triparty Agreement because of a Super Service Level Failure.
(b) Amount. The amount of the penalty payable by Servicer to Bank under Section [*] shall be: (i) [*] for the [*] failure in any rolling [*] ([*]) [*]; (ii) $[*] for the [*] failure in any rolling [*] ([*]) [*]; and (iii) $[*] for the [*] failure and each subsequent failure in any rolling [*] ([*]) calendar [*] to meet the applicable default level (each such penalty, a “Super SLA Penalty”); provided, however that the amount of such penalty shall be subject to reduction as provided in Section 7.2(d).
(c) Multiple Failures. Due to the interdependency of the Super Service Levels, [*] Super SLA Penalty shall be payable with respect to performance in any [*], whether Servicer fails to meet [*] of Servicer’s Default Levels in that [*]. In addition, failure to meet [*] of Servicer’s Default Levels in [*] shall [*] for purposes or calculating the penalty for any subsequent failure.
(d) Reduction in Penalty. If Servicer is required to pay a penalty under Section 7.2(a), and Bank failed to meet Bank’s Default Level, the amount of Servicer’s penalty determined under Section 7.2(b) shall be reduced by a percentage determined by dividing (i) the percent by which Bank [*] (ii) the [*] the percent by which [*] the percent that [*].
(e) Example. Bank is obligated to pay a penalty to Wal-Mart under Section 9.4(b) of the Triparty Agreement because Bank and Servicer failed to meet Super Service Level [*]. Servicer missed Servicer’s Default Level by [*]% and Bank missed Bank’s Default Level by [*]%. The Super SLA Penalty payable by Servicer would be reduced under Section 7.2(d) by [*]% (i.e., [*]% divided by [*]% minutes ([*]% plus [*]%)).
V. Amendments to Schedule 1-D of the Amended Services Agreement. Schedule 1-D of the Amended Services Agreement is hereby amended and restated in its entirety as set forth in Exhibit C hereto.
VI. Amendments to Schedule 1-E of the Amended Services Agreement. Schedule 1-E of the Amended Services Agreement is amended by adding for following:

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“The Parties shall reasonably cooperate to produce such other reports as Wal-Mart reasonably may specify from time to time.”
VII. Miscellaneous.
A. Continuation. Except as expressly amended or supplemented hereby, the terms and conditions of the Amended Services Agreement shall remain in full force and effect.
B. Inconsistency. In the event of any inconsistency between the terms of this Fourth Amendment and the Services Agreement, the terms of this Fourth Amendment shall control.
C. Counterparts. This Fourth Amendment may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver signatures to this amendment electronically, including by facsimile.
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     IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment by their duly authorized representatives as of the date and year first written above.

GE MONEY BANK		GREEN DOT CORPORATION

By:	/s/ Margaret M. Keane Name: Margaret M. Keane	By:	/s/ Steven Streit Name: Steven Streit
	Title: EVP, GEMB		Title: CEO

EXHIBIT A
AMENDED AND RESTATED SCHEDULE 1-A
DESCRIPTION OF THE WAL-MART PROGRAM
1. Bank Client. Wal-Mart Stores, Inc., a Delaware corporation, Wal-Mart Stores Texas L.P., a Texas limited partnership, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores East, Inc., an Arkansas corporation, and Wal-Mart Stores East, L.P., a limited partnership formed under the laws of Delaware (each of the foregoing, individually and collectively, “Bank Client” or “Wal-Mart”)).
2. Networks.
(a) Initial PIN Card Network: Interlink
(b) Initial Signature Card Network: Visa
(c) Servicer shall provide all goods and services necessary to (i) at Wal-Mart’s request, launch a Wal-Mart Prepaid Card with another Network Provider (as such term is defined in the Triparty Agreement) in accordance with Section 1.10 of the Triparty Agreement, (ii) launch a Wal-Mart Prepaid Card that bears the MasterCard marks in accordance with Section 1.10 of the Triparty Agreement; and (iii) convert outstanding Wal-Mart Prepaid Cards to a new signature and/or PIN network in accordance with Section 1.10 of the Triparty Agreement upon Wal-Mart’s request and at Wal-Mart’s expense.
3. Card Branding.
(a) Private label Wal-Mart Card (“Single Pak-Card”)
(b) Private label Wal-Mart SharePak Card (including Student Edition) (“Share Pak Card”)
4. Accounts Accessed.
(a) Value loaded on Wal-Mart branded Cards (“Wal-Mart Prepaid Cards”) will be an FDIC-insured deposit.
(b) Wal-Mart Prepaid Cards will access a pooled, general ledger account at Bank.
5. Issuance.
(a) Single Pak Card: temporary instant issue Card that is purchased at Wal-Mart point-of-sale locations (“Temporary Card”) followed by a permanent Card embossed with Cardholder’s name that is mailed to Cardholder (“Permanent Card”). Both Cards may be used in PIN-based or signature-based Transactions.

(b) Share Pak Card: Temporary Card that is purchased at Wal-Mart point-of-sale locations followed by two (2) Permanent Cards.
6. Features and Functionality. The Program for Wal-Mart (the “Wal-Mart Program”) and Wal-Mart Cards shall have the features, functionality and/or capabilities described in that certain Prepaid Card Program Agreement dated October 20, 2006 by and among Bank, Green Dot and Bank Client (as amended, the “Triparty Agreement”). Subject to Bank’s ownership of, and exclusive right to make changes to, the Wal-Mart Program, Servicer shall use commercially reasonable efforts to ensure that the Wal-Mart Prepaid Cards continue to lead innovation by carrying highly competitive features and capabilities viewed as a whole.
7. Cardholder Fees. The following list represents all fees to Wal-Mart Prepaid Cards, effective February 18, 2008. Notwithstanding the foregoing, fees listed in subsection (f), (h) and (m) below may vary depending on the cardholder agreement contained with the packaging for Wal-Mart Prepaid Cards, in each case as separately identified.
(a) Initial Card Sale Fees (Single Pak: Non-Check Cashing): $3.00 (Temporary Card Only)
(b) Initial Card Sale Fees (Share Pak: Non-Check Cashing and Student Card): $6.00 (Temporary Card Only)
(c) Reload Fees at Wal-Mart POS (Non-Check Cashing): $3.00 (Permanent Card Only)
(d) Reload Fees at Wal-Mart POS (Check Cashing): $0.00 (Permanent Card Only)
(e) Reload Fees at Wal-Mart using MoneyPak: $4.64 (Permanent Card Only)
(f) ATM Withdrawal (domestic, including from a bank teller): $2.00 ($1.95 if so disclosed in cardholder agreement)
(g) ATM Withdrawal (international, including from a bank teller): $2.00
(h) ATM Balance Inquiry: $1.00 ($0.75 if so disclosed in cardholder agreement)
(i) Negative Balance: $0.00 (No overdraft fees)
(j) Special Assistance Fee: $0.00
(k) Lost/Stolen Replacement: $3.00
(l) 2nd Card Fee: $3.00 (Permanent Card Only)
(m) Expedited Card Delivery Fee: $20.00 (Permanent Card Only) ($19.95 if so disclosed in cardholder agreement)
(n) Paper Statement Fee: $0.00

(o) Cash Advance Fee: 52.00
(p) Direct Deposit Fee: $0.00 (Permanent Card Only)
(q) Account Closure Fee: $0.00
(r) PIN Debit Purchase Fee: $0.00
(s) Signature Purchase Fee: $0.00
(t) Fee for Cash Back on Purchase at POS: $0.00
(u) Monthly Maintenance Fee: $3.00
(v) International Transaction Fee: 2% of the transaction amount
(w) Other: As may be set forth in Triparty Agreement
(x) Upgrade from the Wal-Mart Visa Gift Card described in Schedule 3-A to the Amended Services Agreement to a Permanent Card issued under the program described in this Schedule 1-A: $5.00
(y) Online Bill Payment Fee: $0.88
8. Term of Wal-Mart Program; Interim Services. Unless the Agreement has been earlier terminated:
(a) this Schedule shall commence on the Effective Date and shall be co-terminus with the earlier to occur of (i) termination of the Triparty Agreement, and (ii) termination of either Bank’s or Servicer’s rights under the Triparty Agreement (hereinafter, the “Term”). Upon termination of the Wal-Mart Program, in the event that (A) Wal-Mart does not exercise its right to purchase the Wal-Mart Prepaid Cards from Bank as described in the Triparty Agreement, and (B) Bank terminates Servicer’s right to service such Wal-Mart Prepaid Cards, subject to any necessary filings or governmental approvals, Bank shall transfer to Servicer or Servicer’s designee any Wal-Mart Prepaid Cards originated in the four (4) months prior to termination. Upon such transfer, Bank shall pay to Servicer or Servicer’s designee in immediately available funds and shall be an amount equal to the aggregate dollar amount loaded on Wal-Mart Prepaid Cards as of the closing date of the transfer; and
(b) notwithstanding Section 8(a), at Bank’s option, Servicer shall provide Interim Services (as such term in defined in the Triparty Agreement) on Bank’s behalf in the manner and during the period set forth in Section 14.4(e) of the Triparty Agreement.
9. Right of First Refusal; Green Dot Branded Cards.

(a) Servicer shall have the right to participate in the right of first refusal related to non-Wal-Mart branded cards granted to Bank in the Triparty Agreement. Bank shall not waive or modify any such right without Servicer’s prior written consent.
(b) Bank shall have the right to issue Cards branded with the “Green Dot” name that are distributed by Wal-Mart at one or more of its stores in accordance with the Triparty Agreement.
10. Road-to Credit Bounties. In the event any bounties are paid to Bank in consideration of a road-to-credit program as described in the Triparty Agreement, such bounties shall be added to the Program Revenue set forth in Schedule 1-D and Servicer shall have a right to share in such bounties as part of its Servicing Fee as described in such schedule.
11. Implementation of Modified Cardholder Fees. Servicer shall implement the fee changes for Wal-Mart Prepaid Cards, and shall ship Temporary Cards and Permanent Cards, each in accordance with Section 2(a)(2) of the Wal-Mart Program Amendment.
12. Frequent User Pricing Plan. Servicer and Bank shall each use commercially reasonable efforts to implement a frequent user pricing plan as contemplated by Section 1.5(d)(v) of the Triparty Agreement. For the avoidance of doubt, the Parties agree that the continuation of the Preferred Plan in effect as of the Fourth Amendment Effective Date shall be deemed to satisfy this section if Wal-Mart agrees in writing, including by electronic mail, that such Preferred Plan satisfies Bank’s obligation under Section 1.5(d)(v) of the Triparty Agreement.
13. Domain Name Registration. Servicer shall transfer the registration of the domain name www.walmartmoneycard.com to Wal-Mart by no later than January 30, 2009.
14. Servicer Financial Information. Servicer shall provide to Bank the same financial information and/or notifications regarding its financial condition as it provides to Retailer under the Triparty Agreement, including the notice set forth in Section 4.6 of the Triparty Agreement (Interest Coverage Ratio).
15. Purchaser Information. In the event that Wal-Mart elects to purchase Wal-Mart Prepaid Cards in accordance with the Triparty Agreement, Servicer shall, upon Wal-Mart’s request, promptly (and in any event, no later than fourteen. (14) days after a request), provide such information regarding the Wal-Mart Prepaid Cards and related balances, fees, and transaction history as Wal-Mart and/or its designate reasonable may require in connection with a prospective purchase of the Wal-Mart Prepaid Cards.
16. Data Security and Privacy Amendments. Bank and Servicer each acknowledge that the Parties and Wal-Mart intend to further amend the Triparty Agreement to further address Wal-Mart’s data privacy and security requirements. The Parties agree to act in good faith to amend this Agreement promptly after such executing such amendment to the Triparty Agreement if Bank determines that such an amendment is reasonably necessary to ensure that Servicer’s obligations under this Agreement are at least as stringent as Bank’s obligations to Wal-Mart under such amendment.

EXHIBIT B
SUPER SERVICE LEVELS
Each of the following Super Service Levels shall be subject to a ([*]) [*] grace period from the Fourth Amendment Effective Date. In addition, the [*] failure to achieve the default level shall not trigger the payment of a Super SLA Penalty. Super Service Levels will be measured on a [*] basis.

					Bank Default	Servicer Default
				Super Service	Level (3/1/09 and	Level
Service Level	Definition	Defect Definition	Calculation	Level	after)	(311/09 and after)
12. Card Sales and POS Card Reload System Availability	Percentage of Availability of the Authorization System for Card Sales and POS Card Reloads	[*]	[*]	[*]% (e.g., not more than [*] minutes of Downtime (other than Excused Downtime) in a [*], and not more than [*] minutes of Downtime (other than Excused Downtime) in a [*])	[*]% (e.g., not more than [*] of Downtime (other than Excused Downtime) in a [*], and not more than [*] of Downtime (other than Excused Downtime) in a [*])	[*]% (e.g., not more than [*] minutes of Downtime (other than Excused Downtime) in a [*]), and not more than [*] of Downtime (other than Excused Downtime) in a [*])

13. Card Sales and POS Card Reload System Response Time.	Timeliness of the Authorization System for Card Sales and POS Card Reloads		[*]	[*] seconds	[*] ms	[*] ms

*	Confidential Treatment Requested.

EXHIBIT C
AMENDED AND RESTATED SCHEDULE 1-D
SERVICING FEES
1. Right to Program Revenues. Bank shall be entitled to (a) all fees payable by and actually collected from Cardholders under the terms of the Cardholder Agreement, (b) all interchange income and other similar amounts payable under the Network Rules to the issuer of the Cards, and any amounts payable to Bank in an arrangement with the Network regarding interchange amounts (collectively, “Interchange Income”) (Interchange Income does not include the incentive payment by Visa for the Program pursuant to an agreement between Visa and Bank, or any Network Incentive Payment (as defined in Section 2)), and (c) all amounts paid by Wal-Mart to Bank pursuant to Section 1.5(d)(i)(E) of the Triparty Agreement. For clarity, Bank shall be entitled to all fees charged to Cardholders upon issuance or loading via POS of the Cards at Bank Client locations. All fees and income described in this Section 1 shall hereinafter be referred to as the “Program Revenue.” Notwithstanding anything to the contrary in this Agreement, fees and income from the Wal-Mart Visa Gift Card Program shall not be included in the definition of “Program Revenue.”
2. Network Incentive Payments. Beginning October 31, 2008, Servicer shall be entitled to [*] incentive payments from Visa for the Program pursuant to an agreement between Visa and Bank. To the extent Bank offers any Card product to Wal-Mart other than a Wal-Mart-branded Visa card, the Parties agree that Servicer shall be entitled to [*] Network incentive payments (the “Network Incentive Payments”).
3. Servicing Fee.
(a) “Wal-Mart Commissions” shall mean those commissions payable by Bank to Wal-Mart in accordance with Section 5.2 of the Triparty Agreement
(b) Bank shall pay a servicing fee (the “Servicing Fee”) to Servicer, which shall equal the [*] less (i) [*] basis points times the amount of all loads to Wal-Mart Prepaid Cards (including, without limitation, direct deposits, initial loads to Temporary Cards, POS loads to Permanent Cards at Participating Stores (as such term is defined in the Triparty Agreement), POS loads to Permanent Cards at a retailer other than Wal-Mart, purchases of reload packs, and online loads), (ii) [*]% times the amount of the load fee charged to the cardholder for each POS load at a ‘Wal-Mart store to a prepaid card or stored value card other than a Wal-Mart Prepaid Card, (iii) Wal-mart Commissions payable by Bank (other than quarterly true up payments between the parties. which shall be governed by Section 4(c)).
4. Payment of Servicing Fee.
(a) On each Business Day, Servicer will send Bank a statement (“Daily Statement”) that contains, for the period since the last Daily Statement, a calculation of the Servicing Fee. The Daily Statement will itemize, for the relevant period, (i) items (a) through (c) in Section 1, and (ii) items (i) — (iii) in Section 3(b), and shall deduct the amount in Section

*	Confidential Treatment Requested.

4(a)(ii) from the amount in Section 4(a)(i) to determine the Servicing Fee payable to Servicer. Servicer shall deliver to Bank the Daily Statement for a Business Day, and any non-Business Days following the last Business Day, on the Business Day after the day(s) for which the Daily Statement is provided. Bank shall pay the Servicing Fee set forth in the Daily Statement on the [*] after it receives the Daily Statement, subject to the confirmation of the calculations therein.
(b) On a monthly basis, Servicer shall refund to Bank a portion of the Servicing Fee in an amount equal to the Interest Rate times the amount of funds held by Servicer’s settlement bank that represents the load value of unactivated Temporary Cards prior to the activation of such Temporary Cards and transfer of such funds to Bank as of the last Business Day of the calendar month. The “Interest Rate” means [*] the [*], as published in the Wall Street Journal as of the last Business Day of each calendar month. Servicer shall provide Bank with a statement no later than ten (10) days after the end of each calendar month showing the calculation of the Servicing Fee refund payable to Bank for the preceding calendar [*] during the term of the Wal-Mart Program. [*] shall pay such [*] no later than [*] ([*]) [*] after delivery of such statement.
(c) The parties acknowledge that Bank pays Wal-Mart Commissions on transactions on an estimated basis, and that the actual amount of Wal-Mart Commissions is determined [*], with an adjustment payment from Bank to Wal-Mart (if the actual Wal-Mart Commissions are greater than the estimated Wal-Mart Commissions paid by Bank) or from Wal-Mart to Bank (if the actual Wal-Mart Commissions are less than the estimated Wal-Mart Commissions paid by Bank). At least [*] ([*]) [*] before each such [*] true up between Bank and Wal-Mart, Servicer shall deliver to Bank a report that sets forth in reasonable detail the amount of any [*] true up payment by or to Wal-Mart. If Wal-Mart makes a [*] true up payment to Bank, Bank shall pay such amount to Servicer as an additional [*] no later than [*] ([*]) [*] after receipt by Bank. If Wal-Mart receives a [*] true up payment from Bank, [*] shall provide Bank with a [*] previously received in the amount of such [*] true up no later than [*] ([*]) [*] before Bank is obligated to make such [*] true up payment to [*].
5. Bank Assumed Expenses. Servicer shall provide Bank with a monthly statement showing any Bank Assumed Expenses payable by Bank for each calendar month during the term of the Wal-Mart Program no later than [*] ([*]) [*] after the end of such calendar month. Bank shall pay the amount of such invoice on terms of net [*]. Bank Assumed Expenses are solely limited to all costs that result from fraud, gross negligence or willful misconduct of Bank Client or its employees that is facilitated by information or a device obtained by an employee in connection with his or her employment.
6. Other. [*] is responsible for all issuer side losses with respect to the Wal-Mart Program.
7. Pass Through of Wal-Mart Payments.

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(a) Bank shall promptly forward to Servicer [*]% of the Early Termination Fee and [*]% of the REP Early Termination Fee paid by Wal-Mart to Bank. Early Termination Fee and RFP Early Termination Fee are defined in the Triparty Agreement.
(b) In the event that:
(i) a conversion as described in Section 1.10 of the Triparty Agreement occurs, or
(ii) reissuance of customer identification cards as described in Section 2.4 of the Triparty Agreement occurs, or
(iii) Program Expenses as defined in Section 3.1(d) of the Triparty Agreement are incurred, or
(iv) any indemnification obligation of Wal-Mart as described in the Triparty Agreement arises, or
(v) Bank receives any similar payment from Wal-Mart under the Triparty Agreement, then any amounts paid by Wal-Mart to Bank as a result of such event which serve as a reimbursement by Wal-Mart of costs incurred in connection with the Wal-Mart Program shall be allocated between the Parties in respect of the costs or expenses incurred by the Parties.

*	Confidential Treatment Requested.

FIFTH AMENDMENT TO CARD PROGRAM SERVICES AGREEMENT
This Fifth Amendment to Card Program Services Agreement (“Fifth Amendment”) is made by and between GE Money Bank, a federal savings bank (“Bank”), and Green Dot Corporation, a Delaware corporation (“Green Dot” or “Servicer”) as of November 19, 2009 (the “Fifth Amendment Effective Date”), and hereby amends that certain Card Program Services Agreement, dated as of October 27, 2006, by and between Bank and Servicer (the “Original Services Agreement”) as amended by that certain Amendment to Card Program Services Agreement, dated as of July 13, 2007 (the “First Amendment”), that certain Second Amendment to Card Program Services Agreement, dated as of October 31, 2007 (the “Second Amendment”), that certain Third Amendment to Card Program Services Agreement, dated as of February 2008 (the “Third Amendment”), and that certain Fourth Amendment to Card Program Services Agreement, dated as of November 1, 2008 (the “Fourth Amendment”). Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Amended Services Agreement (as defined below). Bank and Servicer may be collectively referenced herein as the “Parties.”
WITNESSETH:
     WHEREAS, Bank and Servicer are parties to the Original Services Agreement pursuant to which Servicer provides Bank certain services in connection with an initial prepaid card Program offered by Bank; and
     WHEREAS, the Original Services Agreement as amended by the First Amendment, Second Amendment, Third Amendment and the Fourth Amendment (as so amended, the “Amended Services Agreement”) contemplates that Servicer will provide certain Services to Bank, including in connection with the Wal-Mart Program and the Wal-Mart Visa Gift Card Program; and
     WHEREAS, Green Dot operates a Network and permits Bank’s prepaid cardholders to load value onto Cards; and
     WHEREAS, Bank, Green Dot and Wal-Mart have entered into that certain Fourth Amendment to Prepaid Card Program Agreement dated October [___], 2009 (the “Wal-Mart Fourth Prepaid Card Amendment”), and Bank and Wal-Mart have entered into that certain Amendment to Open Network Gift Card Program Agreement dated November [___], 2009 (the “Wal-Mart Gift Card Amendment”); and
     WHEREAS, Bank and Green Dot desire to amend the Amended Services Agreement as a result of modifications to the Wal-Mart Program that are set forth in the Wal-Mart Fourth Prepaid Card Amendment, and as a result of modifications to the Wal-Mart Visa Gift Card Program that are set forth in the Wal-Mart Gift Card Amendment, and to address certain other matters;
     NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

I. Amendments to the Amended Services Agreement.
     A. Green Dot Payments. Section 4.12(f) of the Amended Services Agreement is hereby amended by adding the text below to the end of Section 4.12(f):
In addition, and without limitation of Servicer’s obligations under the Amended Services Agreement, [*] shall pay to [*] all amounts required to be paid by [*] to [*] with respect to (a) the card sales volume bonus set forth in Section 2(g) of the Wal-Mart Fourth Prepaid Card Amendment, and (b) the [*] ($[*]) marketing campaign contribution set forth in Section 2(h) of the Wal-Mart Fourth Prepaid Card Amendment. [*] shall pay such amounts to Bank not less than [*] ([*]) Business Days prior to date on which [*] is required to pay [*]. In the event that [*] fails to pay [*] in a timely manner any amount due under this Section 4.12(f), [*] may offset such unpaid amount against any Servicing Fees payable by [*] to [*] in connection with any Program. In the event that such payments to [*] are not required or not made, then [*] funds to [*].
     B. Networks. Section 4.13 of the Amended Services Agreement is amended by designating the existing text as paragraph (a) and adding the following as paragraph (b):
(b) Notwithstanding Section 4.13(a) of the Amended Services Agreement to the contrary, [*] may [*] or [*] to issue Gift Cards in the Wal-Mart Visa Gift Card Program, including by issuing Gift Cards [*] (including [*] or [*]). For the avoidance of doubt, nothing in this Amended Services Agreement shall prohibit [*] from [*], exercising its reasonable commercial judgment, [*] any [*] of an agreement between Wal-Mart and [*].
II. Pilot Cards Amendments.
     A. Pilot Program; Bank Waiver and Consent. Bank acknowledges that Green Dot and Wal-Mart mutually desire to participate in a pilot program as set forth in Section 3 of the Wal-Mart Fourth Prepaid Card Amendment (the “Pilot Program”) pursuant to which Wal-Mart will, for a period of [*], distribute, promote and sell Green Dot-branded reloadable prepaid debit cards issued by Columbus Bank & Trust Company (the “Pilot Cards”) at approximately [*] Wal-Mart stores in the United States. Solely with respect to the Pilot Program, Bank hereby (i) consents to the sale of such Pilot Cards as part of the Pilot Program for such [*] period and Green Dot’s negotiation of and participation in the Pilot Program, (ii) waives its right to issue such cards under Section 9(b) of Amended and Restated Schedule 1-A and (iii) waives its right of first refusal to issue such cards under Section 2(d) of that certain Network Membership Agreement by and between Servicer in it is capacity as network operator and Bank dated October 27, 2006. Such waiver and consent shall not be applicable beyond the Pilot Program.

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     B. Intermediary Services. Bank shall provide the Intermediary Services set forth in Section 16.3 of the Amended Services Agreement with respect to the Pilot Card. Bank shall have no other obligations or liabilities with respect to the Pilot Cards.
     C. Pilot Program Fee. [*] shall pay to [*] an amount equal [*] ([*]) basis points times the amount of all loads to Pilot Cards (including, without limitation, direct deposits, initial loads to temporary Pilot Cards, POS loads at Participating Stores (as such term is defined in the Triparty Agreement), POS loads to Pilot Cards at a retailer other than Wal-Mart, purchases of reload packs, and online loads). [*] shall make such payments to [*] in arrears, within [*] ([*]) days after the end of the immediately preceding month.
III. Amendments of the Wal-Mart Visa Gift Card Schedules.
     A. Schedule 3-A.
     (1) Term. Section VIII of Schedule 3-A is hereby amended by deleting such section and replacing it with the following:
VIII. Term of Wal-Mart Visa Gift Card Program. The Wal-Mart Visa Gift Card Program and this Schedule 3-A shall commence on the Launch Date set forth in Article III of this Schedule 3-A, and shall terminate upon the earlier of the termination of that certain Open Network Gift Card Program Agreement dated as of October 1, 2007 by and among Bank and Wal-Mart (the “Wal-Mart Visa Gift Card Program Agreement”), as amended by the Wal-Mart Gift Card Amendment, which, among other things, extends the term of the Wal-Mart Visa Gift Card Program, or the general termination of the Amended Services Agreement.
     (2) True-up of Wal-Mart Gift Card Commissions. Servicer acknowledges that Bank and Wal-Mart agreed in the Wal-Mart Gift Card Amendment to modify the Wal-Mart Gift Card Commission payable by Bank to Wal-Mart and that such modification is effective on a retroactive basis as of [*]. Servicer shall pay to Bank any amount payable by Bank to Wal-Mart with respect to Wal-Mart Gift Card Commissions, as modified in the Wal-Mart Gift Card Amendment, for the period commencing [*] through and including the Fifth Amendment Effective Date (the “Wal-Mart True Up Payment”). Servicer shall pay such amounts to Bank not less than two (2) Business Days after the date on which Wal-Mart requests such payment from Bank.
     (3) Removal of Unsold Inventory. Following the termination of the Wal-Mart Visa Gift Card Program, [*], at its expense, shall remove unsold Gift Card inventory from Wal-Mart stores.
     (4) Bank’s Agreement with Wal-Mart. Notwithstanding anything in Section IX of Schedule 3-A to the contrary, Servicer hereby consents to the Wal-Mart Gift Card Amendment, as the same is attached as Exhibit A hereto.

*	Confidential Treatment Requested.

     B. Schedule 3-D.
     (1) Networks. Section 2 of Schedule 3-D is hereby amended by adding the following paragraph (c):
(c) The Parties each acknowledge and agree that (i) the Visa Agreement terminates on [*], (ii) Visa has no obligation to make any Network Incentive Payments or Exclusivity Payments to Bank for any period after such date, (iii) Servicer has no further rights with respect to such Network Incentive Payments or Exclusivity Payments for any period after [*], unless any additional payments are made to Bank, whether through an extension of the Visa Agreement or under a replacement agreement (in which case such payments shall be used for the benefit of the Program as mutually agreed upon by Servicer and Bank), (iv) Wal-Mart is entitled to receive marketing and support payments from a Network for any period after [*]; and (v) that Bank shall remit the balance of the program marketing fund to Wal-Mart within [*] ([*]) Business Days after receiving the final Network Incentive Payment from Visa.
     (2) Base Servicing Fees. Section 4 of Schedule 3-D is hereby amended by deleting such section and replacing it with the following:
          4. Base Servicing Fee.
     (a) Commencing retroactively to [*]: (i) the “Wal-Mart Gift Card Commission” shall mean the applicable [*] for each Gift Card sold less $[*] and (ii) the “Base Servicing Fee” payable by Bank shall be equal to (a) the amount of [*] minus (b) Wal-Mart Gift Card Commissions payable by Bank, and minus (c) [*] ([*]) basis points times the volume of all transactions, including all purchase transactions made with Gift Cards. Bank shall pay to Servicer a single true-up payment retroactively reflecting the economic terms set forth in this Section 4(a) as if the same were in effect for the period commencing [*] through and including the Fifth Amendment Effective Date (the “Servicer True Up Payment”). Bank shall pay the Servicer True Up Payment to Servicer not later than [*] ([*]) days after the date that Bank pays the Wal-Mart True Up Payment to Wal-Mart.
     (b) If at any time and from time to time, the number of states that have prohibited Bank from collecting the monthly maintenance fee represents more than [*]% of Wal-Mart stores participating in the Wal-Mart Via Gift Card Program at such time (and at each [*]% increment thereafter), Servicer may request that Bank engage Wal-Mart in negotiations to modify the Wal-Mart Visa Gift Card Program economics (the “Program Economics”) between Wal-Mart and Bank under the Wal-Mart Visa Gift Card Program Agreement. If so requested, Bank shall use

*	Confidential Treatment Requested.

commercially reasonable efforts to engage Wal-Mart in the good faith renegotiation of the Program Economics. If Wal-Mart and Bank enter into an agreement or amendment to modify the Program Economics in a manner favorable to Bank, then promptly thereafter, Bank and Servicer shall enter into amendment that modifies the Base Servicing Fee so that Servicer receives the economic benefit of the modifications to the Program Economics.
IV. Wal-Mart Fourth Prepaid Card Amendment. Servicer hereby consents to the changes to the Triparty Agreement set forth in the Wal-Mart Fourth Prepaid Card Amendment.
V. Miscellaneous.
A. Continuation. Except as expressly amended or supplemented hereby, the terms and conditions of the Amended Services Agreement shall remain in full force and effect.
B. Inconsistency. In the event of any inconsistency between the terms of this Fifth Amendment and the Amended Services Agreement, the terms of this Fifth Amendment shall control.
C. Counterparts. This Fifth Amendment may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver signatures to this amendment electronically, including by facsimile.
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     IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment by their duly authorized representatives as of the date and year first written above.

GE MONEY BANK		GREEN DOT CORPORATION

By:	/s/ Margaret M. Keane	By:	/s/ Steven Streit

	Name: Margaret M. Keane		Name: Steven Streit
	Title: EVP, GEMB		Title: CEO

EXECUTION VERSION
SIXTH AMENDMENT TO CARD PROGRAM SERVICES AGREEMENT
This Sixth Amendment to Card Program Services Agreement (“Sixth Amendment”) is made by and between GE Money Bank, a federal savings bank (“Bank”), and Green Dot Corporation, a Delaware corporation (“Green Dot” or “Servicer”), dated May 27, 2010, and hereby amends that certain Card Program Services Agreement, dated as of October 27, 2006, by and between Bank and Servicer (the “Original Services Agreement”) as amended by that certain Amendment to Card Program Services Agreement, dated as of July 13, 2007 (the “First Amendment”), that certain Second Amendment to Card Program Services Agreement, dated as of October 31, 2007 (the “Second Amendment”), that certain Third Amendment to Card Program Services Agreement, dated as of February 2008 (the “Third Amendment”), that certain Fourth Amendment to Card Program Services Agreement, dated as of November 1, 2008 (the “Fourth Amendment”), and that certain Fifth Amendment to Card Program Services Agreement, dated as of November 19, 2009 (the “Fifth Amendment”). Capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Amended Services Agreement (as defined below). Bank and Servicer may be collectively referenced herein as the “Parties.”
WITNESSETH:
     WHEREAS, Bank and Servicer are parties to the Original Services Agreement pursuant to which Servicer provides Bank certain services in connection with an initial prepaid card Program offered by Bank; and
     WHEREAS, the Original Services Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment (as so amended, the “Amended Services Agreement”) contemplates that Servicer will provide certain Services to Bank, including in connection with the Wal-Mart Program; and
     WHEREAS, Green Dot operates a Network and permits Bank’s prepaid cardholders to load value onto Cards; and
     WHEREAS, Bank, Green Dot and Wal-Mart have entered into that certain Walmart MoneyCard Program Agreement (Amending and Restating Prepaid Program Agreement), dated May 27, 2010 (the “Amended and Restated Prepaid Card Agreement”), which amends and restates the Prepaid Card Program Agreement between Bank, Servicer and Wal-Mart; and
     WHEREAS, Bank and Green Dot desire to amend the Amended Services Agreement as a result of modifications to the Wal-Mart Program that are set forth in the Amended and Restated Prepaid Card Agreement;
     NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
I. Amendments.

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     A. Definitions. The term “Triparty Agreement” used in the Amended Servicing Agreement shall mean the Amended and Restated Prepaid Card Agreement, as the same may be amended from time to time.
     B. Temporary Cards. Servicer shall enable Temporary Cards to be reloaded in the Green Dot network in accordance with the implementation schedule agreed upon by Bank, Servicer and Wal-Mart.
     C. Inventory/Packaging. Servicer shall forward all orders for additional Wal-Mart Prepaid Card inventory and/or packaging to Wal-Mart for Walmart’s review and approval, and shall bear all costs and expenses under the Triparty Agreement that result from any failure to obtain such approval.
     D. Online Bill Payment.
     (1) Section 7 of Amended and Restated Schedule 1-A of the Amended Services Agreement is hereby amended by deleting the text that follows Section 7(y) (Online Bill Payment Fee) and replacing it with “$[*].”
     (2) Section 3 (Servicing Fee) of Amended and Restated Schedule 1-D of the Amended Services Agreement is hereby amended by deleting such section and replacing it with the following:
(a) “Wal-Mart Commissions” shall mean those commissions payable by Bank to Wal-Mart in accordance with Section 5.2 of the Triparty Agreement. “Wal-Mart Online Bill Payment Fee” shall mean the product of (i) the fee payable by Bank to Checkfree for each online bill payment transaction, as such fee is set forth in Section 1.12(b) of the Triparty Agreement, multiplied by (ii) the number of online bill payment transactions in the applicable period.
(b) Bank shall pay a servicing fee (the “Servicing Fee”) to Servicer, which shall equal the Program Revenue less (i) [*] basis points times the amount of [*] to Wal-Mart Prepaid Cards (including, without limitation, [*], [*] to [*], [*] to [*] at Participating Stores (as such term is defined in the Triparty Agreement), [*] to Permanent Cards at a retailer other than Wal-Mart, [*], and [*]), (ii) [*]% times the amount of the [*] charged to the cardholder for each [*] at a Wal-Mart store to a prepaid card or stored value card other than a Wal-Mart Prepaid Card, (iii) [*] payable by Bank, and (iv) Wal-Mart Commissions payable by Bank (other than [*] between the parties, which shall be governed by Section 4(c)).

*	Confidential Treatment Requested.

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     (3) Section 4(a)(ii) (Payment of Servicing Fee) of Amended and Restated Schedule 3(d) is hereby amended by deleting the phrase “items (i) — (iii)” and replacing it with “items (i) — (iv)”.
     E. Competitiveness; Frequent User; [*].
     (1) Section 6 (Features and Functionality) of Amended and Restated Schedule 1-A is hereby amended by adding the text below after the last sentence of such section:
Servicer and Bank shall use commercially reasonable efforts to maintain and enhance the technical and operational systems required to support the Wal-Mart Program in a manner that is competitive with Competitive Card Products (as such term is defined in the Triparty Agreement), taking into consideration certain relevant factors such as the size of the Wal-Mart Program, feasibility and cost of providing such features, and as otherwise agreed to by the parties.
     (2) Section 12 (Frequent User Pricing Plan) of Amended and Restated Schedule 1-A is hereby amended by deleting such section and replacing it with the following:
Servicer and Bank shall continue to offer the Preferred Plan (as that term is defined in the Triparty Agreement) that is in effect as of the Sixth Amendment Effective Date. Bank and Servicer shall work in good faith to develop a [*] Arrangement (as such term is defined in the Triparty Agreement) within [*] after the Sixth Amendment Effective Date and use commercially reasonable efforts to implement such [*] Arrangement.
     F. Program P&L. Amended and Restated Schedule 1-A is hereby amended by adding the following as Section 17:
17. Program P&L Statements. Servicer shall prepare a profit and loss statement (“Program P&L Statement”) in accordance with the requirements of Section 1.5(f) of the Triparty Agreement. Servicer shall provide each Program P&L Statement to Bank not less than [*] Business Days prior to the date Bank is required to provide such Program P&L Statements to Wal-Mart under such Section 1.5(f). Servicer may redact any information from Program P&L Statement that is restricted by Applicable Law or that may trigger additional reporting requirements or disclosure under Applicable Law based on the reasonable written opinion of its outside legal counsel; provided that Servicer shall provide Bank and Wal-Mart a copy of such opinion.

*	Confidential Treatment Requested.

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     G. Network Providers. Section 2 (Networks) of Amended and Restated Schedule 1-A is hereby amended by adding the following:
(d) Servicer and Bank shall each use commercially reasonable efforts to accomplish the following within [*] after the Sixth Amendment Effective Date, or as soon as reasonably practicable thereafter: (i) enable Prepaid Cards to be used for [*] in the [*]; (i) enable Prepaid Cards to be accepted in the [*]; and (iii) make such designations as necessary to allow Wal-Mart to [*] Prepaid Card transactions through the [*]. For the avoidance of doubt, (A) Bank shall not be liable for any expenses other than Bank Assumed Expenses in connection with the [*] of Bank, Servicer and the Prepaid Cards in the [*] and [*], and (B) Servicer shall be responsible for any fees assessed by [*] for [*] in the [*] and shall benefit from any fee offset granted by [*].
     H. Alternative Reload Network. Amended and Restated Schedule 1-A of the Amended Services Agreement is hereby amended by adding the following as Section 18:
18. If Bank is required under Section 2.5 of the Triparty Agreement to enable the Prepaid Cards to be loadable in another reload network, Servicer, at its own expense, shall provide all goods and services in connection with the participation of Bank, Servicer and the Prepaid Cards in such alternative load network, and shall be responsible for all costs and expense in connection with the setup and on-going participation in such network, including reimbursement to Bank for any out-of-pocket costs or expenses it incurs. Servicer shall give Bank written notice if there are [*] (as that term is defined in the Triparty Agreement) or it is reasonably foreseeable that there will be [*].
     I. Program Marketing and Value Proposition. Section 4.12(f) of the Amended Services Agreement is hereby amended by adding the text below to the end of Section 4.12(f):
Further, and without limitation of Servicer’s obligations under the Amended Services Agreement, Servicer shall pay to Bank all amounts required to be paid by Bank to Wal-Mart with respect to the marketing fund as set forth in Section 7.1 of the Triparty Agreement. Servicer shall pay such amounts to Bank not less than [*] Business Days prior to date on which Bank is required to pay Wal-Mart. In the event that Servicer fails to pay Bank in a timely manner any amount due under this Section 4.12(f), Bank may offset such unpaid amount against any Servicing Fees payable by Bank to Servicer in connection with any Program. Not later than fifteen (15) Business Days after termination of the Triparty Agreement, Bank shall pay to Servicer any unallocated or unused

*	Confidential Treatment Requested.

4

marketing funds that Bank receives pursuant to Section 7.1(b) of the Triparty Agreement.
     J. Data Security. Section 13.5 of the Amended Services Agreement is hereby amended to add the following paragraph (x):
(x) Servicer shall comply with each of the standards applicable to Bank that are set forth in Section 8.4 of the Triparty Agreement.
     K. Service Levels.
     (1) Section I of Exhibit A of Schedule 1-C (Service Levels for Which Servicer is Responsible) and Exhibit B to the Fourth Amendment (Super Service Levels) each is hereby amended by deleting such section and exhibit in its entirety and replacing it with the Amended and Restated Exhibit A to Schedule 1-C attached as Exhibit A hereto.
     (2) Servicer shall provide to Bank the report described in Section 9.3(e) of the Triparty Agreement not less than [*] Business Days prior to the date Bank is required to provide such report to Wal-Mart.
     L. Intermediary Services Funds Flow; Termination of Servicing Fee Refund.
     (1) Schedule 1-F is hereby amended by deleting paragraphs 6 and 7 thereof and replacing such paragraphs with the following:
6. Bank shall retain the total amount of any Bank Client Reloads, which, for the avoidance of doubt, shall include all funds with respect to initial loads and reloads to Cards, received from the Bank Client with respect to a Bank Client Settlement Statement. On [*], Green Dot shall prepare and provide to Bank a reconciliation statement in the form attached as [*] hereto.
7. Bank shall forward all amounts received from Bank Client with respect to a Bank Client Settlement Statement, other than the amounts described in paragraph 6 above, to Servicer’s bank on the [*] of receipt of such amounts from the Bank Client. The parties acknowledge that Servicer’s bank initially shall be Columbus Bank & Trust Company, although Servicer may change such bank with the prior written approval of Bank, which approval shall not be unreasonably withheld or delayed.
     (2) Amended and Restated Schedule 1-D is hereby amended by adding the following text at the end of Section 4.2(b):
The Parties agree that Servicer shall have no further obligation to pay to Bank the refund set forth in this Section 4.2(b) commencing

*	Confidential Treatment Requested.

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on the date on which the Parties implement the funds flow process described in paragraphs 6 and 7 of Schedule 1-F (the “Funds Flow Implementation Date”); provided that Servicer shall remain liable for any unpaid refunds that accrue prior to the Funds Flow Implementation Date. Servicer shall provide Bank with a statement no later than ten (10) days after the Funds Flow Implementation Date showing the calculation of the final Servicing Fee refund payable to Bank, and shall pay Bank such amount no later than ten (10) days after the delivery of such statement.
     M. Bank Holding Company Act. Amended and Restated Schedule 1-A of the Amended Services Agreement is hereby amended by adding the following as Section 19:
19. Green Dot shall take all actions necessary to prevent circumstances under which Wal-Mart would have the right to terminate the Triparty Agreement under Section 15.3(p) of that agreement, including by (i) agreeing to reasonable modifications to the Triparty Agreement acceptable to Bank that would prevent Wal-Mart from exercising a controlling influence over Green Dot, or (ii) disposing of any bank owned or controlled by Green Dot.
     N. Further Assurances. Servicer acknowledges and agrees that, except as expressly set forth in this Sixth Amendment, the amendments to the Wal-Mart Program set forth in the Amended and Restated Prepaid Card Agreement shall not, as between Bank and Servicer, result in (1) Bank being obligated to perform any obligation in addition to those obligations that it performs as of the Sixth Amendment Effective Date other than (a) Bank’s obligations with respect to the Program Management Committee as set forth in Article X of the Triparty Agreement; (b) Bank’s obligations set forth in Sections I.E and I.G of this Sixth Amendment, and (c) any other obligations mutually agreed upon by Bank and Servicer; (2) Bank being liable for any expenses other than Bank Assumed Expenses; or (3) Bank losing its right to receive (a) [*] times the amount of all loads to Wal-Mart Prepaid Cards as set forth in Section 3(b)(i) of Amended and Restated Schedule 1-D, (b) prior to the Funds Flow Implementation Date, the refund of the portion of the Servicing Fee described in Section 4(b) of Amended and Restated Schedule 1-D, or (c) [*] all Prepaid Card [*] held by Bank. Servicer and Bank agree to enter into such further amendments of the Servicing Agreement as may be necessary to confirm the foregoing in any particular instance.
II. Extension of Pilot Card Amendments.
     A. Pilot Program; Bank Waiver and Consent. Bank acknowledges that Green Dot and Wal-Mart mutually desire to participate in a pilot program as set forth in that certain GD Card Program Agreement between Green Dot and Wal-Mart (the “Pilot Program”) pursuant to which Wal-Mart will, for a period of 180 days, distribute, promote and sell Green Dot-branded reloadable prepaid debit cards issued by Columbus Bank & Trust Company (the “Pilot Cards”) at approximately [*] in the United States. Solely with respect to the Pilot Program, Bank hereby (i) consents to the sale of such Pilot Cards as part of the Pilot Program for such [*] that expires no

*	Confidential Treatment Requested.

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later than [*], (ii) waives its right to issue such cards under Section 9(b) of Amended and Restated Schedule 1-A and (iii) waives its right of first refusal to issue such cards under Section 2(d) of that certain Network Membership Agreement by and between Servicer in it is capacity as network operator and Bank dated October 27, 2006. Such waiver and consent shall not be applicable beyond the Pilot Program as expressly provided herein.
     B. Intermediary Services. Bank shall provide the Intermediary Services set forth in Section 16.3 of the Amended Services Agreement with respect to the Pilot Card. Bank shall have no other obligations or liabilities with respect to the Pilot Cards.
     C. Pilot Program Fee. Green Dot shall pay to Bank an amount equal to [*] times the amount of [*] Pilot Cards (including, without limitation, [*], [*], [*] at Participating Stores (as such term is defined in the Triparty Agreement), [*] Pilot Cards at a retailer other than Wal-Mart, [*]s of [*], and [*]). Green Dot shall make such payments to Bank monthly in arrears, within fifteen (15) days after the end of the immediately preceding month.
III. Triparty Agreement.
     A. For purposes of this Section III, capitalized but undefined terms shall have the meanings assigned to such terms in the Triparty Agreement.
     B. For purposes of Section 1.5(d)(viii) of the Triparty Agreement:
     (1) Bank and Servicer agree that the “buy out amount” shall be an amount equal to:
          (a) [*] times the amount [*] Walmart MoneyCards (including, without limitation, [*], [*], [*] Walmart MoneyCards at Retailer, [*] Walmart MoneyCards at retailers other than Retailer, [*] Walmart MoneyCards and [*]) during the [*] months preceding the last full month for which Bank paid Servicer the Base Servicing Fee prior to the Assignment Date,
          (b) divided by [*],
          (c) multiplied by the [*] remaining in [*] on the date bank [*] the Agreement to a [*].
     (2) Bank and Servicer agree that the “prorated buy out amount” shall be an amount equal to:
          (a) the quotient resulting from step (b) in the definition of the “buy out amount” (Section III.B(1)(b)),
          (b) multiplied by the [*] remaining in [*] as of the [*] of this Agreement to [*] by Replacement Bank.

*	Confidential Treatment Requested.

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          C. Green Dot shall pay to Bank the buy out amount, and Bank shall pay to Green Dot the prorated buy out amount, each as set forth in Section 1.5(d)(viii) of the Triparty Agreement.
IV. Miscellaneous.
A. Effective Date. The amendments made pursuant to this Sixth Amendment shall be effective as of the May 1, 2010 (the “Sixth Amendment Effective Date”), except for the amendments set forth in Section L for which the Parties shall use commercially reasonable efforts to implement no later than June 30, 2010 but, in any event, shall be implemented no later than September 30, 2010.
B. Continuation. Except as expressly amended or supplemented hereby, the terms and conditions of the Amended Services Agreement shall remain in full force and effect.
C. Inconsistency. In the event of any inconsistency between the terms of this Sixth Amendment and the Amended Services Agreement, the terms of this Sixth Amendment shall control.
D. Counterparts. This Sixth Amendment may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver signatures to this amendment electronically, including by facsimile.
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     IN WITNESS WHEREOF, the Parties have executed this Sixth Amendment by their duly authorized representatives as of the date and year first written above.

GE MONEY BANK		GREEN DOT CORPORATION

By:	/s/ MARGARET M. KEANE Name: Margaret M. Keane	By:	/s/ STEVEN STREIT Name: Steven Streit
	Title: EVP, GEMB		Title: CEO

EXHIBIT A
AMENDED AND EXHIBIT A TO SCHEDULE 1-C
I. Service Levels for Which Servicer is Responsible
(A) Service Levels

Service Level	Definition	Defect Definition	Calculation	Target %	Default %	Comments
1. Purchase Authorizations	Percentage of Availability of the Purchase Authorization System	Any full minute that the Purchase Authorization System is not available for use	Total minutes Available for Use divided by total minutes in the calendar month minus Excused Downtime	[*]%	[*]%	[*]

2. IVR Availability	Percentage of Availability of the Bank IVR	Any full minute that the Bank IVR is not Available for Use	Total minutes Available for Use divided by total minutes in the calendar month minus Excused Downtime.	[*]%	[*]%	[*]

3. Call Response Timeliness	Percentage of calls answered by a live representative in 120 seconds	Calls answered by a live representative after more than 120 seconds of holding	Number of calls answered in 120 seconds or less divided by the total number of calls offered	[*]%	[*]%	[*]

4. Call Abandonment	Percentage of calls abandoned while waiting for a live customer service representative	Any call that is terminated while waiting for a customer service representative	Total calls abandoned while waiting for a live representative divided by the total calls offered	[*]%	[*]%	[*]

*	Confidential Treatment Requested.

Service Level	Definition	Defect Definition	Calculation	Target %	Default %	Comments
5. Call Quality	Percent of calls meeting mutually (by Bank and Green Dot) agreed upon quality standard for an acceptable call, per mutually agreed call quality review form	Call that does not meet the mutually agreed upon call quality standard	Number of calls meeting the mutually agreed upon call standard for acceptable call, per mutually agreed (by Bank and Green Dot) quality review form, divided by the total number of calls sampled	[*]%	[*]%	Non-Termination Right Service Level

6. New Cardholder Set Up Accuracy [Fields covered: Name, address, and SSN]	Percentage of new Cardholder accounts that contain an error.	Any new Cardholder account that contains an incorrect data element (not attributable to Cardholder) required for Cardholder enrollment	Statistically valid sample of the number of new Cardholder accounts set up with no error divided by the total number of accounts sampled	[*]%	[*]%

7. New Cardholder Card Production Accuracy	Measure of the accuracy of Permanent Prepaid Card production services including plastics, embossing, graphics/thermal prints, inserts, card mailers, activation stickers, envelope and PIN mailer	Any error in any of the items listed in definition based on statistically valid sample conducted by Retailer	Statistically valid sample of the number of Permanent Prepaid Cards that do not contain an error divided by the total number of Permanent Prepaid Cards sampled	[*]%	[*]%

8. New Cardholder Card Production Timeliness	Timeliness of Permanent Prepaid Cards being embossed and put into the mail system	Any Permanent Prepaid Card package that is not put into the mail system within 3 Business Days of Cardholder being approved	Statistically valid sample of the number of Permanent Prepaid Card package put into the mail system within 3 Business Days of the Cardholder being approved divided by the number of mailings sampled.	[*]% within [*] days	[*]% within [*] days

*	Confidential Treatment Requested.

Service Level	Definition	Defect Definition	Calculation	Target %	Default %	Comments
9. Customer Website Access	Percentage of Available Use time for www. Walmartmoneycard.com	Any one full minute that any of the listed web-sites is not Available for Use	Total minutes Available for Use of all listed web-sites divided by (total minutes during the measurement period minus Excused Downtime) times the number of listed web-sites	[*]%	[*]%	[*]

10. Prepaid Card Fee Accuracy	The percentage of accurate assessment of all Prepaid Card Fees	Any inaccurate assessment of Prepaid Card Fees	Statistically valid sample of Number of Prepaid Card Fees accurately assessed divided by the total number of Prepaid Card Fees sampled	[*]%	[*]%	[*]

11. Customer Satisfaction Survey	The percentage of Cardholders who are satisfied as indicated by results of mutually agreed (by Bank and Servicer/Green Dot) satisfaction survey.	Percent of Customers who are not satisfied.	Statistically valid sample of number of satisfied Cardholders (definition of “satisfied” to be mutually agreed upon between Bank and Servicer/Green Dot) divided by total number of Cardholders sampled.	[*]%	[*]%	[*]

*	Confidential Treatment Requested.

(B) Super Service Levels
Super Service Levels will be measured on a [*] basis.

Servicer Default
					Bank Default	Level
				Super Service	Level (3/1/09 and	(3/1/09 and
Service Level	Definition	Defect Definition	Calculation	Level	after)	after)
12. Card Sales and POS Card Reload System Availability	Percentage of Availability of the Authorization System for Card Sales and POS Card Reloads	[*]	[*]	[*]% (e.g., not more than [*] minutes of Downtime (other than Excused Downtime) in a [*], and not more than [*] minutes of Downtime (other than Excused Downtime) in a [*])	[*]% (e.g., not more than [*] minutes of Downtime (other than Excused Downtime) in a [*], and not more than [*] minutes of Downtime (other than Excused Downtime) in a [*])	[*]% (e.g., not more than [*] minutes of Downtime (other than Excused Downtime) in a thirty day month), and not more than [*] minutes of Downtime (other than Excused Downtime) in a [*])

13. Card Sales and POS Card Reload System Response Time	Timeliness of the Authorization System for Card Sales and POS Card Reloads		[*]	[*] seconds	[*] ms	[*] ms

*	Confidential Treatment Requested.

EXHIBIT B
DAILY RECONCILIATION STATEMENT

Funde
d Not
Posted
								Tsys					to
	Source of Funding							Posting					TSYS	Posted to TSYS not Funded

Post Date	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*])	[*]	[*]	[*]	[*]	[*])	[*]	[*]	[*]	[*]	[*]

*	Confidential Treatment Requested.